As filed with the Securities and Exchange Commission on June 29, 2007
Registration Statement No. 333-139537

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Post-Effective Amendment No.1)

URANERZ ENERGY CORPORATION
(Name of small business issuer in its charter)

Nevada	1081	98-0365605
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada V6C 2V6
604-689-1659
(Address and telephone number of principal executive offices)

1701 East “E” Street
P.O. Box 50850
Casper, Wyoming, 82601
307-265-8900
(Address and telephone number of principal place of business)

Dorsey & Whitney LLP
Republic Plaza Building, Suite 4700
370 Seventeenth Street
Denver, CO 80202-5647
(303) 629-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kenneth G. Sam, Esq.
Dorsey & Whitney LLP
Republic Plaza Building, Suite 4700
370 Seventeenth Street
Denver, CO 80202-5647

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Explanatory Note

The Registrant hereby filed this post-effective amendment to its Registration Statement on Form SB-2 (No. 333-139537) as initially filed with the Securities and Exchange Commission on December 20, 2006, as last amended January 17, 2007, to include the Registrant’s audited financial statements for the year ended December 31, 2006, to reflect information disclosed in the Registrant’s annual report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on April 2, 2007, to include the Registrant’s unaudited financial statements for the quarter ended March 31, 2007, to reflect information disclosed in the Registrant’s quarterly report on Form 10-QSB for the quarter ended March 31, 2007, as filed with the Securities and Exchange Commission on May 15, 2007, and to update the selling security holders table for reflect shares sold under the effective prospectus up to June 2007, based on the records of the Registrant.

The Registrant previously paid registration fees of $11,678 in connection with the filing of the initial registration statement on Form SB-2 (No. 333-139537) filed with the Securities and Exchange Commission on December 20, 2006, and subsequently paid registration fees of $78 in connection with the additional registration of 197,500 shares on amendment No. 1 to the registration statement on Form SB-2 (No. 333-139537), filed with the Securities and Exchange Commission on January 17, 2007, for a total of 33,116,047 shares registered in the initial effective prospectus. The current number of shares in the prospectus reflects shares that have been sold under the effective prospectus up to June 2007, based on the records of the Registrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares, and the Selling Security Holders are not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject To Completion: Dated June 29, 2007

Uranerz Energy Corporation

28,506,153 SHARES OF COMMON STOCK

This prospectus relates to the sale, transfer or distribution of up to 28,506,153 shares of the common stock, par value $0.001 per share, of Uranerz Energy Corporation, by Selling Security Holders described herein. The price at which the Selling Security Holders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. The shares of common stock registered for sale:

•	28,390,053 shares of common stock held by Selling Security Holders;

•	116,100 shares of common stock acquirable upon exercise of Warrants issued March 3, 2006 (March Warrants) at $2.50 per share until March 3, 2008 held by Selling Security Holders;

We will not receive any proceeds from the sale or distribution of the common stock by the Selling Security Holders.

We may receive proceeds from the exercise of the warrants, if any, and will use the proceeds from any exercise for general working capital purposes.

Our common stock is listed on the American Stock Exchange (AMEX) under the symbol “URZ”. On June 28, 2007, the closing sale price for our common stock was $5.33 on the AMEX.

Investing in our common stock involves risks. See “Risk Factors and Uncertainties” beginning of page 4.

These securities have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS JUNE 29, 2007.

TABLE OF CONTENTS

SUMMARY INFORMATION	1
RISK FACTORS AND UNCERTAINTIES	4
FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS	12
SELLING SECURITY HOLDERS	12
PLAN OF DISTRIBUTION	31
LEGAL PROCEEDINGS	32
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	38
DESCRIPTION OF SECURITIES	40
INTEREST OF NAMED EXPERTS AND COUNSEL	42
THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	42
ORGANIZATION WITHIN LAST FIVE YEARS	42
DESCRIPTION OF BUSINESS	43
MANAGEMENT’S DISCUSSION AND ANALYSIS	45
DESCRIPTION OF PROPERTIES	50
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	63
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	65
EXECUTIVE COMPENSATION	69
FINANCIAL STATEMENTS	72
TRANSFER AGENT AND REGISTRAR	101
LEGAL MATTERS	101
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	101
WHERE YOU CAN FIND MORE INFORMATION	101

SUMMARY INFORMATION

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the “Risk Factors and Uncertainties” section and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in shares of our common stock.

The Offering

This is an offering of up to 28,506,153 shares of our common stock by certain Selling Security Holders.

Shares Offered By the Selling Shareholders
28,506,153 shares of common stock, $0.001 par value per share, including:

28,390,053 shares of common stock held by Selling Security Holders; and

116,100 shares of common stock acquirable upon exercise of March Warrants at $2.50 per share.

Offering Price	Determined at the time of sale by the Selling Security Holders

Common Stock Outstanding as of June 29, 2007	39,159,087 shares

Use of Proceeds
We will not receive any of the proceeds of the shares offered by the Selling Security Holders. We may receive proceeds from the exercise of warrants, if any, and will use any such proceeds for general working capital purposes.

Dividend Policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends.

American Stock Exchange Symbol	URZ

The number of shares of our common stock that will be outstanding immediately after this offering includes 39,159,087 shares of common stock outstanding as of June 29, 2007. This calculation excludes:

•	4,198,000 shares of common stock issuable upon vested exercise of options outstanding as of June 29, 2007;

•	116,100 shares of common stock acquirable upon exercise of March Warrants at $2.50 per share until March 3, 2008; and

•	50,000 shares of common stock acquireable upon exercise of warrants issued to O & M Partners at $3.69 per shares until Feburary 1, 2008.

Summary of Our Business

Uranerz Energy Corporation was incorporated under the laws of the State of Nevada on May 26, 1999. On July 5, 2005, we changed our name from Carleton Ventures Corp. to Uranerz Energy Corporation. Our executive offices are located at Suite 1410 - 800 West Pender Street, Vancouver, British Columbia Canada V6C 2V6, and our phone number is 604-689-1659.

Our principal business offices are located at Suite 1410-800 West Pender Street, Vancouver, British Columbia, Canada V6C 2V6, and our telephone number is (604) 689-1659. Our operations office is located at 1701 East “E” Street, PO Box 50850, Casper, Wyoming 82605-0850, USA and our phone number there is 307-265-8900.

We are an exploration stage company engaged in the acquisition, exploration and, if warranted, development of uranium properties.

We own interests in properties in Wyoming, USA; Saskatchewan, Canada; and Mongolia. We have entered into joint venture agreements for each of our Saskatchewan and Mongolia properties whereby the joint venture partner for each property can earn an ownership interest in the property. We have also joint ventured our uranium projects in the Great Divide Basin area of Wyoming, and plan to maintain, explore, and if warranted, develop our projects in the Powder River Basin area of Wyoming. We anticipate that our joint venture partners will conduct exploration of our Wyoming Great Divide Basin, Saskatchewan and Mongolian mineral properties.

We hold interests in the following mineral properties:

Name of Property	Location
State Mineral Leases, Federal Mining Claims and Private (Fee) Mineral	Powder River Basin, Wyoming, USA

State Mineral Leases, Federal Mining Claims (joint venture agreement in place)	Great Divide Basin, Wyoming, USA

Cochrane River Property (joint venture agreement in place)	Saskatchewan, Canada

Eight Exploration Licenses (joint venture agreement in place)	Mongolia

Our plan of operations is to carry out exploration of our Wyoming Powder River Basin properties while our joint venture partners will be responsible for carrying out exploration of our Wyoming Great Divide Basin properties, Saskatchewan properties, and Mongolia properties. Most of our exploration programs are preliminary in nature in that their completion may not result in a determination that our properties contain commercially exploitable quantities of uranium mineralization.

Our exploration program in the Wyoming Powder River Basin will be directed by our management and will be supervised by Mr. George Hartman, our vice-president of mining and chief operating officer. We will engage contractors to carry out our exploration programs under Mr. Hartman’s supervision. Contractors that we plan to engage include project geologists, drilling companies and geophysical logging companies, each according the specific exploration program on each property. Exploration of our Wyoming Great Divide Basin, Saskatchewan and Mongolian mineral properties will be undertaken by our partners, Black Range Minerals, Triex Minerals Corporation and Bluerock Resources Ltd., respectively.

Our management will make determinations as to whether to proceed with the additional exploration of our Wyoming Powder River Basin mineral properties based on the results of the preliminary exploration that we undertake. In completing these determinations, we will make an assessment as to whether the results of the exploration are sufficiently positive for us to proceed with more advanced exploration. On our Wyoming Great Divide Basin, Saskatchewan and Mongolian mineral properties, our partners are committed to certain minimum exploration expenditures over the earn-in period. The management of Black Range, Triex Minerals and Bluerock Resources will be responsible for overseeing the exploration in Wyoming Great Divide Basin, Saskatchewan and Mongolia, respectively. Triex and Bluerock are required to submit reports on the results of their exploration efforts in Canada and Mongolia.

We plan to continue exploration of our mineral properties for so long as the results of the geological exploration that we complete indicate that further exploration of our mineral properties is warranted, and we are able to obtain the additional financing necessary to enable us to continue exploration

Selected Financial Data

The selected financial information presented below as of and for the periods indicated is derived from our financial statements contained elsewhere in this prospectus and should be read in conjunction with those financial statements.

INCOME STATEMENT DATA

	Year Ended December 31
	2006	2005
Revenue	NIL	NIL
Operating Expenses	7,126,992	4,891,392
Net Loss	(6,548,901)	(5,002,225)
Loss per Common share*	(0.22)	(0.38)
Weighted Average Number of Common Shares Outstanding	29,738,000	12,995,000

INCOME STATEMENT DATA

	Three Months Ended March 31 (Unaudited)
	2007	2006
Revenue	NIL	NIL
Operating Expenses	8,685,157	3,337,091
Net (Loss)	(8,508,444)	(3,432,766)
(Loss) per Common share*	(0.23)	(0.14)
Weighted Average Number of Common Shares Outstanding	36,266,000	24,309,000

BALANCE SHEET DATA

	At December 31, 2006	At December 31, 2005
Working Capital	11,989,951	1,775,579
Total Assets	12,491,996	1,978,343
Accumulated Deficit	(11,699,432)	(5,150,531)
Stockholders’ Equity	12,113,187	1,784,857

BALANCE SHEET DATA

At March 31, 2007
(Unaudited)
Working Capital	16,230,695
Total Assets	16,654,724
Accumulated Deficit	(20,207,876)
Stockholders’ Equity	16,379,103

* Basic and diluted.

RISK FACTORS AND UNCERTAINTIES

Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Risks Related to Business

Our future performance is difficult to evaluate because we have a limited operating history.

We were incorporated in 1999 and we began to implement our current business strategy in the uranium industry in the beginning of 2005. We have had no significant operations and since incorporation our operating cash flow needs have been financed solely through an offering of our common stock.  As a result, we have little historical financial and operating information available to help you evaluate our performance or an investment in our common stock and warrants.

Because the probability of an individual prospect ever having reserves is extremely remote, our properties may not contain any reserves, and any funds spent on exploration will be lost.

We have no uranium producing properties and have never generated any revenue from our operations. Because the probability of an individual prospect ever having reserves is extremely remote, our properties may not contain any reserves, and any funds spent on exploration may be lost. It is not known with certainty that uranium exists on any of our properties. We may never discover uranium in commercially exploitable quantities and any identified deposit may never qualify as a commercially mineable (or viable) reserve. We will continue to attempt to acquire the surface and mineral rights on lands that we think are geologically favorable or where we have historical information in our possession that indicates uranium mineralization might be present.

The exploration and development of mineral deposits involves significant financial and other risks over an extended period of time, which even a combination of careful evaluation, experience and knowledge may not eliminate. While discovery of a uranium, precious or base metal deposit may result in substantial rewards, few properties which are explored are ultimately developed into producing mines. Major expenses are required to establish reserves by drilling and to construct mining and processing facilities at a site. Our uranium properties are all at the exploration stage and do not contain any reserves at this time. It is impossible to ensure that the current or proposed exploration programs on properties in which the Company has an interest will result in the delineation of mineral deposits or in profitable commercial operations. Our operations are subject to the hazards and risks normally incident to exploration, development and production of uranium, precious and base metals, any of which could result in damage to life or property, environmental damage and possible legal liability for such damage. While we may obtain insurance against certain risks, the nature of these risks are such that liabilities could exceed policy limits or could be excluded from coverage. There are also risks against which we cannot insure or against which we may elect not to insure. The potential costs which could be associated with any liabilities not covered by insurance, or in excess of insurance coverage, or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our future earnings and competitive position and, potentially our financial viability.

We have a limited operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease exploration activities.

We were incorporated in 1999 and are engaged in the business of mineral exploration. We have not realized any revenue from our operations. We have no exploration history upon which an evaluation of our future success or failure can be made. Our net loss since inception through March 31, 2007 is $20,207,876. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

*	our ability to locate a profitable mineral property

*	our ability to generate revenues

*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties plus development costs to produce saleable product. We may not guarantee we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business.

 Because some of our officers and directors do not have technical training or experience in exploring for, starting, and operating a mine, we may have to hire qualified personnel. If we can’t locate qualified personnel, we may have to suspend or cease exploration activity which may result in the loss of your investment.

Some, but not all, of our officers and directors do have experience with exploring for, starting, and operating a mine. Because some of our officers and directors are inexperienced with exploring for, starting, and operating a mine, we will have to hire qualified persons to perform surveying, exploration, and development of our properties. Some of our officers and directors have no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Their decisions and choices would typically take into account standard engineering or managerial approaches mineral exploration companies commonly use. However, our exploration activities, earnings and ultimate financial success could suffer irreparable harm due to certain of management’s decisions. As a result we may have to suspend or cease exploration activities, or any future development activities, which would likely result in the loss of your investment.

We have no known reserves. Without reserves we may not be able to generate income and if we cannot generate income we will have to cease exploration activities which result in the loss your investment.

We have no known reserves. Without reserves, we may not be able to generate income and if we cannot generate income we will have to cease exploration activities which would likely result in the loss of your investment. We have attempted to acquire the surface and mineral rights on lands that we think are geologically favorable or where we have historical information in our possession that indicates uranium mineralization might be present. It is not known with certainty that uranium exists on any of our properties.

Even in the event commercial quantities of uranium are discovered, the mining properties might not be brought into a state of commercial production. Estimates of mineral resources are inherently imprecise and depend to some extent on statistical inferences drawn from limited methods, which may prove unreliable. Fluctuations in the market prices of uranium may render reserves and deposits containing relatively low grades of uranium uneconomic. Whether a uranium, precious or base metal deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as its size and grade; costs and efficiency of the recovery methods that can be employed; proximity to infrastructure; financing costs; and governmental regulations, including regulations relating to prices, taxes, royalties, infrastructure, land use, importing and exporting of minerals and environmental protection. The effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on our invested capital.

Our future profitability will be dependent on Uranium Prices.

Because a significant portion of our anticipated revenues are expected to be derived from the sale of uranium, our net earnings, if any, can be affected by the long- and short-term market price of U3O8. Uranium prices are subject to fluctuation. The price of uranium has been and will continue to be affected by numerous factors beyond our control. With respect to uranium, such factors include the demand for nuclear power, political and economic conditions in uranium producing and consuming countries, uranium supply from secondary sources and uranium production levels and costs of production. Spot prices for U3O8 were at $20.00 per pound U3O8 in December 2004, and then increased to $31.25 per pound in September 2005 and to $35.25 per pound as of December 31, 2005. As of June 25, 2007, the U.S. weekly spot price of U3O8 was $136.00 per pound.

Our operations are subject to environmental risks.

We are required to comply with environmental protection laws and regulations and permitting requirements, and we anticipate that we will be required to continue to do so in the future. The material laws and regulations within the U.S. that the Company must comply with are the Atomic Energy Act, Uranium Mill Tailings Radiation Control Act of 1978 (UMTRCA), Clean Air Act, Clean Water Act, Safe Drinking Water Act, Federal Land Policy Management Act, National Park System Mining Regulations Act, and the Wyoming Department of Environmental Quality laws and regulations, as applicable. We may also be required to comply with environmental protection laws in Mongolia and Canada. We are required to comply with the Atomic Energy Act, as amended by UMTRCA, by applying for and maintaining a Source Material License from the U.S. Nuclear Regulatory Commission. Uranium operations must conform to the terms of such licenses, which include provisions for protection of human health and the environment from endangerment due to radioactive materials. The licenses encompass protective measures consistent with the Clean Air Act and the Clean Water Act. We intend to utilize specific employees and consultants in order to comply with and maintain our compliance with the above laws and regulations.

The uranium industry is subject not only to the worker health and safety and environmental risks associated with all mining businesses, but also to additional risks uniquely associated with uranium mining and milling. The possibility of more stringent regulations exists in the areas of worker health and safety, the disposition of wastes, the decommissioning and reclamation of exploration, mining and in-situ sites, and other environmental matters, each of which could have a material adverse effect on the costs or the viability of a particular project. We cannot predict what environmental legislation, regulation or policy will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. The recent trend in environmental legislation and regulation, generally, is toward stricter standards and this trend is likely to continue in the future.  This recent trend includes, without limitation, laws and regulations relating to air and water quality, mine reclamation, waste handling and disposal, the protection of certain species and the preservation of certain lands.  These regulations may require the acquisition of permits or other authorizations for certain activities.  These laws and regulations may also limit or prohibit activities on certain lands.  Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or stricter interpretation of existing laws, may necessitate significant capital outlays, may materially affect our results of operations and business, or may cause material changes or delays in our intended activities.

Our operations may require additional analysis in the future including environmental and social impact and other related studies.  Certain activities require the submission and approval of environmental impact assessments. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers, and employees. There can be no assurance that we will be able to obtain or maintain all necessary permits that may be required to continue its operation or its exploration of its properties or, if feasible, to commence development, construction or operation of mining facilities at such properties on terms which enable operations to be conducted at economically justifiable costs.

We intend to extract Uranium from our properties using the in-situ recovery mining process which may not be successful.

We intend to extract Uranium from our properties using in-situ recovery mining, which is suitable for extraction of certain types of uranium deposits. This process requires in-situ recovery mining equipment and trained personnel. Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, and certain equipment such as bulldozers, drilling rigs, and other equipment that we might need to conduct exploration and development. We will attempt to locate additional products, equipment and materials as needed. If we cannot find the products and equipment we need, we will have to suspend our exploration and development plans until we do find the products and equipment we need.

We face risks related to exploration and development, if warranted, on our properties.

Our level of profitability, if any, in future years will depend to a great degree on uranium prices and whether any of our exploration stage properties can be brought into production.  The exploration for and development of mineral deposits involves significant risks.  It is impossible to ensure that the current and future exploration programs and/or feasibility studies on our existing properties will establish reserves.  Whether an uranium ore body will be commercially viable depends on a number of factors, including, but not limited to: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; uranium prices, which cannot be predicted and which have been highly volatile in the past; mining, processing and transportation costs; perceived levels of political risk and the willingness of lenders and investors to provide project financing; labor costs and possible labor strikes; and governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, foreign exchange, environmental protection, employment, worker safety, transportation, and reclamation and closure obligations.

We are subject to the risks normally encountered in the mining industry, such as:

•	unusual or unexpected geological formations;

•	fires, floods, earthquakes, volcanic eruptions, and other natural disasters;

•	power outages and water shortages;

•	cave-ins, land slides, and other similar mining hazards;

•	labor disruptions and labor disputes;

•	inability to obtain suitable or adequate machinery, equipment, or labor;

•	liability for pollution or other hazards; and

•	other known and unknown risks involved in the operation of mines and the conduct of exploration.

The development of mineral properties is affected by many factors, including, but not limited to: the cost of operations, variations in the grade of ore, fluctuations in metal markets, costs of extraction and processing equipment, availability of equipment and labor, labor costs and possible labor strikes, and government regulations, including without limitation, regulations relating to taxes, royalties, allowable production, importing and exporting of minerals, foreign exchange, employment, worker safety, transportation, and environmental protection.  Depending on the price of uranium, we may determine that it is impractical to commence, or, if commenced, continue, commercial production. Such a decision would negatively affect our profits and may affect the value of your investment.

Because some of our officers and directors have other outside business activities and may not be in a position to devote a majority of their time to our exploration and development activities, our exploration and development activities may be sporadic which may result in periodic interruptions or suspensions.

Because some of our officers and directors have other outside business activities and may not be in a position to devote a majority of their time to our exploration and development activities, these activities may be sporadic and occur only at times which are convenient to our officers and directors. As a result, exploration and development of our properties may be periodically interrupted or suspended.

Because we may be unable to meet property payment obligations or be able to acquire necessary mining licenses, we may lose interests in our exploration properties.

The agreements pursuant to which we acquired our interests in some of our properties provide that we must make a series of cash payments over certain time periods, expend certain minimum amounts on the exploration of the properties or contribute our share of ongoing expenditures. If we fail to make such payments or expenditures in a timely fashion, we may lose our interest in those properties. Further, even if we do complete exploration activities, we may not be able to obtain the necessary licenses to conduct mining operations on the properties, and thus would realize no benefit from our exploration activities on the properties.

Because mineral exploration and development activities are inherently risky, we may be exposed to environmental liabilities. If such an event were to occur it may result in a loss of your investment.

The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production. At present, none of our properties has a known body of commercial ore. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in extraction operations and the conduct of exploration programs. Although we intend to carry liability insurance with respect to our mineral exploration operations, we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards against which we cannot insure or against which we may elect not to insure. There are also physical risks to the exploration personnel working in the rugged terrain of Mongolia, often in poor climate conditions. Previous mining operations may have caused environmental damage at certain of our properties. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators, in which case, any indemnities and exemptions from liability may be ineffective. If any of our properties is found to have commercial quantities of ore, we would be subject to additional risks respecting any development and production activities. Most exploration projects do not result in the discovery of commercially mineable deposits of ore.

 Because we have not put a mineral deposit into production before, we will have to acquire outside expertise. If we are unable to acquire such expertise we may be unable to put our properties into production and you may lose your investment.

The board of directors includes six individuals that have technical or financial experience in placing mining projects into production. However, we have no experience in placing mineral deposit properties into production, and our ability to do so will be dependent upon using the services of appropriately experienced personnel or entering into agreements with other major resource companies that can provide such expertise. There can be no assurance that we will have available to us the necessary expertise when and if we place mineral deposit properties into production.

Because Mongolian regulations require the State Administration of Exchange Control to approve the remittance of certain types of income out of Mongolia, we may be unable to repatriate our earnings. If we are unable to repatriate our earnings from Mongolia, you may lose your investment.

Mongolian regulations provide that, subject to payment of applicable taxes, foreign investors may remit out of Mongolia, in foreign exchange, profits or dividends derived from a source within Mongolia. Remittance by foreign investors of any other amounts (including, for instance, proceeds of sale arising from a disposal by a foreign investor of any of his investment in Mongolia) out of Mongolia is subject to the approval of the State Administration of Exchange Control or its local branch office. No assurance can be given that such approval would be granted if we dispose of all or part of our interest in our Mongolia projects. Further, there can be no assurance that additional restrictions on the repatriation of earnings in Mongolia will not be imposed in the future.

Because certain of our mineral interests are in Mongolia, you will be exposed to political risk. Such political risk could result in us losing interests in our properties in Mongolia. If this occurs you could lose your investment.

Some of our mineral interests are in Mongolia and may be affected by varying degrees of political instability and the policies of other nations in respect of these countries. These risks and uncertainties include military repression, political and labor unrest, extreme fluctuations in currency exchange rates, high rates of inflation, terrorism, hostage taking and expropriation. Our mining, exploration and development activities may be affected by changes in government, political instability and the nature of various government regulations relating to the mining industry, including but not limited to, environmental regulation, labor regulations, worker health and safety regulations, and royalties, taxes, import and export laws and regulations. Any changes in regulations or shifts in political conditions are beyond our control and may adversely affect our business and/or holdings. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, environmental legislation, imposition of new, high government royalties and ownership interests, and safety factors. Our operations in Mongolia entail significant governmental, economic, social, medical and other risk factors common to all developing countries. The status of Mongolia as a developing country may make it more difficult for us to obtain any required financing because of the investment risks associated with these countries.

Because some of our operations are in Mongolia we may be adversely affected by economic uncertainty characteristic of developing countries. Such adverse affects could result in a loss of your investment.

Our operations in Mongolia may be adversely affected by the economic uncertainty characteristic of developing countries. Operations in Mongolia are subject to risks relating to Mongolia’s relatively recent transition to a market economy administered by an elected government. While Mongolia has recently permitted private economic activities, the government of Mongolia has exercised and continues to exercise substantial control over virtually every sector of Mongolia’s economy through regulation and state ownership. Our prospects, results of operations and financial condition may be adversely affected by political, economic and social uncertainties in Mongolia, changes in Mongolia’s leadership, diplomatic developments and changes or lack of certainty in the laws and regulations of Mongolia.

Because the acquisition of title to resource properties in Mongolia is a very time consuming process that may be subject to dispute we may not be able to acquire title to our properties. This may result in a loss of the properties and your investment.

The acquisition of title to resource properties or interests therein is a very detailed and time-consuming process. Title to and the area of resource concessions may be disputed. Our resource properties or interests in Mongolia are registered or are in the process of being registered in the name of our president, a Mongolian representative, our wholly-owned subsidiary, or joint venture companies. There is no guarantee of title to any of our properties. The properties may be subject to prior unregistered agreements or transfers and title may be affected by undetected defects. Title may be based upon interpretation of the country’s laws, which laws may be ambiguous, inconsistently applied and subject to reinterpretation or change. We have not surveyed the boundaries of any of our mineral properties and consequently the boundaries of the properties may be disputed.

Because our subsidiary company may require certain approvals to advance our operations we are at risk of not receiving such approvals. If we don’t receive the necessary approvals we may lose our property interests resulting in a loss of your investment.

While we are authorized to explore for uranium on our projects, we may be required to obtain further approvals from regulatory authorities in Mongolia in order to explore for minerals or to conduct mining operations. There is no assurance that such approvals would be granted by the Mongolian authorities at all or on terms favorable to the continued operations. The laws of Mongolia are ambiguous, inconsistently applied and subject to reinterpretation or change. While we believe that we will be properly established and that we have taken the steps necessary to obtain our interest in the projects, there can be no guarantee that such steps will be sufficient to preserve our interests in the projects.

Because our joint venture partners have more influence with various levels of government we may not be able to protect our property interests in Mongolia. If we are unable to protect our interests you may lose your investment.

We may operate in Mongolia through a joint venture with a government controlled entity. Although this connection benefits us in some respects, there is a substantial inequality with respect to the influence of the respective joint venture parties with the various levels of government. The government holds a substantial degree of subjective control over the application and enforcement of laws and the conduct of business. This inequality would become particularly detrimental if a business dispute arose between joint venture parties. We will endeavor to maintain positive relations with both our joint venture partner and local governments, but there can be no guarantee that these measures will be sufficient to protect our interests in Mongolia.

The mining industry is highly competitive.

The business of the acquisition, exploration, and development of uranium properties is intensely competitive. We will be required to compete, in the future, directly with other corporations that may have better access to potential uranium resources, more developed infrastructure, more available capital, better access to necessary financing, and more knowledgeable and available employees than us. We may encounter competition in acquiring uranium properties, hiring mining professionals, obtaining mining resources, such as manpower, drill rigs, and other mining equipment. Such competitors could outbid us for potential projects or produce minerals at lower costs. Increased competition could also affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for uranium exploration in the future.

We are dependent upon key management employees.

The success of our operations will depend upon numerous factors, many of which are beyond our control, including (i) our ability to enter into strategic alliances through a combination of one or more joint ventures, mergers or acquisition transactions; and (ii) our ability to attract and retain additional key personnel in sales, marketing, technical support and finance. We currently depend upon our management employees to seek out and form strategic alliances and find and retain additional employees. There can be no assurance of success with any or all of these factors on which our operations will depend. We have relied and may continue to rely, upon consultants and others for operating expertise.

Our growth will require new personnel, which we will be required to recruit, hire, train and retain

We expect significant growth in the number of our employees if we determine that a mine at any of our properties is commercially feasible, we are able to raise sufficient funding and we elect to develop the property.  This growth will place substantial demands on us and our management.  Our ability to assimilate new personnel will be critical to our performance.  We will be required to recruit additional personnel and to train, motivate and manage employees.  We will also have to adopt and implement new systems in all aspects of our operations. This will be particularly critical in the event we decide not to use contract miners at any of our properties. We have no assurance that we will be able to recruit the personnel required to execute our programs or to manage these changes successfully.

Risks Related to Securities

New legislation, including the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract officers and directors.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies. Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the Securities and Exchange Commission that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.

While we believe we have adequate internal control over financial reporting, we are required to evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002. Any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the price of our shares of common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we expect that beginning with our annual report on Form 10-KSB for the fiscal year ended December 31, 2007, we will be required to furnish a report by management on our internal control over financial reporting. Such report will contain among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. Beginning with our annual report on Form 10-KSB for the fiscal year ended December 31, 2008, such report must also contain a statement that our auditors have issued an attestation report on our management’s assessment of such internal controls. Public Company Accounting Oversight Board Auditing Standard No. 2 provides the professional standards and related performance guidance for auditors to attest to, and report on, our management’s assessment of the effectiveness of internal control over financial reporting under Section 404.

While we believe our internal control over financial reporting is effective, we are still compiling the system and processing documentation and performing the evaluation needed to comply with Section 404, which is both costly and challenging. We cannot be certain that we will be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that such internal control is effective. If we are unable to assert that our internal control over financial reporting is effective as of December 31, 2007 (or if, by December 31, 2008, our auditors are unable to attest that our management’s report is fairly stated or they are unable to express an opinion on the effectiveness of our internal controls), we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on our stock price.

Failure to comply with the new rules may make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage and/or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors, or as executive officers.

Stock market price and volume volatility

The market for our common shares may be highly volatile for reasons both related to the performance of the Company or events pertaining to the industry (ie, mineral price fluctuation/high production costs/accidents) as well as factors unrelated to the Company or its industry.  In particular, market demand for uranium fluctuates from one business cycle to the next, resulting in change of demand for the mineral and an attendant change in the price for the mineral.  Our common shares can be expected to be subject to volatility in both price and volume arising from market expectations, announcements and press releases regarding our business, and changes in estimates and evaluations by securities analysts or other events or factors.  In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly small-capitalization companies, have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values, or prospects of such companies.  For these reasons, the price of our common shares can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.

Dilution through the granting of options

Because the success of the Company is highly dependent upon its respective employees, we may in the future grant to some or all of our key employees, directors and consultants options to purchase our common shares as non-cash incentives.  Those options may be granted at exercise prices below those for the common shares prevailing in the public trading market at the time or may be granted at exercise prices equal to market prices at times when the public market is depressed.  To the extent that significant numbers of such options may be granted and exercised, the interests of the other stockholders of the Company may be diluted.

You may lose your entire investment in our shares.

An investment in our common stock is highly speculative and may result in the loss of your entire investment. Only investors who are experienced investors in high risk investments and who can afford to lose their entire investment should consider an investment in us.

In the event that your investment in our shares is for the purpose of deriving dividend income or in expectation of an increase in market price of our shares from the declaration and payment of dividends, your investment will be compromised because we do not intend to pay dividends.

We have never paid a dividend to our shareholders, and we intend to retain our cash for the continued development of our business. We do not intend to pay cash dividends on our common stock in the foreseeable future. As a result, your return on investment will be solely determined by your ability to sell your shares in a secondary market.

FORWARD-LOOKING STATEMENTS

This prospectus and the exhibits attached hereto contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements concern the Company’s anticipated results and developments in the Company’s operations in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	risks related to our limited operating history;

•	risks related to the probability that our properties contain reserves;

•	risks related to our past losses and expected losses in the near future;

•	risks related to our need for qualified personnel for exploring for, starting and operation a mine;

•	risks related to our lack of known reserves;

•	risks related to the fluctuation of uranium prices;

•	risks related to environmental laws and regulations;

•	risks related to using our in-situ recovery mining process;

•	risks related to exploration and development of our properties;

•	risks related to some of our officers having other commitments for their time and attention;

•	risks related to our ability to make property payment obligations;

•	risks related to doing business in Mongolia;

•	risks related to the competitive nature of the mining industry; and

•	risks related to our securities.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the sections titled “Risk Factors and Uncertainties”, “Description of the Business” and “Management’s Discussion and Analysis” of this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale or distribution of the common stock by the Selling Security Holders. We may receive proceeds from the exercise of the March and Commission Warrants, upon exercise of these warrants, if any, and will use the proceeds from any exercise for general working capital purposes.

SELLING SECURITY HOLDERS

This prospectus covers the offering of up to 29,247,803 shares of our common stock by Selling Security Holders. We will not receive any proceeds from the sale of the shares by the Selling Security Holders.

If we issue all of the common stock issuable upon exercise of the Warrants held by Selling Security Holders, we will receive proceeds of $290,250. We intend to use such proceeds, if any, for general working capital purposes. We cannot assure you that any of the warrants will be exercised.

The shares issued to the Selling Security Holders are “restricted” shares under applicable federal and state securities laws and are being registered to give the Selling Security Holders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the Selling Security Holders. The Selling Security Holders may from time to time offer and sell all or a portion of their shares on the AMEX, the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See “Plan of Distribution” beginning on page 31 of this prospectus. The Selling Security Holders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents. The Selling Security Holders and any agents or broker-dealers that participate with the Selling Security Holders in the distribution of their registered shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, (the “Securities Act”) and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We will receive no proceeds from the sale of the registered shares, and we have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

Selling Security Holders Information

The following are the Selling Security Holders who own an aggregate of 28,390,053 shares of our common stock covered in this prospectus (not including common shares acquirable upon exercise of warrants). Certain Selling Security Holders have the right to acquire the shares of common stock upon the exercise of Warrants sold in our private placements. See “Transactions with Selling Security Holders” beginning on page 29 of this prospectus for further details. At June 29, 2007, we had 39,159,087 shares of common stock issued and outstanding.

	Before Offering		After Offering
Name	Total Number of Shares Beneficially Owned (1)	Percentage of Shares Owned (1)	Number of Shares Offered (2)	Shares Owned After Offering (3)	Percentage of Shares owned After Offering (3)
Douglas Higgs (4) 110-7180 Lindsay Rd. Richmond, BC V7C 3M6	300,000	**	300,000	0	0%

Stephanie Norris (5) 5856 186A Street Surrey, BC V3S 7Z9	10,000	**	10,000	0	0%

Dennis Higgs (6) 4520 West 5th Ave. Vancouver, BC V6R 1S7	4,049,001	10.18%	3,449,001	600,000	**

Darcy Higgs (7) 4756 Drummond Dr. Vancouver, BC V6T 1B4	1,455,000	3.72%	1,455,000	0	0%

Martin Tielker (8) 914-1177 Hornby Street Vancouver, BC V6Z 2E9	147,500	**	147,500	0	0%

Robert A. Montgomery (9) Derwentwater, West Lyford Place Lyford Cay, New Providence Bahamas	550,030	1.40%	550,030	0	0%

Mike Stuart (10) 412 Sherbrooke Street New Westminster, BC V3L 3N2	10,000	**	10,000	0	0%

Aileen Lloyd (11) 3996 Michener Court North Vancouver, BC V7K 3C7	1,188,800	3.10%	838,800	350,000	**

Arthur Brown (12) Suite 597-1027 Davie St. Vancouver, BC V6E 4L2	135,000	**	135,000	0	0%

Ross MacLachlan (13) 7285 Beechwood Street Vancouver, BC V6P 5O5	1,250	**	1,250	0	0%

Brien F. Lundin (14) 2400 Jefferson Hwy, Suite 600 Jefferson, LA 70121	50,000	**	50,000	0	0%

Kenneth D. Cunningham (15) 5900 Philoree Lane Reno, NV 89511	500,000	1.27%	375,000	125,000	**

Joseph P. Hebért (16) 2264 North Hollow Circle Elko, NV 89801	120,000	**	45,000	75,000	**

Steven Ristorcelli IRA(17) 510 Marquette Ave. S. Minneapolis, MN 55402	50,000	**	50,000	0	0%

Glenn J. Catchpole (18) 222 Carriage Circle Cheyenne, WY 82009	2,030,000	5.11%	1,430,000	600,000	**

661417 BC Ltd. (Highland Capital) (19) Suite, 1800 999 W. Hastings Street Vancouver, BC V6C 2W2	462,500	1.18%	462,500	0	0%

Eckard Kirsch (20) Verlaengerte Triebstr. 1 68542 Heddesheim, Germany	300,000	**	300,000	0	0%

Devinder Randhawa (21) Suite 310 - 708 Dolphin Ave. Kelowna, BC	100,000	**	100,000	0	0%

Joachim Brunner (22) Hauptstrasse 10-A 4040 Linz, Austria	180,000	**	180,000	0	0%

Accent Marketing Limited (23) Deisenhofener Strasse 79c 81539 Muenchen, Germany	250,000	**	250,000	0	0%

Ralf Sommer (24) Hilbecker Hendeweg 15 D-59457 Werl, Germany	137,500	**	137,500	0	0%

Michael Bunkherr (25) Buchen Weg 18 D-61273 Wehrheim, Germany	50,000	**	50,000	0	0%

Oliver Frank (26) Woernergasse 5 D-35510 Butzbach-Hochweisel Germany	45,000	**	45,000	0	0%

Alexander Flechsig (27) Fuchsweg 13 D-95028 Hof, Germany	30,000	**	30,000	0	0%

Dr. Gerhard Kirchner (28) 330 - 325 Keevil Cresc Saskatoon, SK S7N 4R8	700,000	1.77%	365,000	335,000	**

Johanna M. Brosch Kirchner(29) 330 - 325 Keevil Cresc Saskatoon, SK S7N 4R8	22,500	**	22,500	0	0%

Bjorn Kirchner (30) Gartenstr. 26 4563 Micheldorf, Austria	120,000	**	120,000	0	0%

Bunnaton Ltd. (31) Rooms 2002-2009, 20/F Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong	450,000	1.15%	450,000	0	0%

Harald Reindl (32) Lederergasse 54/4 4210 Gailneukirchen, Austria	60,000	**	60,000	0	0%

Craig Steinke (33) 15380 Columbia Ave. White Rock, BC V4B 1J9	100,000	**	100,000	0	0%

GF Consulting Group (34) 1485 - 6th Ave. West Suite 903 Vancouver, BC V6H 4G1	163,250	**	163,250	0	0%

Frank Vogel (35) Sandwiese 31 65812 Bad Soden, Germany	150,000	**	150,000	0	0%

Michael Bruin (36) 2200 - 609 Granville St. Vancouver, BC V7Y 1H2	150,000	**	150,000	0	0%

Andrew Muir (37) 3446 West 18th Ave. Vancouver, BC V6S 1A7	45,000	**	45,000	0	0%

Donald Goss (38) 30 Danville Drive Toronto, ON M2P 1J1	330,000	**	330,000	0	0%

Bob Zarchekoff (40) 5036 Norris Rd. NW Calgary AB	133,000	**	133,000	0	0%

Dave Forest (41) 146 Ranch Glen Dr. N.W. Calgary, AB T3G 1E8	12,500	**	12,500	0	0%

Bronze Resources Ltd. (42) Suite 1900 - 666 Burrard St. Vancouver, BC	75,000	**	75,000	0	0%

Vertex One Asset Mgmt. (43) 1920 - 1777 West Hastings St. Vancouver, BC V6E 2K3	150,000	**	150,000	0	0%

Euromerica Capital Group Inc. (44) 2102, 120 - 2nd St. West North Vancouver, BC	150,000	**	150,000	0	0%

Mark Mastiliak (45) 981 Cloverdale Ave. Victoria, BC V8X 21H	150,000	**	150,000	0	0%

Elisabeth Kirchner (46) Voggenberg 3b A 5101 Bergheim, Austria	30,000	**	30,000	0	0%

Eric Coffin (47) 2451 Mollie Nye Way North Vancouver, BC V7J 3T8	75,000	**	75,000	0	0%

Alexander Holtermann (48) Kranichsteiner Str. 21 60598 Frankfurt am Main, Germany	50,000	**	50,000	0	0%

Suma Men (49) 4516 Caulfield Lane West Vancouver, BC V7W 3J6	150,000	**	150,000	0	0%

JTE Finance (50) Birmensdorferstrasse 55 Zurich, Switzerland	393,750	1.00%	393,750	0	0%

Holnik Capital Inc. (51) 2000 -400 Burrard St. Vancouver, BC V6C 3A6	75,000	**	75,000	0	0%

Millerd Holdings Ltd. (52) 833 West 3rd Street North Vancouver, BC V7P 3K7	25,000	**	25,000	0	0%

Trafalgar 1805 Ltd. (53) 90 Jermyn Street London, UK SW1Y 6JD	15,000	**	15,000	0	0%

Virginia Clarke (54) Kimpton Manor Kimpton Andover SP11 8NU Hampshire	10,000	**	10,000	0	0%

Matthew Clarke (55) Meadow Court Tockenham, UK SN4 7PH	10,000	**	10,000	0	0%

A.M. Millenium Trust (56) C/O BP 176, 17 Av. De La Costa MC 98004, Monaco	10,000	**	10,000	0	0%

Jerry Korpan (57) 68 Church Rd. Wimbledon Lond SW19 5AA UK	50,000	**	50,000	0	0%

Michael Halvorson (58) 7928 Rowland Road Edmonton, AB T6A 3W1	25,000	**	25,000	0	0%

Dana Prince Law Corporation (60) 1810-1111 West Georgia Street Vancouver, BC V6E 4M3	37,500	**	37,500	0	0%

Andrew Williams (61) 2707-198 Aquarius Mews Vancouver, BC V6Z 2Y4	25,000	**	25,000	0	0%

David Shepherd (62) 13539 26th Ave. White Rock, BC V4A 6C2	100,000	**	100,000	0	0%

Nancy Lee Girling (63) 1404-53A Street Tsawwassen, BC V4M 3E6	25,000	**	25,000	0	0%

David Elliot ESP Inventory (64) 2466 Westham Island Rd. Delta, BC V4K 3N2	159,999	**	159,999	0	0%

Ian Maclean (65) 1918 Creelman Ave. Vancouver, BC V6J 1B9	10,000	**	10,000	0	0%

Scott Hunter (66) 4552 W. 8th Ave. Vancouver, BC V6R 2A5	159,525	**	159,525	0	0%

Jeff Willis (67) 1945 Anderson Way Port Coquitlam, BC V3C 4R4	15,438	**	15,438	0	0%

George Cross (68) 2288 Mayhers Ave. West Vancouver, BC V7V 2H5	50,000	**	50,000	0	0%

G. Scott Paterson (69) 161 Bay Street, Suite 3840 P.O. Box 214 Toronto, ON M5J 2S1	105,000	**	105,000	0	0%

Diane B. Forward (70) #3 - 5900 Ferry Road Delta, BC V4K 5C3	37,500	**	37,500	0	0%

Chad Robertson (71) c/o 45710 Airport Rd. Chilliwack, BC V2P 1A2	75,000	**	75,000	0	0%

Craig Barton (72) 45710 Airport Road Chilliwack, BC V2P 1A2	50,000	**	50,000	0	0%

James S. Barton (73) 44360 Sumas Central Road Chilliwack, BC V2R 4I3	70,000	**	70,000	0	0%

Gerald Mitton (74) 3543 W. 24th Ave. Vancouver, BC V6S 1L5	825,000	2.11%	825,000	0	0%

Eckart Keil (75) Lofererstr. 1A 81671 Muenchen, Germany	45,000	**	45,000	0	0%

Werner John Ullmann (76) Laerchenstr. 5 86179 Augsburg, Germany	30,000	**	30,000	0	0%

Werner Christian Ullmann (77) Hstzelstr 27 86179 Augsburg, Germany	26,250	**	26,250	0	0%

Banque de Luxembourg S.A. Stabilitas Gold and Resources Funds (78) 14, Boulevard Royal 2449 Luxembourg, Luxembourg	900,000	2.30%	900,000	0	0%

CGT Management Ltd. (79) P.O. Box HND 1179 Hamilton, Bermuda	225,000	**	225,000	0	0%

CR Innovations AG 9 (80) Langgasse 40 Baar 6340, Switzerland	100,000	**	100,000	0	0%

Hartmut Thome (81) Seeweg 6 69234 Dielheim, Germany	75,000	**	75,000	0	0%

Barry Davis Roth IRA(82) 24785 Long Valley Road Hidden Valley, CA 91302	187,500	**	187,500	0	0%

Baybak Family Partners (83) 4515 Ocean View Blvd Suite 305 La Canada, CA 91011	1,325,000	3.38%	1,325,000	0	0%

Christopher Bruening (84) 5 Crooked Stick Drive Newport Beach, CA 92660	112,500	**	112,500	0	0%

Russ Cranswick (85) 1068 Syracuse St. Denver, CO 80230	37,500	**	37,500	0	0%

Michelle Ann Alger TTEE(86) 534 Belle Ave. San Rafael, CA 94901-3415	112,500	**	112,500	0	0%

Inservice Ltd.(87) The Armoury Bldg. 2nd Floor 37 Reid Street Hamilton Hm12 Bermuda	225,000	**	225,000	0	0%

Lloyd Lamont Chambers (88) 145 Cherokee Way Portola Valley, CA 94901-3415	37,500	**	37,500	0	0%

Leah Sturgis (89) 19446 Cuesta Cala Road Topanga, CA 90190	37,500	**	37,500	0	0%

William Lowe (90) 7355 Priest Pass Rd. Helena, MT 59601	50,000	**	50,000	0	0%

David Cole (91) 6031 Silver Thorn Run Littleton, CO 80125	37,500	**	37,500	0	0%

Stuart Clark (93) P.O. Box 61006 Palo Alto, CA 94306	202,500	**	202,500	0	0%

Paul Dines & Holly Watkins (94) 1001 Bridge Way, Suite 237 Sausalita, CA 94965	37,500	**	37,500	0	0%

Hiro Ogata (95) 7241 Cambie Street, #1804 Vancouver, BC V6P 3H3	10,000	**	10,000	0	0%

Willie Mounzer (96) 188 Monte Vista Ct. North Vancouver, BC V7N 4N1	5,000	**	5,000	0	0%

Waterra Pumps Limited (97) #44-5200 Dixie Rd. Mississauga, ON L4W 1E4	22,000	**	22,000	0	0%

AK Abbi Professional Corp. (100) 4511 Vandergrift Cres NW Calgary, AB T3A 0J1	6,000	**	6,000	0	0%

Vern Nielson (107) 2272 Dewdney Rd. Kelowna, BC V1V 2C3	20,000	**	20,000	0	0%

Burdock Ltd. (109) P.O. Box N-3736 Nassau, Bahamas	2,500	**	2,500	0	0%

Rupert Lee (110) 904-1650 Bayshore Dr. Vancouver, BC V6G 3K2	1,500	**	1,500	0	0%

George Gareb (112) 8663 10th Ave. Burnaby, BC V3N 2S9	15,500	**	15,500	0	0%

Whistler Investments Ltd. (113) Suite 10, 1616 West Broadway Vancouver, BC V6J 1X6	21,000	**	21,000	0	0%

Chris Dyakowski (114) 3750 W. 49th Ave. Vancouver, BC V6N 3T8	12,000	**	12,000	0	0%

Irfham Ranjani (116) Suite 400-321 Water Street Vancouver, BC V6B 1B8	35,000	**	35,000	0	0%

Asia Asset Management Inc.(117) 2070 Queens Ave. W. Vancouver, BC V7V 2X9	22,500	**	22,500	0	0%

Arshad Amin (118) House 18A, Apt. No. 3 SE Road 44 Guishan, Dhaka-1212 Bangladesh	7,500	**	7,500	0	0%

Fancesco Felisati (120) Postfach 122 Richterswil, Switzerland 8805	45,000	**	45,000	0	0%

Fancesco Felisati & Nicola Fischetto (121) Postfach 122 Richterswil, Switzerland 8805	37,500	**	37,500	0	0%

Robert Willis (122) 20970 115th Ave. Maple Ridge, BC V2X 3M5	5,000	**	5,000	0	0%

James Mustard (124) 5596 Cortez Rd. North Vancouver, BC V7R 4P7	30,000	**	30,000	0	0%

John Ross (126) 3750 Burns Road Courtenay, BC V9J 1S2	12,500	**	12,500	0	0%

Timothy Turyk (131) 6891 Cypress Street Vancouver, BC V6P 5L9	25,000	**	25,000	0	0%

Adam Vary (138) 1440-625 Howe Street Vancouver, BC V6C 2T6	10,000	**	10,000	0	0%

Alan Knowles (140) #301, 808 First Street SW Calgary, AB T2P 1M9	10,000	**	10,000	0	0%

Addax Financial Inc. (141) 492 - 1755 Robson Street Vancouver, BC V6G 3B7	150,000	**	150,000	0	0%

Financial.de Ag (142) Wanderweg 52 86316 Friedberg, Germany	180,000	**	180,000	0	0%

J. David Pescod (144) 72 Quesnell Road Edmonton, AB T5R 5N2	75,000	**	75,000	0	0%

Vertex One Asset Management (145) 1025 West Georgia Street, 4th Floor Vancouver, BC V6E 2K3	150,000	**	150,000	0	0%

Michael Wilhelm (146) Hospital Gasse 12 B 61169 Frsedberg, Germany	75,000	**	75,000	0	0%

Bankhaus Spaengler (147) Brunngasse 10 A- 5081 , Salzburg, Austria	75,000	**	75,000	0	0%

Navigator Mgmt Ltd. (149) Harbour House Waterfront Drive Road Town, Tortola, BVI	225,000	**	225,000	0	0%

Ron Struthers (150) RR #1 Hepworth, ON NOH 1P0	75,000	**	75,000	0	0%

Natalie Duell (151) Burgerstr. 1 63075 Olfenbach, Germany	30,000	**	30,000	0	0%

J.P. Morgan Chase (152) 28 Parsons Close Red Deer, AB T4P 2C8	75,000	**	75,000	0	0%

James Douglas Glass (153) 445 West 26th Street North Vancouver, BC V7N 2G9	15,000	**	15,000	0	0%

David Nobrega (154) 15503 - 63 St. Edmonton, AB T5Y 2N4	214,500	**	214,500	0	0%

Marshall Farris (155) 701 - 1177 West Hastings St. Vancouver, BC V6E 2K3	75,000	**	75,000	0	0%

Susan Ing (156) 3350 Bluebonnet Road North Vancouver, BC V7R 4C7	15,000	**	15,000	0	0%

Aumentare Productions (157) 2585 West 14th Avenue Vancouver, BC V6K 2W6	15,000	**	15,000	0	0%

Martin Reindl (158) Martin Boos Str. 1b A-4210 Gallneukirchen, Austria	60,000	**	60,000	0	0%

Falken Funds (159) 14 Boulevard Royal L-2449 Luxembourg	200,000	**	200,000	0	0%

Pauline Mader (160) Grollweg 12 4040 Linz, Austria	18,000	**	18,000	0	0%

Tanja Tinnesz (161) Zaunweg 8 4063 Horsching, Austria	18,000	**	18,000	0	0%

Dr. Franz J. Dahlkamp (162) Oelbergstr. 10 D 53343 Wachtberg, B. Bonn, Germany	75,000	**	75,000	0	0%

Bernhard Schmidt (163) Hagenauer Str. 16 81479 Munich, Germany	9,000	**	9,000	0	0%

Tretter Tobias (164) Maxhtplatz 2 92681 Exbendorf, Germany	18,000	**	18,000	0	0%

Insight K Investments Ltd. (165) North Church Street Harbour Centre, 4th Floor George Town, Grand Cayman, BV1	57,500	**	57,500	0	0%

Marian Mastiliak (166) 308 Panorama Crescent Courtenay, BC V9N 6V2	30,000	**	30,000	0	0%

Marion Mark Mastiliak (167) 308 Panorama Crescent Courtenay, BC V9N 6V2	60,000	**	60,000	0	0%

David Coffin (168) 101 - 1184 Denmand Street, #172 Vancouver, BC V6G 2M9	7,500	**	7,500	0	0%

Stuart Clark (169) P.O. Box 262 Palo Alto, CA 94306	225,000	**	225,000	0	0%

Richard Appel (171) 817 W. Park Ave. 2nd Floor Ocean, NJ 07712	20,000	**	20,000	0	0%

Stephen G. Kehas (172) 158 Whitford Street Manchester, NH 03104	14,400	**	14,400	0	0%

Laura Davidson (173) 2909 218 Ave. SE Sammamish, WA 98075	15,000	**	15,000	0	0%

Stibor Family Trust (Robert & Jacqueline Stibor) (174) 9016 Thornbury Lane Las Vegas, NV 89134	55,000	**	55,000	0	0%

Robert Libauer (175) 1004-3704 North Charles St. Baltimore, MD 21218	3,000	**	3,000	0	0%

Toni Cameron (176) 21730 Marglee St. #39 Woodland Hills, CA 91367	5,000	**	5,000	0	0%

UIL LLC (177) 12100 San Bernardino Ave. NE Albuquerque, NM 87122	75,000	**	75,000	0	0%

Jason Sturgis, TTEE (178) 1515 Foothill Road Gardnerville, NV 89460	22,500	**	22,500	0	0%

Barbara Fodor & P.B. Fodor (179) 2280 Century Hill Los Angeles, CA 90067	112,500	**	112,500	0	0%

George Duggan (180) 900 - 700 West Georgia Street Vancouver, BC V7Y 1H4	225,000	**	225,000	0	0%

The Cunningham Family Trust (181) 812 Matagual Drive Vista, CA 92081	7,500	**	7,500	0	0%

Donald Farris (182) 425 31st Street Manhattan Beach, CA 90266	435,000	1.11%	435,000	0	0%

William Gibbens (183) 921 Vandehei Ave. Cheyenne, WY 82009	22,500	**	22,500	0	0%

Nerd Gas Company LLC (184) P.O. Box 3003 Casper, WY 82602	1,500,000	3.83%	1,500,000	0	0%

Herbert M. Dwight (185) 1313 West Dry Creek Road Healdsbourg, CA 95448	75,000	**	75,000	0	0%

Steve & Jessica Carroll Living Trust 1998 (186) 40 Evergreen Dr. Kentfield, CA 94904	60,000	**	60,000	0	0%

Inservice Limited (187) The Armoury Building 2nd Floor, 37 Reid Street Hamilton, HM12, Bermuda	52,500	**	52,500	0	0%

Benjamin B. Vincent (188) 2248 Forestglade Drive Stone Mountain, GA 30087	15,000	**	15,000	0	0%

Flautner Andreas (189) Schnitzlerweg 18 4030 Linz, Austria	12,000	**	12,000	0	0%

Tanja Tinnesz (190) Zaunweg 8 4063 Hoersching, Austria	15,000	**	15,000	0	0%

Pauline Mader (191) Grollweg 12 4040 Linz, Austria	15,000	**	15,000	0	0%

Keith MacDougall (192) 12244 Sullivan Street Surrey, BC V4A 3B6	15,000	**	15,000	0	0%

Bryan Kenneth Velve (193) 3310 West 13th Avenue Vancouver, BC V6R 2R9	30,000	**	30,000	0	0%

Brian Valentine (194) 16807 98 Ave. N.W. Edmonton, AB T5P 0G9	15,000	**	15,000	0	0%

Robertson Financial Services (195) 6326 112 Street Edmonton, AB T6H 3J6	52,500	**	52,500	0	0%

Brent Bailey (196) 6326 112 Street Edmonton, AB T6H 3J6	22,500	**	22,500	0	0%

Ronald K. Netolitzky (197) #611 - 675 W. Hastings Street Vancouver, BC V6B 1N2	12,900	**	12,900	0	0%

Terry A. Lyons (199) 2039 West 35th Avenue Vancouver, BC V6M 1J1	30,000	**	30,000	0	0%

Rob Morrison (200) 15 Wellond Rise Calgary, AB T3R 1L3	30,000	**	30,000	0	0%

Dave Morrison (201) 16 Hawkford Crescent N.W. Calgary, AB T3G 3G2	15,000	**	15,000	0	0%

D. Terry Russell (202) #109 - 52319, RR 231 Sherwood Park, AB T8B 1A8	37,500	**	37,500	0	0%

Rupert Allan (204) 3323 Redfern Place North Vancouver, BC V8L 1N1	12,900	**	12,900	0	0%

Marina Newson (205) 1100 - 250 Howe Street Vancouver, BC V6C 3S9	11,000	**	11,000	0	0%

MLF Holdings, Inc. (206) 1177 West Hastings Street Vancouver, BC V6E 2K3	7,500	**	7,500	0	0%

Damir Miskovic (207) 1277 West 33 Avenue Vancouver, BC V6M 1A4	7,500	**	7,500	0	0%

Thomas Bilodeau (208) 4908 - 97 Street Edmonton, AB T6E 5S1	150,000	**	150,000	0	0%

Namesh Hansjee (209) 9 The Vineyard Richmond, Surrey TW106AQ United Kingdom	45,000	**	45,000	0	0%

Richard A.P. Hunt (210) Chalet Nicolas 60, Les Nants 74100 Morzine, France	22,500	**	22,500	0	0%

Rochfort James de Burgh Young (211) Vincent House Pembridge Gdns., Notting Hill Gate London W2 4EG England	37,500	**	37,500	0	0%

William John Howard Whitbread (212) 6, Abbotsbury Place London W14 8EG UK	90,000	**	90,000	0	0%

Yellowcake PLC (213) 126, Aldersgate Street London, England ECIA 4JQ	18,000	**	18,000	0	0%

Michael Hampton (214) 45 Westwick Gardens London W14-0BS, England	15,000	**	15,000	0	0%

Bansco & Co. Gold Arrow Global Mining Fund (Offshore) Limited (215) CIBC Financial Centre Grand Cayman, Cayman Islands	150,000	**	150,000	0	0%

Frank Baldry (216) 411 Frobisher Place Saskatoon, SK S7K 4Y9	15,000	**	15,000	0	0%

Alexander Wegner (217) Hoehestrasse 11 61348 Bad Homburg, Germany	75,000	**	75,000	0	0%

Squad Capital (218) 1B, Parc D’Activite Syrdall L-5365 Munsbach Luxembourg	412,500	1.05%	412,500	0	0%

Wilhelm Tretter (219) Marktplatz 2 92684 Erbendorf, Germany	10,500	**	10,500	0	0%

Dick B.W. Wong (220) 11298 162A Street Surrey, BC V4N 4P6	7,500	**	7,500	0	0%

Siegbert Spanier (221) Robert-Koch-Str. 11 a 86179 Augsburg, Germany	30,000	**	30,000	0	0%

Taylor Hard Money Advisors, Inc. (222) 33 - 42 61st Street Woodside, NY 11377	7,500	**	7,500	0	0%

Passport Materials Master Fund, LP (223) 402 Jackson Street San Francisco, CA 94111	900,000	2.30%	900,000	0	0%

Gary A. Higginson and Beula F. Higginson (224) 912 Henderson Dr. Blackfoot, ID 83221	7,500	**	7,500	0	0%

Donald Farris (225) 425 31st Street Manhattan Beach, CA 90266	165,000	**	165,000	0	0%

Johanna M. Brosch-Kirchner (226) 330 - 325 Keevil Crescent Saskatoon, SK S7N 4R8	30,000	**	30,000	0	0%

Mohamed Jessa XC1-5573-U (227) #109, 34A-2755 Lougheed Hwy Port Coquitlam, BC V3B 5Y9	5,000	**	5,000	0	0%

Paul Saxton (228) 188 Stonegate Dr. Furry Creek, BC V0N 3G4	265,000	**	70,000	195,000	**

Gordon H. Lloyd(229) 3996 Michener Court North Vancouver, BC V7K 3C7	250,000	**	250,000	0	0%

Senate Captial Group, Inc. (230) Suite 1410, 800 W. Pender Street Vancouver, British Columbia V6C 2V6	150,000	**	150,000	0	0%

George Hartman (232) 1220 Elkhorn Valley Drive Casper, Wyoming 82609	1,100,000	2.77%	500,000	600,000	1.51%

Haywood Securities (233) Suite 2000- 400 Burrard Street Vancouver, British Columbia	30,715	**	30,715	0	0%

Dave Coffin (234) 101-1184 Denman Street Vacouver British Columbia	36,536	**	36,536	0	0%

Ascenta Finance (235) 701-117 West Hastings St. Vancouver, British Columbia	90,909	**	90,909	0	0%

Pacific International Securities (236) 1900-666 Burrard Street Vancouver, British Columbia V6C 3N1	54,000	**	54,000	0	0%

Tony Ker (237) 4924 - 45th Ave., Delta, BC. V4K 1K3	1,000	**	1,000	0	0%

TOTAL	31,386,153	--	28,506,153	2,880,000	--

**- Designates of percentage of ownership of less than 1%

(1)
All percentages are based on 39,159,087 shares of common stock issued and outstanding on June 29, 2007. Beneficial ownership is calculated by the number of shares of common stock that each Selling Security Holder owns or controls or has the right to acquire within 60 days of June 29, 2007.

(2)
This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Selling Security Holders are not required to sell their shares. See “Plan of Distribution” beginning on page 31.

(3)	Assumes that all shares registered for resale by this prospectus have been issued and sold.

(4)
These shares are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Douglas Higgs is a relative of Dennis Higgs, who is the Chairman of the Board and director to the Company.

(5)	Stephanie Norris exercises sole voting control and dispositive power over these shares.

(6)
Includes 3,449,001 shares of common stock, 600,000 shares of common stock acquirable upon exercise of Options within 60 days of June 29, 2007 (not being registered under this prospectus). Dennis Higgs exercises sole voting control and dispositive power over these securities. Mr. Higgs is the Chairman of the Board and director to the Company.

(7)
These shares are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities. Darcy Higgs is a relative of Dennis Higgs, the Chairman of the Board and director to the Company.

(8)
These shares are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(9)	These shares are held by Robert A. Montgomery, PO Box CB 13997, Nassau, Bahamas, who exercises sole voting control and dispositive power over these securities.

(10)	These shares are held by Mike Stuart, 412 Sherbrooke Street, New Westminster, BC V3L 3N2, who exercises sole voting control and dispositive power over these securities.

(11)
Includes 838,800 shares of common stock, 350,000 shares of common stock acquirable upon exercise of Options within 60 days of June 29, 2007 (not being registered under this prospectus). Aileen Lloyd exercises sole voting control and dispositive power over these securities. Mrs. Lloyd is a former employee of the Company.

(12)
These shares are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(13)
These shares are held by Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these securities.

(14)	Brien F. Lundin exercises sole voting control and dispositive power over these shares.

(15)
Includes 375,000 shares of common stock and 125,000 shares of common stock acquirable upon exercise of Options within 60 days of June 29, 2007 (not being registered under this prospectus). Kenneth D. Cunningham exercises sole voting control and dispositive power over these securities. Mr. Cunningham serves on our advisory board.

(16)
Includes 45,000 shares of common stock and 75,000 shares of common stock acquirable upon exercise of Options within 60 days of June 29, 2007 (not being registered under this prospectus). Joseph P. Hébert exercises sole voting control and dispositive power over these securities. Mr. Hébert serves on our advisory board.

(17)
These shares are held by RBC Dain Rauscher Inc., 510 Marquette Ave. S., Minneapolis, MN 55402 in trust for the named individual who exercises sole voting control and dispositive power over these securities.

(18)
Includes 1,430,000 shares of common stock and 600,000 shares of common stock acquirable upon exercise of Options within 60 days of June 29, 2007 (not being registered under this prospectus). Glenn J. Catchpole exercises sole voting control and dispositive power over these securities. Mr. Catchpole is an officer and director of the Company.

(19)
These shares are held by Harder & Co., Suite 1800 - 999 West Hastings St., Vancouver, BC V6C 2W2, in trust for 661417 BC Ltd. (Highland Capital). Bruce Nurse in his capacity as President to 661417 BC Ltd. (Highland Capital) exercises sole voting control and dispositive power over these securities.

(20)	Eckard Kirsch exercises sole voting control and dispositive power over these shares

(21)	Devinder Randhawa exercises sole voting control and dispositive power over these shares

(22)	Joachim Brunner exercises sole voting control and dispositive power over these shares.

(23)	Joerg Schweizer in his capacity as President to Accent Marketing Limited exercises sole voting control and dispositive power over these securities.

(24)	Ralf Sommer exercises sole voting control and dispositive power over these shares

(25)	Michael Bunkherr exercises sole voting control and dispositive power over these shares.

(26)	Oliver Frank exercises sole voting control and dispositive power over these shares.

(27)	Alexander Flechsig exercises sole voting control and dispositive power over these shares.

(28)
Includes 365,000 shares of common stock and 335,000 shares of common stock upon exercise of Options within 60 days of June 29, 2007 (not being registered under this prospectus). Dr. Gerhard Kirchner exercises sole voting control and dispositive power over these securities. Mr. Kirchner is a director to the Company.

(29)	Johanna M. Brosch Kirchner exercises sole voting control and dispositive power over these shares. Mrs. Kirchner is a relative of Gerhard Kirchner, who is a director to the Company.

(30)	Bjorn Kirchner exercises sole voting control and dispositive power over these shares. Bjorn Kirchner is a relative to Gerhard Kirchner, who is a director to the Company.

(31)	Douglas Casey in his capacity as President to Bunnaton Ltd. exercises sole voting control and dispositive power over these shares.

(32)	Harald Reindl exercises sole voting control and dispositive power over these shares.

(33)	Craig Steinke exercises sole voting control and dispositive power over these shares.

(34)	Gary Freeman in his capacity as President to GF Consulting Group exercises sole voting control and dispositive power over these shares.

(35)	Frank Vogel exercises sole voting control and dispositive power over these shares.

(36)	Michael Bruin exercises sole voting control and dispositive power over these shares.

(37)	Andrew Muir exercises sole voting control and dispositive power over these shares.

(38)	Donald Goss exercises sole voting control and dispositive power over these shares.

(40)	Bob Zarchekoff exercises sole voting control and dispositive power over these shares.

(41)	Dave Forest exercises sole voting control and dispositive power over these shares.

(42)
These shares are held by Pacific International Securities, Suite 1900 - 666 Burrard St., Vancouver, BC, in trust for Bronze Resources Ltd. Bradley Aelicks, in his capacity as President to Bronze Resources Ltd., exercises sole voting control and dispositive power over these shares.

(43)	John Thiessen in his capacity as President to Vertex One Asset Mgmt. exercises sole voting control and dispositive power over these shares.

(44)	Alex Wurm in his capacity as President to Euromerica Capital Group Inc. exercises sole voting control and dispositive power over these shares.

(45)	Mark Mastiliak exercises sole voting control and dispositive power over these shares.

(46)	Elisabeth Kirchner exercises sole voting control and dispositive power over these shares. Ms. Kirchner is a relative of Gerhard Kirchner, who is a director to the Company.

(47)	Eric Coffin exercises sole voting control and dispositive power over these shares.

(48)	Alexander Holtermann exercises sole voting control and dispositive power over these shares.

(49)	Suma Men exercises sole voting control and dispositive power over these shares.

(50)	Joe Eberhard, in his capacity as President to JTE Finance, exercises sole voting control and dispositive power over these shares.

(51)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Holnik Capital Inc. Dawn Peck, in her capacity as President to Holnik Capital Inc., exercises sole voting control and dispositive power over these shares.

(52)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Millerd Holdings Ltd. Don Millerd, in his capacity as President to Millerd Holdings Ltd. exercises sole voting control and dispositive power over these shares.

(53)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Trafalgar 1805 Ltd. J.M. Clarke in his capacity as President to Trafalgar 1805 Ltd. exercises sole voting control and dispositive power over these shares.

(54)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(55)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(56)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for A.M. Millenium Trust. Aenas Mackay in his capacity as President to A.M. Millenium Trust exercises sole voting control and dispositive power over these shares.

(57)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(58)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(60)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Dana Prince Law Cooperation. Dana Prince in her capacity as President to Dana Prince Law Cooperation exercises sole voting control and dispositive power over these shares.

(61)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(62)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(63)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(64)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for David Elliott ESP Inventory. David Elliott in his capacity as Broker and Inventory Accountant to ESP Inventory exercises sole voting control and dispositive power over these shares.

(65)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(66)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(67)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(68)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(69)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(70)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(71)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(72)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(73)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(74)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(75)	Eckart Keil exercises sole voting control and dispositive power over these shares.

(76)	Werner John Ullmann exercises sole voting control and dispositive power over these shares.

(77)	Werner Christian Ullmann exercises sole voting control and dispositive power over these shares.

(78)	Thomas Amend, as CEO to Banque de Luxembourg S.A. Stabilitas Gold and Resources Funds, exercises sole voting control and dispositive power over these shares.

(79)
Includes 175,000 shares of common stock and 50,000 shares of common stock acquirable upon the exercise of March warrants within 60 days of June 29, 2007. Annette Holloway in her capacity as Secretary to CGT Management Ltd exercises sole voting control and dispositive power over these shares.

(80)	Christian Russemberger in his capacity as President to CR Innovations AG 9 exercises sole voting control and dispositive power over these shares.

(81)	Hartmut Thome exercises sole voting control and dispositive power over these shares.

(82)	Barry Davis as administrator of the Barry Davis Roth IRA exercises sole voting control and dispositive power over these shares.

(83)	Michael Baybak in his capacity as President to Baybak Family Partners, exercises sole voting control and dispositive power over these shares.

(84)	Christopher Bruening exercises sole voting control and dispositive power over these shares.

(85)	Russ Cranswick exercises sole voting control and dispositive power over these shares.

(86)	Michelle Ann Alger exercises sole voting control and dispositive power over these shares.

(87)
These shares are held by Harrington & Partners Ltd., The Armoury Bldg., 2nd Floor, 37 Reid Street, Hamilton, HM12, Bermuda, in trust for Inservice Ltd. Douglas Tufts in his capacity as President to Inservice Ltd. exercises sole voting control and dispositive power over these shares.

(88)	Lloyd Lamont Chambers exercises sole voting control and dispositive power over these shares.

(89)	Leah Sturgis exercises sole voting control and dispositive power over these shares.

(90)	William Lowe exercises sole voting control and dispositive power over these shares.

(91)	David Cole exercises sole voting control and dispositive power over these shares.

(93)	Stuart Clark exercises sole voting control and dispositive power over these shares.

(94)	Paul Dines and Holly Watkins, as joint tenants, exercise sole voting control over these shares.

(95)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(96)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(97)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Waterra Pumps Limited. John McAdam in his capacity as President to Waterra Pumps Limited exercises sole voting control and dispositive power over these shares.

(100)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for AK Abbi Professional Corp. Arun Abbi in his capacity as President to AK Abbi Professional Corp. exercises sole voting control and dispositive power over these shares.

(106)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these shares.

(107)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these shares.

(109)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Burdock Ltd. Nancy Lake in her capacity as President to Burdock Ltd. exercises sole voting control and dispositive power over these shares.

(110)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these shares.

(112)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these shares.

(113)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Whistler Investments Ltd. Bernard Fahy in his capacity as President to Whistler Investments Ltd. exercises sole voting control and dispositive power over these shares.

(114)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these shares.

(116)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these shares.

(117)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Asia Asset Management Inc. Munir Ali in his capacity as President to Asia Asset Management Inc. exercises sole voting control and dispositive power over these shares.

(118)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these shares.

(120)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these shares.

(121)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individuals who exercise sole voting control and dispositive power over these shares.

(122)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these shares.

(124)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these shares.

(126)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these shares.

(131)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these shares.

(138)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these shares.

(140)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for the named individual who exercises sole voting control and dispositive power over these shares.

(141)
These shares are held by Haywood Securities Inc. Suite 2000 - 400 Burrard, Vancouver, BC, V6C 3A6, in trust for Addax Financial Inc. Edward petre Mears acting in his capacity as Director to Addax Financial Inc. exercises sole voting control and dispositive power over these shares.

(142)	Robert Sarcher in his capacity as CEO to Financial.de Ag exercises sole voting control and dispositive power over these shares.

(144)	J. David Pescod exercises sole voting control and dispositive power over these shares.

(145)
These shares are held by Royal Trust Corporation of CDA, 1025 West Georgia Street, 4th Floor, Vancouver, BC V6B 4M9, in trust for Vertex One Asset Management. John Thiessen in his capacity as President to Vertez One Asset Management exercises sole voting control and dispositive power over these shares.

(146)	Michael Wilhelm exercises sole voting control and dispositive power over these shares.

(147)	Rupert Zuechert in his capacity as Placee to Bankhaus Spaengler exercises sole voting control and dispositive power over these shares.

(149)
These shares are held by Double U Master Fund LP, Harbour House, Waterfront Drive, Road Town, Tortola BVI, in trust for Navigator Mgmt Ltd. Sheldon Praube in his capacity as President to Navigator Mgmt Ltd. exercises sole voting control and dispositive power over these shares.

(150)
Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of June 29, 2007. Ron Struthers exercises sole voting control and dispositive power over these securities.

(151)	Natalie Duell exercises sole voting control and dispositive power over these shares.

(152)	J.P. Morgan Chase exercises sole voting control and dispositive power over these shares.

(153)	James Douglas Glass exercises sole voting control and dispositive power over these shares.

(154)	David Nobrega exercises sole voting control and dispositive power over these shares.

(155)	Marshall Farris exercises sole voting control and dispositive power over these shares.

(156)	Susan Ing exercises sole voting control and dispositive power over these shares.

(157)	William Iverson in his capacity as President to Aumentare Productions exercises sole voting control and dispositive power over these shares.

(158)	Martin Reindl exercises sole voting control and dispositive power over these shares.

(159)
These shares are held by Banque de Luxembourg Axxion S.A., 14 Boulevard Royal, L-2449 Luxembourg, in trust for Falken Funds. Thomas Amend in his capacity as CEO to Falken Funds exercises sole voting control and dispositive power over these shares.

(160)	Pauline Mader exercises sole voting control and dispositive power over these shares.

(161)	Tanja Tinnesz exercises sole voting control and dispositive power over these shares.

(162)	Dr. Franz J. Dahlkamp exercises sole voting control and dispositive power over these shares.

(163)	Bernhard Schmidt exercises sole voting control and dispositive power over these shares.

(164)	Tretter Tobias exercises sole voting control and dispositive power over these shares.

(165)	Julie Venables and Nicholas Deardan in their capacity as sole directors to Insight K Investments Ltd. exercise sole voting control and dispositive power over these shares.

(166)	These shares are held by Union Securities, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(167)
These shares are held by Union Securities, 900-700 West Georgia Street, Vancouver, BC V7Y 1H4, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(168)
These shares are held by Union Securities, 900-700 West Georgia Street, Vancouver, BC V7Y 1H4, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(169)	Stuart Clark exercises sole voting control and dispositive power over these shares.

(171)
Includes 20,000 shares of common stock acquirable upon exercise of March Warrants within 60 days of June 29, 2007. Richard Appel exercises sole voting control and dispositive power over these securities.

(172)
Includes 10,800 shares of common stock and 3,600 shares of common stock acquirable upon exercise of March Warrants within 60 days of June 29, 2007. Stephen G. Kehas exercises sole voting control and dispositive power over these securities.

(173)	Laura Davidson exercises sole voting control and dispositive power over these shares.

(174)	Robert and Jacqueline Stibor exercise sole voting control and dispositive power over these shares.

(175)	Robert Libauer exercises sole voting control and dispositive power over these shares.

(176)	Toni Cameron exercises sole voting control and dispositive power over these shares.

(177)	Simon Hickey in his capacity as President to UIL LLC exercises sole voting control and dispositive power over these shares.

(178)	Jason Sturgis in his capacity as Trustee to Jason Sturgies TTEE exercises sole voting control and dispositive power over these shares.

(179)	Barbara Fodor and P.B. Fodor exercise sole voting control and dispositive power over these shares.

(180)
These shares are held by Union Securities, 900-700 West Georgia Street, Vancouver, BC V7Y 1H4, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(181)	Keith Cunningham in his capacity as President to The Cunningham Family Trust exercises sole voting control and dispositive power over these shares.

(182)	Donald Farris exercises sole voting control and dispositive power over these shares.

(183)	William Gibbens exercises sole voting control and dispositive power over these shares.

(184)	Mick McMurry in his capacity as President to Nerd Gas Company LLC exercises sole voting control and dispositive power over these shares.

(185)	Herbert M. Dwight exercises sole voting control and dispositive power over these shares.

(186)	Steve Carroll in his capacity as President to the Steve & Jessica Carroll Living Trust 1998 exercises sole voting control and dispositive power over these shares.

(187)
Includes 35,000 shares of common stock and 17,500 shares of common stock acquirable upon exercise of March Warrants within 60 days of June 29, 2007. Douglas Tufts in his capacity as President to Inservice Ltd. exercises sole voting control and dispositive power over these shares.

(188)	Benjamin B. Vincent exercises sole voting control and dispositive power over these shares.

(189)	Flautner Andreas exercises sole voting control and dispositive power over these shares.

(190)	Tanja Tinnesz exercises sole voting control and dispositive power over these shares.

(191)	Pauline Mader exercises sole voting control and dispositive power over these shares.

(192)
These shares are held by CIBC Wood Gundy, 250 - 6th Ave. S.W., Suite 2000, Calgary, AB T2P 3H7, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(193)	Bryan Kenneth Velve exercises sole voting control and dispositive power over these shares.

(194)	Brian Valentine exercises sole voting control and dispositive power over these shares.

(195)	Garry Robertson in his capacity as President to Robertson Financial Services exercises sole voting control and dispositive power over these shares.

(196)	Brent Bailey exercises sole voting control and dispositive power over these shares.

(197)	Ronald K. Netolitzky exercises sole voting control and dispositive power over these shares.

(199)	Terry A. Lyons exercises sole voting control and dispositive power over these shares.

(200)	Rob Morrison exercises sole voting control and dispositive power over these shares.

(201)	Dave Morrison exercises sole voting control and dispositive power over these shares.

(202)	D. Terry Russell exercises sole voting control and dispositive power over these shares.

(204)	Rupert Allan exercises sole voting control and dispositive power over these shares.

(205)	These shares are held by Odlum Brown Limited, 1100-250 Howe Street, Vancouver, BC V6C 3S9, in trust for the named individual who exercises sole voting control and dispositive power over these shares.

(206)	Marshall Farris in his capacity as President to MLF Holdings Inc. exercises sole voting control and dispositive power over these shares.

(207)	Damir Miskovic exercises sole voting control and dispositive power over these shares.

(208)	Thomas Bilodeau exercises sole voting control and dispositive power over these shares.

(209)	Namesh Hansjee exercises sole voting control and dispositive power over these shares.

(210)	Richard A.P. Hunt exercises sole voting control and dispositive power over these shares.

(211)	Rochfort James de Burgh Young exercises sole voting control and dispositive power over these shares.

(212)	William John Howard Whitbread exercises sole voting control and dispositive power over these shares.

(213)	Robert Wallace in his position as President to Yellowcake PLC exercises sole voting control and dispositive power over these shares.

(214)	These shares are held by Canaccord Capital Ltd, in trust for the named individual who exercises sole voting control and dispositive power over these shares.

(215)
These shares are held by CIBC Bank & Trust, CIBC Financial Centre, Grand Cayman, Cayman Islands, in trust for Bansco & Co. Gold Arrow Global Mining Fund (Offshore) Limited. Kjeld Thygesen in his capacity as Portfolio Manager to Bansco & Co. Gold Arrow Global Mining Fund (Offshore) Limited exercises sole voting control and dispositive power over these shares.

(216)	Frank Baldry exercises sole voting control and dispositive power over these shares.

(217)	Alexander Wegner exercises sole voting control and dispositive power over these shares.

(218)
These shares are held by Banque de Luxembourg Axxion SA, 14 Boulevard Royal, L-2449 Luxembourg, on behalf of Squad Capital. Thomas Amend in his capacity as CEO to Squad Capital exercises sole voting control and dispositive power over these shares.

(219)	Wilhelm Tretter exercises sole voting control and dispositive power over these shares.

(220)	Dick B.W. Wong exercises sole voting control and dispositive power over these shares.

(221)	Siegbert Spanier exercises sole voting control and dispositive power over these shares.

(222)	Jay Taylor in his capacity as President to Taylor Hard Money Advisors Inc. exercises sole voting control and dispositive power over these shares.

(223)	Joanne Poile in her capacity as CFO to Passport Materials Master Fund, LP exercises sole voting control and dispositive power over these shares.

(224)	Gary A. Higginson and Beulah F. Higginson, exercise joint voting control and dispositive power over these shares.

(225)	Donald Farris exercises sole voting control and dispositive power over these shares.

(226)	Johanna M. Brosch-Kirchner exercises sole voting control and dispositive power over these shares. Ms. Kirchner is a relative of Gerhard Kirchner, who is a director of the Company.

(227)	Haywood Securities Inc., 2000-400 Burrard Street, Vancouver, BC, V6C 3A6, in trust for the named individual, who exercises sole voting control and dispositive power over these shares.

(228)
Includes 70,000 shares of common stock and 195,000 shares of common stock acquirable upon exercise of Options within 60 days of June 29, 2007 (not being registered under this prospectus). Paul Saxton exercises sole voting control and dispositive power over these shares.

(229)	Gordon H. Lloyd exercises sole voting control and dispositive power over these shares. Mr. Lloyd is the spouse of Aileen Lloyd who is a former employee of the Company.

(230)	Dennis Higgs, as President of Senate Capital Group Inc., exercises sole voting control and dispositive power over these shares. Mr. Higgs is the Chairman of the Board and a director to the Company.

(232)
Includes 500,000 shares of common stock and 600,000 shares of common stock acquirable upon exercise of Options within 60 days of June 29, 2007 (not being registered under this prospectus). Mr. Hartman is Chief Operating Officer, Executive Vice President, and a director to the Company.

(233)	Commission shares and warrants were issued in connection with Haywood Shares Inc. acting as underwriter to the Company’s private placements.

(234)	Commission shares were issued in connection with Dave Coffin acting as underwriter to the Company’s private placements.

(235)	Commission shares were issued in connection with Ascenta Finance acting as underwriter to the Company’s private placements.

(236)	Commission shares were issued in connection with Pacific International Securities acting as underwriter to the Company’s private placements.

(237)	The named individual exercises sole voting control and dispositive power of these shares.

Based on information provided to us, none of the Selling Security Holders are affiliated or have been affiliated with any broker-dealer in the United States except as otherwise provided in this prospectus. Except as otherwise provided in this prospectus, none of the Selling Security Holders are affiliated or have been affiliated with us, any of our predecessors or affiliates during the past three years.

Transactions with Private Placement Selling Security Holders

We completed the following private placement transactions with the Selling Security Holders:

May 2006 Placement

On May 19, 2006, we completed a private placement with four investors of 720,000 units at a price of $1.75 per unit for total proceeds of $1,260,000 pursuant to Rule 506 of Regulation D of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $2.25. We paid a commission equal to up to 8% on some of the funds raised in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

On May 19, 2006, we completed a private placement with thirty-six investors of 1,422,200 units at a price of $1.75 per unit for total proceeds of $2,488,850 pursuant to Rule 903 of Regulation S of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $2.25. We paid a commission equal to up to 8% on some of the funds raised in connection with the completion of the offering. We completed the offering of the units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

In aggregate we issued a total of 2,142,200 Shares and 1,071,100 Warrants, with each Warrant entitling the holder to purchase one additional Share of our common stock for a period of one year at an exercise price of $2.25 per Share until May 19, 2007. We paid a portion of commission in units in the amount of 52,266 units. In aggregate we issued a total of 2,194,466 common shares and 1,097,233 warrants. Due to the acceleration clause contained in the May Warrants, all May Warrants expired on March 19, 2007. Prior to expiration, all, except 100,000, of the May Warrants were exercised.

March 2006 Placement

On March 3, 2006, we completed a private placement with twenty-three investors of 2,755,000 units at a price of $1.00 per unit for total proceeds of $2,755,000 pursuant to Rule 506 of Regulation D of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $1.75 and at a price of $2.50 during the second year. We paid a commission equal to 7 1/2% of some of the funds raised in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

On March 3, 2006, we completed a private placement with one hundred and eleven investors of 4,490,000 units at a price of $1.00 per unit for total proceeds of $4,490,000 pursuant to Rule 903 of Regulation S of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $1.75 and at a price of $2.50 during the second year. We paid a commission equal to 71/2% of some of the funds raised in connection with the completion of the offering. We completed the offering of the units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

In aggregate we issued a total of 7,245,000 shares and 3,622,500 warrants, with each warrant entitling the holder to purchase one additional share of our common stock for a period of two years, currently, at an exercise price of $2.50 per share until March 3, 2008. In aggregate we have paid total commissions in cash of $88,660 and 186,232 units. As of June 29, 2007, 116,100 March Warrants remain outstanding.

November 2005 Placement

On November 17, 2005, we completed a private placement with two investors of 175,000 units at a price of $0.40 per unit for total proceeds of $70,000 pursuant to Rule 903 of Regulation S of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $0.60. We paid a commission equal to 6% of the funds raised in connection with the completion of the offering. We completed the offering of the units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

In aggregate we issued a total of 175,000 shares and 87,500 warrants, with each warrant entitling the holder to purchase one additional share of our common stock at an exercise price of $0.60 per share until November 17, 2006. All 87,500 warrants were exercised as at October 17, 2006.

October 2005 Placement

On October 17, 2005, we completed a private placement with fifteen investors of 1,132,500 units at a price of $0.40 per unit for total proceeds of $453,000 pursuant to Rule 506 of Regulation D of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $0.60. We paid a commission equal to 6% of some of the funds raised in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

On October 17, 2005, we completed a private placement with sixty-six investors of 4,112,500 units at a price of $0.40 per unit for total proceeds of $1,645,000 pursuant to Rule 903 of Regulation S of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $0.60. We paid a commission equal to 6% of some of the funds raised in connection with the completion of the offering. We completed the offering of the units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

In aggregate we issued a total of 5,245,000 shares and 2,622,500 warrants, with each warrant entitling the holder to purchase one additional share of our common stock at an exercise price of $0.60 per share until October 17, 2006. As at June 29, 2007, 2,497,500 warrants were exercised and 125,000 warrants expired.

We are registering the shares of common stock issued in the private placements for resale by the Selling Security Holders in the registration statement in which this prospectus is included.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the Selling Security Holders. When we refer to Selling Security Holders, we intend to include donees and pledgees selling shares received from a named Selling Security Holder after the date of this prospectus. All costs, expenses and fees in connection with this registration of the shares offered under this registration statement will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holders. Sales of shares may be effected by the Selling Security Holders from time to time in one or more types of transactions (which may include block transactions) on the Amex, the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Security Holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Security Holders.

The Selling Security Holders may effect such transactions by selling shares directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Security Holders and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Security Holders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

Because the Selling Security Holders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Security Holders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Security Holders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

In the event that the registration statement is no longer effective, the Selling Security Holders may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule, including the minimum one year holding period.

Upon being notified by any Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) of the Act, disclosing:

•	the name of each Selling Security Holder(s) and of the participating broker-dealer(s),

•	the number of shares involved,

•	the price at which the shares were sold,

•	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable,

•	that the broker-dealer(s) did not conduct any investigation to verify information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

LEGAL PROCEEDINGS

Neither we nor any of our property are currently subject to any material legal proceedings or other regulatory proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information with respect to our current directors, executive officers and key employees. The term for each director expires at our next annual meeting or until his or her successor is appointed. The ages of the directors, executive officers and key employees are shown as of June 29, 2007.

Name	Current Office	Principal Occupation	Director/Officer Since	Age
Glenn Catchpole	President and Chief Executive Officer; Director	President and Chief Executive Officer Uranerz Energy Corporation	March 1, 2005	63

George Hartman	Senior Vice-President, Mining and Chief Operating Officer; Director	Senior Vice-President, Mining Uranerz Energy Corporation	May 9, 2005	67

Dennis Higgs	Chairman	Chairman Uranerz Energy Corporation	May 26, 1999	49

Paul Saxton*	Director	President of Lincoln Gold Corporation	October 26, 2004	60

Dr. Gerhard Kirchner	Director	Chairman, Mindoro Resources Limited	March 13, 2005	77

Peter Bell*	Director	President of Ezon Healthcare Corporation	May 10, 2006	72

Arnold J. Dyck*	Director	Self-Employed, General Contractor	May 23, 2006	66

Richard Holmes*	Director	Secretary, Treasurer PhosMex Corporation	May 23, 2006	65

Benjamin Leboe	Chief Financial Officer and Corporate Secretary	Chief Financial Officer, Corporate Secretary of Uranerz Energy Corporation	May 23, 2006	61

* - Indicates that the director is “independent” in accordance with section 121A of the American Stock Exchange Company Guide.

The following is a description of the business background of the directors and executive officers of Uranerz Energy Corporation.

Mr. Glenn Catchpole was appointed to the Board and became our President on March 1, 2005. Mr. Catchpole is a licensed engineer who holds an M.S. in civil engineering from Colorado State University. He has been active in the uranium solution mining industry since 1978, holding various positions including well field engineer, project manager, general manager and managing director of several uranium solution mining operations.

In 1988 Mr. Catchpole joined Uranerz U.S.A., Inc. and Uranerz Exploration and Mining Ltd. and became Director of Regulatory Affairs, Environmental Engineering and Solution Mining. Mr. Catchpole’s responsibilities included the monitoring and oversight of the environmental and regulatory aspects of two large uranium mines in Canada and the operational aspects of one uranium solution mine in the United States. In 1996 Mr. Catchpole was appointed General Manager and Managing Director of the Inkai uranium solution mining project located in the Republic of Kazakhstan (Central Asia). In 1998 Cameco Corporation acquired Uranerz U.S.A. Inc., and Mr. Catchpole continued his post with the Inkai project. Mr. Catchpole spent six years taking the Inkai project from acquisition through feasibility study, joint venture formulation, government licensing, environmental permitting, design, construction and first phase start-up.

Following his departure from Cameco in 2002, Mr. Catchpole has been an independent consulting engineer providing project management to the oil and gas, mining, and construction industries from 2002 until joining our company in March 2005.

Mr. George Hartman was appointed to the Board of Directors and the role of Vice-President, Mining on May 9, 2005. He has thirty-seven years experience in developing green field projects into mining production companies including both metals and industrial mineral projects. He has an M. S. degree in Mineral Economics (Colorado School of Mines) and a B. S. in Chemical Engineering (University of Denver). Four process patents have been granted in his name. His experience includes thirteen years managing several in-situ recovery uranium mines from green field exploration sites through commercial production.

For the past fourteen years Mr. Hartman was General Manager for Fort Cady Minerals Corporation where he had complete responsibility for solution mining and process development, permitting, design, procurement, construction, production and property management. Property management included federal mining claims and private leases for a large deposit of borate mineral. He managed the project from test stage through construction and operation of a demonstration production facility. He was also involved with product marketing.

From 1982 to 1989 Mr. Hartman was General Manager, In Situ Leach Projects, for Uranerz USA. During this period he managed the interests of all in situ uranium projects which Uranerz USA owned including Ruth, Crow Butte, and North Butte. Under his management, Uranerz served as the contract operator for the successful test solution mining of the Christenson Ranch uranium property now owned by Arevanc Inc. He was on the Uranerz acquisition team that studied potential uranium and precious and base metal properties in Nebraska, Colorado, Texas, New Mexico, Utah, California and Wyoming.

Prior to joining Uranerz USA, Mr. Hartman was president of Ogle Petroleum Inc. from 1979 to 1982 where he was in overall operating charge of this uranium production company that joint ventured with Duke Power on a commercial solution mine in Wyoming. He was responsible for managing the project from green field exploration through commercial production (shipped filtered yellowcake to the converter). Mr. Hartman personally designed the processing plant facilities.

Also, previous to his work with Uranerz USA, Mr. Hartman was the Texas Mines Manager for Wyoming Mineral Corporation (Westinghouse) from 1976 to 1979, where he was responsible for the management of two production in situ uranium mines with ion exchange processing plants in Bruni, and Three Rivers, Texas (shipped dried yellow cake to the converter).

Mr. Dennis Higgs is a member of the board of directors. Mr. Higgs was appointed to the board of directors as President and Chief Executive Officer on May 26, 1999, and resigned as President and Chief Executive Officer on March 1, 2005. Mr. Higgs became Chairman of our Board of Directors on February 1, 2006

Mr. Higgs has been involved in the financial and venture capital markets for over twenty years, raising several millions of dollars in the United States, Canada and Europe. He founded his first junior exploration company in 1983 and took it public through an initial public offering in 1984. Since then, Mr. Higgs has been involved in the founding, financing and initial public listing of several companies, including Arizona Star Resource Corp. (TSX: “AZS”) and BioSource International Inc. (NASDAQ: “BIOI”). BioSource was acquired by Invitrogen Corporation at $12.50/share in October, 2005.

In July 1990, Mr. Higgs established Senate Capital Group Inc., a private venture capital company which provides management consulting and investor relations services.

At present, Mr. Higgs serves as a director and officer of Miranda Gold Corp., a Canadian public gold exploration company, which he founded in May 1993.

Mr. Paul Saxton was appointed to the Board of Directors on October 26, 2004. Mr. Saxton is a mining engineer who also holds an MBA from the University of Western Ontario. He has been active in the mining industry since 1969, holding various positions including mining engineer, mine superintendent, president and chief executive officer of numerous Canadian mining companies.

Following 10 years with Cominco, Mr. Saxton became vice-president and president of Mascot Gold Mines Ltd. (from 1983 to 1986), initially working on the design and construction of the Nickel Plate mine in British Columbia, Canada. Subsequently Mr. Saxton became a vice-president of Corona Corporation (from 1986 to 1987 where he was responsible for western operations and exploration for the company and was instrumental in the re-opening of the Nickel Plate Mine. In 1989, Mr. Saxton was appointed senior vice-president of Viceroy Resource Corporation where he was responsible for helping to obtain financing and the construction and operations of the Castle Mountain mine in California. In 1994, Mr. Saxton was appointed as president of Loki Gold Corporation and Baja Gold Inc. where he was responsible for arranging over $45 million in mine financing and bringing the Brewery Creek Gold mine into production. Loki Gold, Baja Gold and Viceroy Resource Corp. were merged in 1996 and Mr. Saxton became President of Viceroy at that time.

Following his departure from Viceroy in 1998, Mr. Saxton became president of Standard Mining Corp., organizing the company and supervising its exploration activities until 2001, when Standard Mining Corp. was merged with Doublestar Resources Ltd. In March 2004, Mr. Saxton was appointed and continues to serve as a director and president of Lincoln Gold Corporation, a company engaged in mineral exploration in the State of Nevada.

Mr. Saxton is also Chairman and COO of Pinnacle Mines Ltd., a TSX Venture company, engaged in exploration and mine development in Canada, China and Mexico.

Mr. Saxton has been appointed to the Company's nomination and governance committee, and compensation committee.

Dr. Gerhard F. Kirchner was appointed to the Board March 13, 2005. Dr. Kirchner has 40 years of international mine development and management experience including 20 years with Uranerz Exploration and Mining Ltd. (“UEM”) (from1975 to 2005). At UEM, Dr. Kirchner spent nine years as General Manager and 11 years as Senior Vice President. He and his team were responsible for the Key Lake uranium discovery and the engineering and development of projects such as the Midwest uranium deposit, Eagle Point North uranium deposit, Star Lake gold deposit and the Crow Butte ISL uranium deposit.

Previous to his work with UEM, Dr. Kirchner spent six years developing and managing the Kamoto Mine in Kolwezi, Zaire from (1968 to 1974); six years consulting on mining and civil engineering projects in several countries including Surinam, Nigeria, Congo, Saudi Arabia and Austria (from 1962 to 1968); five years as a mine superintendent and exploration manager in Greenland (from 1957 to 1962) where he discovered the Molybdenum Porphyry Erzberg.

During the past ten years, Dr. Kirchner has served as director on the board of Mindoro Resources Limited.

Dr. Kirchner received a multidisciplinary education in mining engineering and economic geology and a Doctorate in Mining Sciences from the University of Leoben, Austria.

Mr. Arnold J. Dyck was appointed to the Board of Directors on May 10, 2006. Mr. Dyck was employed at Uranerz Exploration and Mining Limited from 1977 to 1998. Mr. Dyck progressed through various positions with Uranerz Canada Limited, Uranerz Exploration and Mining Limited, and Uranerz U.S.A. Inc. to become the Senior Vice-President and Chief Financial Officer for the Uranerz group of companies. He also served as a member of the board of directors for Uranerz U.S.A. Inc. and as chairman of the board with a subsidiary mining company. Uranerz Exploration and Mining Limited, Uranerz Canada Limited, Uranerz U.S.A. and the original Uranerz group of companies are not connected with, or a predecessor company to Uranerz Energy Corporation. The original Uranerz group of companies was acquired by Cameco, the world's largest primary uranium producer, in 1998.

During the past five years, Mr. Dyck has been self employed as a general contractor in designing, constructing and selling new homes and renovating older homes and offices.

Mr. Dyck is a graduate of the Registered Industrial Accountant education program and was awarded the designation of certified Management Accountant in 1975.

Mr. Dyck has been appointed to the Company's audit committee and compensation committee.

Mr. Richard W. Holmes was appointed to the Board of Directors on May 23, 2006 Mr. Holmes was an assistant controller with Duke Power Company (now Duke Energy) from 1971 to 1981. Duke Energy has operated nuclear plants for more than thirty years. While at Duke Power Mr. Holmes was Assistant Controller of the parent company. He was also Treasurer of Eastover Land Company, a $100 million subsidiary of Duke's with interests in coal properties in Kentucky and West Virginia. Concurrently, Mr. Holmes was Treasurer of Western Fuel, Duke's uranium mining project in Wyoming.

Mr. Holmes left Duke in 1981 to become Treasurer and Controller of Ogle Resources Inc., an oil and gas company with offshore exploration, drilling and production from 1981 to 1986. At the same time, Mr. Holmes was Treasurer and Controller for a sister company with an investment in in-situ recovery uranium mining in Wyoming.

During the past five years, , although retired, Mr. Holmes is active as Secretary, Treasurer for PhosMex Corporation, a California phosphate mining corporation.

Mr. Holmes received his bachelor's degree in accounting from the University of Wisconsin. He held the position of Senior Auditor at Arthur Andersen & Co. in Chicago, Illinois, from 1968 to 1971. Mr. Holmes was an active certified public accountant from 1971 to 2003.

Mr. Holmes has been appointed to the Company's audit committee, and the nominating and corporate governance committee.

Mr. Peter Bell was appointed to the Board of Directors on May 10, 2006. Mr. Bell practiced as a licensed pharmacist until 1968. Since that time he has been a self-employed consultant and a director and member of a number of private and public companies and professional organizations. Mr. Bell is a director of Current Technology Corporation which markets an electrostatic hair maintenance and re-growth process, since 1992. Since 1997, Mr. Bell has been a director and is the President of Ezon Healthcare Corporation, a private company that is involved in the development of a graphic labeling system for pharmaceutical products.

Mr. Bell has provided a wide range of consultant services to businesses and health care companies and organizations. These consultant services included: sales management and reorganization of sales force; regional market development and marketing strategy; medical opinion surveys and market analysis; medical device product market development; business immigration program presentations; management studies in healthcare organizations; development and growth of public corporations.

Mr. Bell holds a Bachelor of Science Degree in Pharmacy from the University of Manitoba and a Masters in Business Administration from the University of Western Ontario.

Mr. Bell has been appointed to the Company's audit committee, the nominating and corporate governance committee, and the compensation committee.

Mr. Benjamin Leboe was appointed as the Company’s Chief Financial Officer on May 23, 2006 and became our Corporate Secretary on October 12, 2006. Mr. Leboe was a senior consultant, management consulting of the Business Development Bank of Canada, from January 2005 to February 2006. Previously, Mr. Leboe was president, secretary, treasurer, principal financial and accounting officer and a director of Asia Payment Systems Inc., a United States and Hong Kong based company engaged in payment processing services and related applications from June 1998 to January 2005. Concurrently, from January 2003 to January 2005, Mr. Leboe was the chief financial officer of C-Chip Technologies Inc. (now Manaris Corporation), a Montreal based corporation developing high-tech products and services for security and risk mitigation activities.

Mr. Leboe has been the principal of Independent Management Consultants of British Columbia from 1990 to date. Concurrently, Mr. Leboe was previously vice-president and chief financial officer of VECW Industries Ltd. from 1990 to 1993, and a partner of KPMG Consulting from 1978 to 1990.

Mr. Leboe received his bachelor of commerce degree from the University of British Columbia. Mr. Leboe is a chartered accountant and a certified management consultant in the Province of British Columbia.

Advisory Board

We have an advisory board that consists entirely of professional geologists.

Dr. Franz J. Dahlkamp has over 45 years experience as an economic geologist, with specific emphasis in uranium. He started as an economic geologist with several mining companies in Germany and abroad. In 1968 he began working with the Uranerz group of companies and by 1974 he became the head of their exploration department. While at Uranerz he organized and established the Uranerz group of subsidiary companies for uranium exploration in Australia, Canada, and the USA, and conducted reconnaissance surveys for uranium worldwide.

Since 1978 Dr. Dahlkamp has been consulting for mining companies, utilities, national and international institutions (governments of Germany, Austria, USA, Egypt, Iran, Mongolia; UN/IAEA, OECD/NEA). Also, since 1978 to 2002, Dr. Dahlkamp lectured at the Universities of Leoben and Salzburg, Austria, and Munich, Germany (on uranium deposits: geology, economics, and exploration).

Dr. Dahlkamp has published over fifty papers including six books (eg. Uranlagerstätten 1979, Uranium Ore Deposits 1993)

Dr. Dahlkamp has a PhD (1958), a Dr. of Science (Habilitation 1979), and is an Honorary Chair (Honorar-Professor) at Mining-University of Leoben (1990).

Dr. Gerhard Ruhrmann has close to 30 years experience in uranium exploration, mining and mine waste management. From 1976 to 1981, Dr. Ruhrmann was project geologist and exploration manager for Uranerz Exploration and Mining (UEM) in Canada, supervising field work in the Otish Mountains of Quebec, the Athabasca Basin in Saskatchewan, and the Thelon Basin in Nunavut. In 1982, Dr. Ruhrmann joined Key Lake Mining Corporation, to develop exploration tools for high grade unconformity-related uranium deposits on the basis of geological and mineralogical research at the Key Lake open pits and other mines in the Athabasca Basin. This resulted in a number of papers published in a variety of scientific periodicals including technical documents of the International Atomic Energy Agency.

In 1988, Dr. Ruhrmann became engaged in hydrogeological and geotechnical work in Cameco's engineering division, assessing above-ground uranium tailings management facilities and contributing to the in-pit tailings disposal concept at the Deilmann open pit in Saskatchewan.

In 1993, Uranerzbergbau (UEB) in Germany called Dr. Ruhrmann to join its consulting branch. Assignments included the assessment of exploration and mining projects in central Asia and western Africa, managing a subsidiary exploration company in Guinea, providing technical assistance to regulatory agencies in Papua New Guinea, monitoring the reclamation work at the former uranium mines in eastern Germany, designing reclamation concepts for closed-out uranium mines in central Asia and eastern Europe as well as reviewing the mining practice in Vietnam. On the basis of this experience, Dr. Ruhrmann co-authored a book on environmental mine management, published in 2001.

Since 2003, Dr. Ruhrmann is practicing as an independent consultant to the mining industry and international technical assistance agencies. Assignments include a review of the mining industry in Mongolia, enhancement of small-scale mining in Papua New Guinea, quality control at uranium mine rehabilitation projects and the assessment of uranium prospects.

Dr. Ruhrmann has a diploma in geology and holds a doctor degree in geology from the University of Tuebingen, Germany. Since 2001, Dr. Ruhrmann is teaching mineral exploration at the University of Leoben, Austria.

Mr. Kenneth Cunningham brings over thirty years of experience from diversified mineral exploration and mining geology through to executive management. Eighteen of these years have been focused in Nevada. Currently Mr. Cunningham is the President and Chief Executive Officer of Miranda Gold Corp. where he aggressively positioned this company in the Cortez Gold Trend and successfully negotiated joint ventures with major mining companies including Newmont, Placer Dome, Newcrest and Barrick. Previously, he was Exploration Manager with Uranerz U.S.A. Inc. During his tenure with Uranerz Mr. Cunningham led the exploration and acquisition effort that resulted in two Nevada gold discoveries; a three-million-ounce discovery in the Battle Mountain trend and a one-plus-million ounce discovery in the northern Carlin trend. Mr. Cunningham has also been Vice President of Tenneco Minerals Company and a Resident Manager with Echo Bay Mining Company.

Mr. Cunningham started his career with Houston Oil and Minerals as a member of its uranium exploration team. In 1978 he was responsible for the discovery of the Death Valley uranium deposit on Alaska’s Seward Peninsula. This deposit contains ten-million-pounds of uranium at a grade of .25% U3O8.

Mr. Joe Hebert is currently Vice President of Exploration for Miranda Gold Corp. Most recently, Mr. Hebert was the senior exploration geologist for the Cortez Joint Venture (Placer Dome and Kennecott Minerals) located on the Battle Mountain Trend in North Central Nevada. He was a member of the exploration team who discovered the 7.5 million ounce Cortez Hills gold deposit. During his tenure at Cortez he directed all generative and acquisition efforts within the joint venture area of interest.

From 1992 to 1999 Mr. Hebert consulted for Uranerz USA, Inc. where he conducted project evaluations and generative programs primarily in north central Nevada. The most significant result of this program was the recognition of gold potential and acquisition recommendations of the Nike-Converse property in Buffalo Valley where Uranerz discovered approximately 3 M oz of gold resource. He also recommended the REN property for acquisition, where currently development drilling on a high-grade resource is being conducted.

During the period when he was consulting, Mr. Hebert initiated a countrywide evaluation of Mongolia, identifying essentially unexplored epithermal systems from regional compilation and focused reconnaissance. He focused his client in gold-belts of NE Mongolia, acquiring for them two large concessions with multiple ore-grade showings in large epithermal and intrusive-related alteration cells. This program required interaction with high-level government officials, Mongolian junior companies, Mongolian Geological Survey and supervising native crews in remote camps.

Mr. Hebert is credited with team participation in multiple gold discoveries in Nevada and Utah over the course of his career. He has also had staff and contract positions with several US majors over the years including Superior Oil, Tenneco, and Freeport Minerals.

None of our executive officers or key employees is related by blood, marriage or adoption to any other director or executive officer.

To our knowledge, there is no arrangement or understanding between any of our officers and any other person pursuant to which the officer was selected to serve as an officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of June 29, 2007 regarding the ownership of our common stock by:

•	each person who is known by us to own more than 5% of our shares of common stock; and

•	each named executive officer, each director and all of our directors and executive officers as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 39,159,087 shares of common stock outstanding as of June 29, 2007.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options that are exercisable within 60 days following June 29, 2007 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock		Percentage of Common Stock (1)
DIRECTORS AND EXECUTIVE OFFICERS
Common Stock	Dennis Higgs Director, Chairman Suite 1410 - 800 West Pender St. Vancovuer, B.C., V6C 2V6	4,199,001	(2)	10.56%

Common Stock	Glenn Catchpole Director, President and CEO/PEO 222 Carriage Circle Cheyenne, WY., 82009	2,030,000	(3)	5.11%

Common Stock	George Hartman Director, Senior Vice President, COO 1220 Elkhorn Valley Drive Casper, WY., 82609	1,100,000	(4)	2.77%

Common Stock	Dr. Gerhard Kirchner 330 - 325 Keevil Crescent Saskatoon, Saskatchewan S7N 4R*	700,000	(5)	1.77%

Common Stock	Paul Saxton 188 Stonegate Drive Furry Creek, BC., V0N 3G4	265,000	(6)	**

Common Stock	Peter Bell #105 - 3389 Capilano Road North Vancouver, B.C., V7R 4W7	195,000	(7)	**

Common Stock	Arnold J. Dyck 504 - 230 Saskatchewan Crescent East Saskatoon, Saskatchewan S7N 0K6	198,000	(8)	**

Common Stock	Richard Holmes 2611 Tanbridge Road Charlotte, NC., 28226	195,000	(9)	**

Common Stock	Benjamin Leboe, CFO/PFO 16730 Carrs Landing Road Lake Country, BC V4V 1B2	225,000	(10)	**
Total		9,107,001		21.60%
5% Stockholders	Nil

**- indicates ownership less than 1%

(1)	The percent of class is based on 39,159,087 shares of common stock issued and outstanding as of June 29, 2007.

(2)
Includes 3,449,001 shares in the name of Dennis Higgs and 150,000 shares were acquired in the name of Senate Capital Group Inc. which is wholly owned by Dennis Higgs. Includes 600,000 exercisable Share Purchase Options.

(3)	Includes 5,500 shares in the name of Judith Catchpole, wife of Glenn Catchpole and 600,000 exercisable Share Purchase Options.

(4)	Includes Nil exercisable Warrants and 600,000 exercisable Share Purchase Options

(5)	Includes Nil exercisable Warrants and 335,000 exercisable Share Purchase Options.

(6)	Includes Nil exercisable Warrants and 195,000 exercisable Share Purchase Options

(7)	Includes Nil exercisable Warrants and 195,000 exercisable Share Purchase Options

(8)	Includes 3,000 shares in the name of Arnold Dyck, includes Nil exercisable Warrants and 195,000 exercisable Share Purchase Options

(9)	Includes Nil exercisable Warrants and 195,000 exercisable Share Purchase Options

(10)	Includes Nil exercisable Warrants and 225,000 exercisable Share Purchase Options

It is believed by us that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

As of June 29, 2007 we had approximately 187 shareholders of record of our common stock.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 . As at March 31, 2007, there were 39,052,087 shares of our common stock issued and outstanding and NIL shares of preferred stock outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing 33 1/3% of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights or conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The preferred stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of preferred stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within the limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our exploration activities.

Warrants

We have issued and do have outstanding 166,100 warrants to purchase our shares of common stock as at June 29, 2007, as follows:

•	116,100 Warrants exercisable at $2.50 to March 3, 2008; and

•	50,000 Warrants exercisable at $3.69 to February 1, 2008.

Anti-takeover provisions

At this time, there are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Nevada Corporate Law

The Nevada Business Corporation Law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The Control Share Acquisition Act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the Control Share Acquisition Act, would bring its voting power within any of the following three ranges:

•	20 to 33 1/3%;

•	33 1/3 to 50%; or

•	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the Control Share Acquisition Act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the Control Share Acquisition Act.

The Control Share Acquisition Act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation, which:

•	has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada; and

•	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 shareholders of record resident of Nevada. Therefore, the provisions of the Control Share Acquisition Act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the Control Share Acquisition Act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada “Combination with Interested Shareholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an “interested shareholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested shareholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested shareholder” having:

•	an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

•	an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

•	representing 10 percent or more of the earning power or net income of the corporation.

An “interested shareholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested shareholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested shareholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested shareholders, or if the consideration to be paid by the interested shareholder is at least equal to the highest of:

•
the highest price per share paid by the interested shareholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested shareholder, whichever is higher;

•	the market value per common share on the date of announcement of the combination or the date the interested shareholder acquired the shares, whichever is higher; or

•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

THE SEC’S POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

The Company’s Bylaws and Articles of Incorporation provide that we may, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable under Section 78.138 of Chapter 78 of the Nevada Revised Statutes or it is determined that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

Transactions with Related Persons

See discussion under the section heading “Certain Relationships and Related Transactions”.

Director Independence

The Company’s Board of Directors has determined that Paul Saxton, Peter Bell, Arnold J. Dyck, and Richard Holmes are independent directors of the Company based on the definition of independence under the rules of the American Stock Exchange and the Toronto Stock Exchange.

DESCRIPTION OF BUSINESS

Corporate Background

Uranerz Energy Corporation was incorporated under the laws of the State of Nevada On May 26, 1999. On July 5, 2005, we changed our name from Carleton Ventures Corp. to Uranerz Energy Corporation. Our executive offices are located at Suite 1410 - 800 West Pender Street, Vancouver, British Columbia Canada V6C 2V6. The telephone number for our executive offices is (604) 689-1659.

Our principal business offices are located at Suite 1410-800 West Pender Street, Vancouver, British Columbia, Canada V6C 2V6. The telephone number for the business offices is (604) 689-1659. Our operations office is located at 1701 East "E" Street, PO Box 50850, Casper, Wyoming 82605-0850. The telephone number for the operations office is (307) 265-8900.

Our common stock is traded on the American Stock Exchange under the symbol “URZ”.

History

Uranerz was relatively inactive from 1999 until 2005 when it acquired mineral prospecting permits in Saskatchewan, mineral licenses in Mongolia and mining claims in Wyoming. Exploration commenced in 2005 and continued through 2006 while additional mineral properties were acquired and development drilling was initiated in Wyoming. We have increased our personnel and operational consultants to move some of our Wyoming properties into the mine planning and permitting stage, activities which continue.

Our Business

We are an exploration stage company engaged in the acquisition, exploration and if warranted, development of uranium properties. We have an interest in the properties described below.

We own interests in properties in Wyoming, USA; Saskatchewan, Canada; and Mongolia. We have entered into joint venture agreements for each of our Saskatchewan and Mongolia properties whereby the joint venture partner for each property can earn an ownership interest in the property in exchange for exploration and development expenditure commitments and/or cash and equity consideration. We have also joint ventured our uranium projects in the Great Divide Basin area of Wyoming, and plan to maintain, explore or, if warranted, develop our projects in the Powder River Basin area of Wyoming. We anticipate that our joint venture partners will conduct exploration of our Wyoming Great Divide Basin, Saskatchewan and Mongolian mineral properties.

We are an exploration stage company. Because of the long lead times for environmental permitting of mining operations in North America, we have started collecting environmental baseline data on two of our properties in the Powder River Basin area of Wyoming that we feel have the potential, based on data in our possession, of being developed into commercial in-situ recovery uranium mines.

As of January 9, 2006, we own one subsidiary which is a Mongolian limited liability company with the name Rolling Hills Resources, LLC. Our Mongolian exploration licenses are held in the name of our subsidiary company.

Recent Corporate Developments

The following significant corporate developments occurred during our fiscal year ended December 31, 2006:

1.
We signed a letter agreement dated February 17, 2006, amended March 22, 2006, and September 8, 2006, to option and joint venture our eight Mongolian exploration licenses to Bluerock Resources Ltd. (“Bluerock”). Under the terms of the amended agreement, we have granted to Bluerock the option to acquire an undivided 70% interest in the properties, subject to a joint venture agreement to be entered into by Bluerock and us upon exercise of the option. The joint venture agreement to be entered into will be based upon the Rocky Mountain Mineral Law Foundation's Model Exploration, Development and Mine Operating Agreement, 1996 Edition ("Form 5A").

As consideration for the grant of the option, Bluerock paid us a total of $35,000 and issued to us 150,000 common shares of Bluerock. The cash payments were completed and the shares issued after an initial due diligence period and receipt by Bluerock of TSX Venture exchange approval.

Bluerock has the option to earn a 70% interest in our Mongolian properties by paying to us additional cash payments totaling $85,000 and by incurring exploration expenditures in the amount of $1,500,000 on the properties by October 18, 2009.

2.
Our board of directors approved on May 23, 2006, an amendment to our bylaws to increase the quorum requirement for meetings of our shareholders such that holders of not less than 33 1/3% of the outstanding shares of our common stock entitled to vote shall constitute a quorum for the transaction of business. The amendment to the bylaws is effective May 23, 2006. Our bylaws previously stated that holders of not less than 1% of the outstanding shares of our common stock entitled to vote constitute a quorum for the transaction of business. We effected this amendment to comply with corporate governance requirements of the American Stock Exchange.

3.
In June 2006, we entered into an Agreement with Black Range Minerals Limited (“Black Range”) of West Perth, Australia, on two of our exploration projects (the “projects”) located within the Red Desert area of southwest Wyoming. Black Range was granted the exclusive right to earn equity interests in the two exploration projects. We will form a joint venture to conduct further exploration and to develop the properties.

4.	On August 10, 2006 our shares were listed for trading on the American Stock Exchange.

5.
On September 20, 2006, we announced that we staked and recorded an additional 54 federal lode mining claims at the Nichols Ranch property and an additional 28 claims have been staked and recorded at the Hank property. This recent claim staking activity is based on the results of the exploration drilling program conducted during the past two months.

6.
On October 30, 2006, we entered into an agreement with George Hartman, our Senior Vice President, Mining and Chief Operating Officer and a Director to use certain geological reports held by Mr. Hartman for the purposes of staking and acquiring potential areas of interest. Under the terms of the agreement, we agreed to pay Mr. Hartman the sum of $0.40 for each measured and indicated pound of uranium staked and/or acquired by the Company and a fee of $750 for each claim registered with the Bureau of Land Management, based on the use of the geological reports. This fee is payable to Mr. Hartman in shares of common stock of the Company. In connection with the issuance of the shares, we granted Mr. Hartman registration rights for the resale of such shares and agreed to obtain listing approval and other regulatory approval in connection with the issuance of such shares. The geological reports were owned by Mr. Hartman prior to his joining Uranerz and fully disclosed to us. Our Board approved this transaction as a related party transaction after evaluating the transaction.

7.
On December 27, 2006, we entered into a binding letter of intent with Mr. Robert C. Shook (“Shook”) of Casper, Wyoming, to acquire three separate uranium projects located in northeast Wyoming in the central portion of the Power River Basin. The three projects are named West Flank, North Rolling Pin and C-line.

The locations of these three properties are adjacent to, or nearby mining claims already owned by us, including our West North Butte, Nichols Ranch, Hank, and Doughstick properties, thus providing synergistic opportunities for potential in-situ recovery. The surface area covered by these acquisitions is on land already covered by our surface use agreement with the rancher.

The total purchase price for the three project acquisitions was $3,120,000 in cash. The Letter of Intent provides for a 35-day due diligence period to review all reports, maps, drill logs and like material covering the Uranium properties that Shook has in his possession or control and a title search will be performed. Uranerz Energy may elect, at its sole discretion, to cancel the Letter of Intent and not close on the transaction if the Company is not satisfied with the results of the due diligence.

On February 1, 2007, we completed such due diligence, were satisfied with the results and on February 7, 2007 we paid $3,120,000 in cash and completed the transaction.

Competition

We compete with other mining and exploration companies in connection with the acquisition of mineral properties. There is competition for the limited number of uranium acquisition opportunities, some of which is with other companies having substantially greater financial resources than we do. As a result, we may have difficulty acquiring attractive exploration properties and staking claims related to our properties.

Employees

Currently we have five full time employees, four full time operational consultants and six part time operational consultants. We operate in established mining areas, which we believe have sufficient available personnel for our business plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors and Uncertainties” and elsewhere in this prospectus.

Plan of Operation

Our plan of operation for the 2007 fiscal year is to continue with exploration of our Wyoming Powder River Basin properties while our joint venture partners carry out exploration activities in Saskatchewan, Mongolia and the Wyoming Great Divide Basin area under the terms of the joint venture agreements. Our planned geological exploration programs are described in Item 2 of our Annual Report on Form 10-KSB. Our planned cash operating expenditures for the year ending December 31, 2007 for corporate expenses, exploration on our Wyoming mineral properties and general and administrative expenses are summarized as follow:

Category	Planned Expenditures Over the Next Twelve Months (US$)
Other Corporate expenses, excluding stock compensation, net of interest earned	$1,034,000
Exploration and development expenses in Wyoming	$1,445,000
General and Administrative expenses	$1,051,000
TOTAL	$3,530,000

In addition to our planned operating expenditures, we anticipate spending approximately $4,000,000 for acquisition of identified properties, including the $3,120,000 acquisition completed in February, 2007. We may make additional significant investments as opportunities arise. Our exploration and development plans will be continually evaluated and modified as exploration and environmental results become available. Modifications to our plans will be based on many factors, including: results of exploration, assessment of data, weather conditions, exploration costs, the price of uranium and available capital. Further, the extent of our operations and investment programs that we undertake will be dependent upon the amount of financing available to us.

During the twelve-month period following the date of our 2006 annual report, we anticipate that we will not generate any revenues. We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock.

We had cash in the amount of $16,246,497 and a working capital in the amount of $16,230,695 as of March 31, 2007. Accordingly, we believe we have sufficient financing with which to pursue our plan of operations over the next twelve months.

Results of Operations

Three-month period ended March 31, 2007 compared to three-month period ended March 31, 2006

Revenue

We have not earned any revenues to date and we anticipate that we will not generate any revenues during the twelve month period following the date of this report.

Operating Expenses and Other Expenses (Income)

We incurred total operating expenses of $8,685,157 for the three-month period ended March 31, 2007, as compared to $3,337,091 for the corresponding period in 2006. The increase of operating expenses in the amount of $5,348,066 was primarily attributable to increased spending on acquiring and exploring mineral properties in Wyoming. The mineral properties expenditures of $3,806,601 for the three-month period ended March 31, 2007 is an increase of $3,451,005 over 2006. This increase is primarily attributable to an acquisition of mineral properties totaling $3,170,000. Our general and administrative expenses of $4,870,230 increased $1,891,341 over 2006 largely the result of a $1,629,115 increase in stock based compensation. Payroll, consulting, investor relations and general overhead for the three-month period ended March 31, 2007 was $482,707 compared to $220,481 in 2006 reflecting our growth in corporate affairs and Casper operations.

We had no interest expense for the three-month period ended March 31, 2007. We earned $176,713 of interest income for the three-month period ended March 31, 2007 as compared to none for the corresponding period in 2006. This income was earned on our cash and cash equivalents. Net loss for the three-month period ended March 31, 2007 was $8,508,444, as compared to $3,432,766 for the corresponding period in 2006.

We anticipate that our exploration expenses will continue to increase throughout the 2007 fiscal year in comparison with 2006 as a result of our planned exploration activities and as a result of payments required to maintain our interests in our mineral properties. In addition, we anticipate continued increased general and administrative expenses as we comply with our obligations to many stockholders as a reporting company under the Securities Exchange Act of 1934, listed on the American Stock Exchange (AMEX: URZ). We anticipate that we will not earn any revenues during the current fiscal year or in the near future as we are presently engaged in exploration and the permitting of our mineral properties.

Cash Used in Operating Activities

Net cash used in operating activities was $4,338,950 for the three-month period ended March 31, 2007, compared to $177,504 for the corresponding period in 2006.

Cash Used in Investing Activities

We invested $32,663 in property and equipment in the three- month period ended March 31, 2007, compared to none for the corresponding period in 2006.

Cash Provided by Financing Activities

Net cash provided by financing activities amounted to $8,324,178 for the three-month period ended March 31, 2007 from the exercise of options and warrants for common stock, compared to $6,987,938 for the corresponding period in 2006, primarily from the issuance of common stock through private placements.

Twelve-month period ended December 31, 2006 compared to twelve-month period ended December 31, 2005

Revenue

We have not earned any revenues to date and we anticipate that we will not generate any revenues during the twelve month period following the date of this report.

Operating Expenses and Other Expenses (Income)

We incurred total operating expenses of $7,126,992 for the twelve-month period ended December 31, 2006, as compared to $4,891,392 for the corresponding period in 2005. The increase of operating expenses in the amount of $2,235,600 (46%) was primarily attributable to increased spending on acquiring and exploring mineral properties in Wyoming as described in detail in Item 2 of this Annual Report on Form 10-KSB. The impairment loss on mineral properties of $449,952, an increase of 43% over 2005 is attributable to our acquisition of mineral properties that were initially capitalized and then, in the absence of a bankable feasibility report, are recorded as fully impaired. Our general and administrative expenses consisted primarily of stock based compensation, payroll, consulting, investor relations and general overhead which increased $1,396,886 or 31% over 2005 reflecting our growth in corporate affairs and Casper operations.

We had no interest expense for the twelve-month period ended December 31, 2006. We earned $411,462 of interest income for the twelve-month period ended December 31, 2006 as compared to none for the corresponding period in 2005. This income was earned on our cash and cash equivalents. Net loss for the twelve-month period ended December 31, 2006 was $6,548,901, as compared to $5,002,225 for the corresponding period in 2005, an increase of $1,546,676 (31%).

We anticipate that our exploration expenses will continue to increase throughout the 2007 fiscal year in comparison with 2006 as a result of our planned exploration activities and as a result of payments required to maintain our interests in our mineral properties. In addition, we anticipate continued increased general and administrative expenses as we comply with our obligations to many stockholders as a reporting company under the Securities Exchange Act of 1934, listed on the American Stock Exchange. We anticipate that we will not earn any revenues during the current fiscal year or in the near future as we are presently engaged in exploration and the permitting of our mineral properties.

Cash Used in Operating Activities

Net cash used in operating activities was $1,701,781 for the twelve-month period ended December 31, 2006, compared to $580,559 for the corresponding period in 2005. The increase in net cash used in operations reflects the growth of our operations, including an increase of $827,950 for mineral related expenditures.

Cash Used in Investing Activities

We invested $578,308 in mineral properties and operating assets the twelve- month period ended December 31, 2006, compared to $325,628 for the corresponding period in 2005. Proceeds from sale of investment securities were $116,629 in 2006, none in 2005.

Cash Provided by Financing Activities

Net cash provided by financing activities amounted to $12,531,835 for the twelve-month period ended December 31, 2006, primarily from private placements of common stock, compared to $2,823,738 for the corresponding period in 2005. We received an additional $8,296,052 from the exercise of outstanding warrants from January 1, 2007 to March 15, 2007.

Assets and Liabilities

We had total assets of $16,654,724 at March 31, 2007 compared to $12,491,996 at December 31, 2006, primarily cash accumulated from the sale of shares. Property and equipment was $148,408 compared to $123,236 at December 31, 2006. Our liabilities, all current, were $275,621 compared to $378,809 at December 31, 2006. Liabilities at December 31, 2006 include accrued bonuses of` $150,000 paid in January 2007.

We had total assets of $12,491,996 at December 31, 2006 compared to $1,978,343 at December 31, 2005, primarily cash accumulated from the sale of shares. Property and equipment was $123,236 compared to $9,278 at December 31, 2005. Our liabilities, all current, were $378,809 compared to $193,486 at December 31, 2005. Liabilities include accrued bonuses of` $150,000 paid in January 2007.

Liquidity and Capital Resources

Historically, our operations have been financed by advances from related parties and proceeds from issuance of common stock and equity. Our cash position at March 31, 2007 was $16,246,497 compared to $12,293,890 as of December 31, 2006. We had working capital of $16,230,695 as of March 31, 2007, compared to working capital of $11,989,951 as of December 31, 2006.

Financings

During the year ended December 31, 2006, the Company:

1.	Issued 2,700,000 shares of common stock upon the exercise of share purchase warrants for cash proceeds of $1,777,250.

2.
Completed a private placement of 2,142,200 units at a price of $1.75 per unit for gross proceeds of $3,748,850 and net proceeds of $3,607,397. Each unit is comprised of one share of the Company's common stock and one-half of one share purchase warrant. Each whole warrant entitles the holder to purchase one additional share of the Company's common stock until May 19, 2007, at an exercise price of $2.25 per share. A commission was payable, a portion of which was paid in units in the amount of 52,266 units. In aggregate the Company issued a total of 2,194,466 shares of common stock and 1,097,233 warrants.

3.	Issued 8,640 common shares upon the exercise of stock options for $8,858 offsetting amounts relating to consulting services rendered.

4.	Issued 131,000 common shares upon the exercise of stock options to settle $121,148 of debt owing to a director. A loss on settlement of debt of $100,509 was recorded.

5.	Issued 100,000 shares of common stock for consulting services with a fair value of $91,000.

6.
Completed a private placement consisting of 7,245,000 units at $1.00 per unit for proceeds of $7,147,186 net of issue costs and commissions. Each unit consists of one share of common stock and one-half share purchase warrant. The Company issued 7,245,000 shares of common stock and 3,622,500 warrants. Each full warrant entitles the holder to purchase one additional share of common stock for a period of two years at an exercise price of $1.75 per share until March 3, 2007, and at an exercise price of $2.50 per share until March 3, 2008. The Company issued 186,232 units for commissions pertaining to this private placement.

During the year ended December 31, 2005, the Company:

1.
Issued 175,000 units at $0.40 per unit for net proceeds of $65,800. The Company paid commission expenses of $4,200. Each unit consisted of one share of common stock and one half warrant. Each full warrant entitles the investor to purchase one additional share at an exercise price of $0.60 per share on or before November 17, 2006.

2.	Issued 200,000 common shares at a fair value of $212,000 to settle a debt of $80,000 owing to a company for public and investor relations services, resulting in a loss on debt settlement of $132,000.

3.
Issued 5,245,000 units at $0.40 per unit for net proceeds of $2,059,124. The Company paid commission expenses of $38,876. Each unit consisted of one share of common stock and one half warrant. Each full warrant entitles the investor to purchase one additional share at an exercise price of $0.60 per share for one year from the date of issue.

4.
Issued 3,775,000 shares of common stock at $0.001 per share as compensation to directors, officers and members of the Company’s Advisory Board. The Company received cash proceeds of $3,775 and the Company recorded stock-based compensation of $3,808,975.

5.	Issued 6,959,500 shares of common stock at $0.10 per share for proceeds of $695,039, net of offering costs of $911.

6.	Completed a private placement financing for gross proceeds of $695,950. The private placement financing was comprised of an aggregate of 6,959,500 shares at a price of $0.10 per share.

Future Financings

We may require additional financing to proceed with the exploration and development of our mineral properties. We plan to complete additional sales of our common stock in order to raise the funds necessary to pursue our plan of operations and to fund our working capital. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will be successful in completing any financings.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles requires our management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our management routinely makes judgments and estimates about the effects of matters that are inherently uncertain.

We have identified certain accounting policies, described below, that are most important to the portrayal of our current financial condition and results of operations. Our significant accounting policies are disclosed in Note 2 to the audited financial statements included in our 2006 Annual Report.

Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Mineral Property Costs

The Company has been in the exploration stage since its formation on May 26, 1999, and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, “Whether Mineral Rights Are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under SFAS 144, “Accounting for Impairment or Disposal of Long Lived Assets” at each fiscal quarter end. Payments received for the option of a mineral property are accounted for as other income. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations During the year ended December 31, 2006, mineral property acquisition payments totaling $449,952 (2005 - $315,143) were impaired as there are no proven or probable reserves on these properties.

Stock-based Compensation

The Company records stock based compensation in accordance with SFAS 123(R), “Share-Based Payments,” which requires the measurement and recognition of compensation expense, based on estimated fair values, for all share-based awards, made to employees and directors, including stock options. In March 2005, the Securities and Exchange Commission issued SAB 107 relating to SFAS 123(R). The Company applied the provisions of SAB 107 in its adoption of SFAS 123(R).

SFAS 123(R) requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option-pricing model as its method of determining fair value. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service period.

No tax benefits were attributed to stock-based compensation expense because a full valuation allowance was maintained for all net deferred tax assets.

Contractual Obligations

As of the fiscal year ended December 31, 2006, we had the following non-cancelable contractual obligations:

		Payments Due by Period
Type of contract	Total	Less than 1 year	2-3 Years	4-5 years	5+ years
Office and Administrative Services	$209,200	$125,500	$83,700	nil	nil

We have no material long-term debt, capital lease, operating lease or purchase obligations.

DESCRIPTION OF PROPERTIES

We hold interests in the following mineral properties:

Name of Property	Location
State Mineral Leases, Federal Mining Claims and Private (Fee) Mineral	Powder River Basin, Wyoming, USA
State Mineral Leases, Federal Mining Claims (joint venture agreement in place)	Great Divide Basin, Wyoming, USA
Cochrane River Property (joint venture agreement in place)	Saskatchewan, Canada
Eight Exploration Licenses (joint venture agreement in place)	Mongolia

Our plan of operations is to carry out exploration of our Wyoming Powder River Basin properties while our joint venture partners will be responsible for carrying out exploration of our Wyoming Great Divide Basin properties, Saskatchewan, and Mongolia properties. Most of our exploration programs are preliminary in nature in that their completion may not result in a determination that our properties contain commercially exploitable quantities of uranium mineralization.

Our exploration program in the Wyoming Powder River Basin will be directed by our management and will be supervised by Mr. George Hartman, our vice-president of mining and chief operating officer. We will engage contractors to carry out our exploration programs under Mr. Hartman’s supervision. Contractors that we plan to engage include project geologists, drilling companies and geophysical logging companies, each according the specific exploration program on each property. Exploration of our Wyoming Great Divide Basin, Saskatchewan and Mongolian mineral properties will be undertaken by our partners, Black Range Minerals, Triex Minerals Corporation and Bluerock Resources Ltd., respectively.

Our management will make determinations as to whether to proceed with the additional exploration of our Wyoming mineral properties based on the results of the preliminary exploration that we undertake. In completing these determinations, we will make an assessment as to whether the results of the exploration are sufficiently positive for us to proceed with more advanced exploration. On our Wyoming Great Divide Basin, Saskatchewan and Mongolian mineral properties. Our partners are committed to certain minimum exploration expenditures over the earn-in period. The management of Black Range, Triex Minerals and Bluerock Resources will be responsible for overseeing the exploration in Wyoming Great Divide Basin, Saskatchewan and Mongolia, respectively. Triex and Bluerock are required to submit reports on the results of their exploration efforts in Canada and Mongolia.

We plan to continue exploration of our mineral properties for so long as the results of the geological exploration that we complete indicate that further exploration of our mineral properties is warranted, and we are able to obtain the additional financing necessary to enable us to continue exploration.

We currently have properties that are prospective for uranium mineralization located in Saskatchewan, Mongolia and Wyoming.

Cochrane River Property, Saskatchewan Canada

Location and Access

The original Cochrane River property was a single contiguous block of irregular outline, extending for approximately 62 km in a northeast-southwest direction and approximately 15 km in a northwest-southeast direction. The centre of the property was approximately 102< 40’ W, 58< 45’ N. The property occupied portions of NTS map sheets 64 L/9, 10, 15 and 16.

The property extended to the northeast of the northern portion of Wollaston Lake. The closest community is the Village of Wollaston Lake which is located 50 km to the south. This community is served by a year-round scheduled air link to the cities of Saskatoon and Prince Albert in central Saskatchewan. A winter road (during January, February and March) links the Wollaston Lake community with Provincial Highway 905 (and the provincial road network) on the west side of Wollaston Lake.

There is presently no road access to the Cochrane River property. Numerous lakes within the property can be accessed by float- and ski-equipped light aircraft which are available for charter at Points North Landing (75 km to the southwest) and at the Town of La Ronge (400 km to the south-southwest).

Property Location Map

Ownership Interest

Our Saskatchewan property, called the Cochrane River property originally consisted of two Mineral Prospecting Permits (MPP 1237 and MPP 1238) with a combined total areal extent of 67,480 hectares (166,747 acres). The property is located in northern Saskatchewan. Ubex Capital Inc. (“Ubex”) filed an application with Saskatchewan Industry and Resources (“SIR”) to acquire the permits on 31st January, 2005, and certificates confirming title were subsequently issued by SIR on 4th March, 2005. The permits were registered in the name of Ubex Capital Inc. with 100% unencumbered ownership.

Permit application fees which were submitted by Ubex, payable to SIR, were as follows:

For each permit, a refundable deposit of $15,000, and a recording fee of $0.15 per hectare.

The legal description of the permits consists of a listing of corner coordinates (NAD 27), as follows:

Permit MPP 1237

1.	102< 47' 19.68" W 58< 45’ 00” N

2.	102< 34’ 58.80” W58< 40’30” N

3.	102< 52’ 08.40” W 58< 30’ 00” N

4.	103< 00’ 00” W 58< 30’ 00” N

5.	103< 00' 00" W 58< 39' 19.08" N

Permit MPP 1238

1.	102< 47' 19.68" W 58< 45' 00" N

2.	102< 34' 58.80" W 58< 40' 30" N

3.	102< 25' 01.20" W58< 46' 16.32" N

4.	102< 27' 52.20" W 58< 47' 44.88" N

5.	102< 15' 34.20" W58< 54' 11.16" N

6.	102< 17' 14.28" W 58< 55' 02.64" N

7.	102< 34' 00" W 58< 49' 55.56" N

8.	102< 40' 22.08" W58< 48' 05.94" N

Title to MPP1237 and MPP 1238 has been sold to us by Ubex. We have entered into a mineral property purchase agreement with Ubex dated April 26th, 2005, to acquire an undivided 100% right, title and interest in the two mineral exploration properties. The agreement is subject to Ubex retaining a 2% royalty. Total consideration for this acquisition consists of a cash payment in the amount of $40,756.95 Canadian dollars (Cdn$), which is Ubex’s cost of acquisition of the two permits. The sale of the properties to us has been completed.

Ubex Capital Inc. is 100% owned by Dennis Higgs, one of our directors. Ubex will retain a royalty of 2% on the property and will split the royalty with Darcy Higgs, Dennis Higgs’ brother.

On October 20, 2005, an amendment to this agreement was signed that allows us the one time right exercisable for 90 days following completion of a bankable feasibility study to buy up to one half (50.0%) of Ubex’s royalty interest (i.e. an amount equal to 1% Royalty) for Cdn$1,000,000, leaving Ubex to retain not less than a 1% Royalty.

Saskatchewan mineral dispositions including permits are administered by SIR on behalf of the Crown of Canada in accordance with The Mineral Disposition Regulations, 1986. The holder of a permit is granted the exclusive right to explore for minerals (though not to extract, recover or produce minerals except for testing and scientific purposes) within the permit outline. A permit is valid for a period of two years and may not be renewed. While in compliance with the requirements of the regulations, a permit holder is entitled to convert any portion of a permit to mineral claims which may be held indefinitely. The two-year life on the permits ended on January 31, 2007. In late January and early February, 2007, a total of seven claims were staked within the boundaries of MPP 1237 and 1238, for a total of 28,012 hectares. The new claims have been recorded with the Saskatchewan mine recorder office in la Ronge, and they are now posted on the government website. Granting of the title to these claims is dependant on sufficient assessment work performed and filed on the permits to hold them in good standing up to January 31, 2007. This assessment report has been written and submitted (by Triex). The staked area covered the most interesting “area of interest” as interpreted from the DIGHEM V survey, as well as areas of anomalous lake sediment chemistry. A claim holder may subsequently convert his claim into a mineral lease which allows for commercial extraction of minerals.

To maintain a mineral prospecting permit in good standing, SIR requires the filing of reports documenting acceptable exploration expenditures of $1.25 per hectare in the first permit year, and $4.00 per hectare in the second permit year. Reports and statements of expenditures must be filed not later than 90 days following the permit anniversary dates.

Excess expenditures may be carried over and applied to the following permit year or claim year. Annual expenditure requirements to maintain mineral claims in good standing are $12 per hectare for the first 10 years and $25 per hectare thereafter. In the case of claims converted from exploration permits, the deemed effective dates are the effective dates of the permits.

After the first permit year, and subject to acceptance of the required filing of exploration expenditures, a permit may be reduced in size to a single block not less than 10,000 hectares in size.

The deposit of $15,000 per permit is refundable to the registered holder after the first or second permit years if acceptable exploration expenditures have been filed. The deposit would normally be rolled over to apply to the second permit year unless the holder elected to surrender the permit after the first year. We have received the refund of Cdn$30,000.

On November 4, 2005, we signed an agreement to joint venture our Cochrane River property located in northern Saskatchewan, Canada, with Triex Minerals Corporation. Triex can earn a 60% interest in the Cochrane River property by making payments to us of Cdn$75,000 and spending Cdn$1,500,000 on the property by May 1, 2008. After completing the 60% earn-in phase, Triex can elect to earn an additional 10% interest in the project by spending an additional Cdn$1,500,000 by November 1, 2009.

History of Operations

A first phase of exploration work has been conducted by our joint venture partner (Triex) on the Cochrane River property. No mineralized material is known to exist.

Present Condition of the Property and Proposed Exploration Program

Our Saskatchewan mineral properties are undeveloped and do not contain any open-pit or underground mines. There is no plant or equipment located on our Saskatchewan mineral properties.

Since we have signed an agreement to joint venture our Cochrane River property with Triex Minerals Corporation, Triex will be the operator of the exploration programs for this joint venture. Any exploration undertaken by Triex will be at its expense under the terms of the joint venture agreement. There is no assurance that Triex will make the cash payments or undertake the full amount of the exploration expenditures necessary for it to earn an interest in our Saskatchewan properties.

A compilation and analysis of prior exploration was prepared by Robertshaw Geophysics Ltd. of Saskatoon, Saskatchewan. Previous exploration on the Cochrane River property has identified several electromagnetic conductors. By January 2006 Triex had completed a detailed airborne geophysics survey on the Cochrane River properties. Fugro Airborne Surveys completed helicopter-borne geophysical surveys over four grids on the Cochrane River property for a total of 1,949 line kilometers. All the grids were flown at 100 meter line spacing to produce high resolution data. The grid areas covered major boundary zones on regional airborne magnetic maps, and on the location of known mineral occurrences, geochemical anomalies and previously defined conductors.

A follow-up ground exploration program commenced in August, 2006 to focus on grid-based and lakeshore prospecting and geological mapping, as well completing an extensive lake sediment survey facilitated by a Bell 206 helicopter equipped with floats. Recent advances in the understanding and modeling of the structural geometries of basement-hosted uranium deposits in the Athabasca Basin, such as Millennium, Sue C and Eagle Point, were applied to advance targets. Additional geophysical and remotely sensed data sets have been acquired from the public and private domain and integrated into the existing project GIS database in order to facilitate a detailed lineament analysis and integrated structural study which is focused on the potential for structurally controlled uranium deposits.

Ground-based resistivity surveys were completed which follows up on key targets identified from helicopter-borne DIGHEM V geophysical surveys (EM and magnetic) flown in January 2006, and an extensive lake sediment geochemical program completed in September.

During September, 2006 a program consisted of a lake sediment sample program covering both permits MPP 1237 and 1238 as well as some prospecting and mapping designed primarily as a ground truth of the 2006 DIGHEM V airborne magnetic/EM survey.

A total of 390 lake sediment samples were taken. The approximate density of sampling was 1 per 1.5 sq. km.

This current winter, from mid-November, 2006 until mid-February, 2007 a pole-dipole array D.C. resistivity survey was conducted on the Cochrane River project. Work on Cochrane River focused on MPP 1238, in an area that overlapped with a portion of the 2006 DIGHEM V survey. 14.8 line-km of grid was established but only 5.9 line-km of geophysics survey was covered on the grid on MPP 1238. The survey was cut short because the harsh winter conditions and extreme frozen ground affected the production rate of the survey.
The target on the Cochrane River property is structurally controlled, basement-hosted deposits at or near surface. It is planned that the structural models prepared for Eagle Point and other deposits in the eastern Athabasca Basin over the past 5 years will be incorporated into the program. Conductors were the focus of exploration in the 1970s. Triex plans to build on that work, not repeat it, by prioritizing targets related to conductors based on their structural setting.

Geology

The property is underlain by highly deformed Paleoproterozoic Wollaston Group metasediments and Archean age granites which form part of a 60 km wide, northeast trending fold-thrust belt known as the Wollaston Domain. The Cochrane River property is located within the western portion of the Wollaston Domain where the metasediments contain abundant graphitic horizons.

The Athabasca Basin, which extends for some 425 km east-west x 220 km north-south, hosts several world class uranium deposits (McArthur River, Cigar Lake, Key Lake, and others). These deposits occur at and around the contact between western Wollaston Group metasediments and overlying Athabasca Group sandstone units and are generally termed unconformity-type deposits. Although much of the uranium ore is generally hosted by the overlying Athabasca Group sandstones, significant uranium mineralization commonly extends vertically beneath into the Wollaston Group rocks. This is particularly evident at the McArthur River deposit, where the majority of the uranium ore and the highest grades of mineralization occur in the underlying basement rocks.

The Athabasca Group sandstone rocks are approximately 1.7 billion years in age, and there is evidence that these rocks were once thicker (by probably 2 km or more) and much more extensive in area. The Cochrane River property may have been overlain by Athabasca Group sandstones for a significant portion of its geological history. Unconformity-type uranium deposits could have formed within the property at that time. Although now eroded to below the level of Athabasca Group coverage, any underlying basement-hosted or root zones of mineralization should be preserved. These are the targets of the present exploration program at the Cochrane River property.

Faults, particularly the common northeast-oriented strike slip faults of this region, tend to be localized within the soft, graphitic horizons of the Wollaston Group sediments, particularly where adjacent to relatively rigid basement units such as Archean granites. Fault movements, particularly strike-slip movements, enhance the electrical conductivity of graphitic horizons by aligning the graphite grains and promoting electrical continuity. Reactivated basement faults also provide enhanced fluid permeability in the basement which facilitates fluid flow and mixing which are thought to be key components in the formation of the uranium deposits of the Athabasca Basin region. Thus, faults and particularly graphitic conductors are commonly sought as exploration targets for uranium mineralization. Graphitic conductor horizons which are in close proximity to Archean granite bodies are thought to be particularly favorable.

Mongolia

Location and Access

Our eight exploration licenses in Mongolia are spread out across the country into four regional areas that we call the North Gobi Project, the East Gobi Tamtsag Project, the Central Gobi Project, and the West Central Highland Project. A tabulation of the eight licenses is presented below that includes location coordinates. Generally speaking, access to all eight licenses is by vehicles departing from the capital city of Ulaan Baatar. Roads, except in the immediate vicinity of Ulaan Baatar, are unimproved dirt/gravel and often just two tracks. Four wheel drive vehicles are the standard means of travel by western field crews on the Mongolian road system. Access to the capital city of Ulaan Baatar from outside of the country is by commercial air.

Table of Mongolian Licenses

No.	License No	Name Of licence	Coordinates		Aimag* and Soum (Province)	Area (Hectares)
1	8560X	Ulaankhushuu (Khavtsal)	109 01 20 10911 20 109 11 20 109 01 20	45 34 10 45 34 10 45 27 30 45 27 30	DG (Airag)	16091
2	10166X	Ovor bel	116 01 00 116 19 00 116 19 00 116 01 00	47 20 10 47 20 10 46 50 30 46 50 30	DO Matad	124527
3	10167X	Tasarkhai	115 30 00 116 00 00 116 00 00 115 30 00	47 00 00 47 00 00 46 54 00 46 54 00	DO Matad	42325
4	10165X	Khudgiin us	109 20 00 109 29 50 109 29 50 109 20 00	45 42 40 45 42 40 45 40 00 45 40 00	DG Airag	6308
5	10168X	Khartolgoi	105 05 00 105 25 00 105 25 00 105 05 00	45 00 00 45 00 00 44 51 30 44 51 30	DU Khuld, Delger khangai	41430
6	10169X	Chuluut	105 55 00 106 08 00 106 08 00 106 05 40 106 05 40 106 08 00 106 08 00 105 55 00	45 00 00 45 00 00 44 58 50 44 58 50 44 56 40 44 56 40 44 47 00 44 47 00	DU Khuld, Olziit	39987
7	10241X	Chuluut	100 27 00 100 30 00 100 30 00 100 36 00 100 36 00 100 27 00	48 17 00 48 17 00 48 17 10 48 17 10 48 11 30 48 11 30	AR Ondor ulaan, Tariat	11589
8	10315X	Tolgod	109 00 00 109 05 20 109 05 20 109 00 00	45 54 00 45 54 00 45 52 00 45 52 00	DG Dalan jargalan	2558

DG - Dornogobi, DU - Dundgobi, AR - Arkhangai, DO - Dornod

Khavtsal Location Map

The Khavtsal property (license no. 8560X), our most advanced exploration property in Mongolia, is 321 kilometers south-southeast of Ulaan Baatar, the capital city of Mongolia in the Dornogovi province and Armag sub province. The approximate geographic center of the property is at 45(32'42" and 109(07'08'. Access to the property is by surfaced and undeveloped roads that head southerly from Ulaan Baatar. These roads parallel the main railway between Ulaan Baatar and southern Mongolia. The property is 30 kilometers south from the station Khar Armag along this railway.

License numbers 10168X and 10169X are located 108km southwest and 80km southwest respectively from the city of Mandalgobi in the Dungovi province of Mongolia. Access is by primary improved and secondary roads.

License numbers 10165X and 10315X are located 108km southeast from the city of Sumber in the Dornogovi province of Mongolia. Access is provided by primary and secondary roads that parallel the central Mongolia railway between the capital of Ulaan Baatar and the border with China to the south.

License number 10241X is within an area known as Chuluut, approximately 102km northwest of the city of Tsetserleg in the province of Arhangav of Mongolia.

License numbers 10167X and 10166X are located 139km and 145km southeast respectively southeast of Choibalsan. Access is by primary and secondary roads.

Ownership Interest

In May 2005, Glenn Catchpole, our president, acquired a 100% interest in the Khavtsal property through a purchase of an exploration license legally recorded and transferred in accordance with the Mongolian Mining Law. The Khavtsal property is recorded at the OGMC by license number #8560X and covers 16,091 hectares.

Mongolia allows for the application of a mineral exploration license through the Office of Geological and Mining Cadastre Office ("OGMC"), an agency of the Mineral Resource Authority of Mongolia. Exclusive rights to explore are granted to individuals or companies, subject to approval of a correctly submitted license application and exploration conducted in compliance with specified mineral law.

Glenn Catchpole entered into a purchase agreement, subject to due diligence and confirmation of title, to purchase a 100% interest in the Khavtsal project including the historical files of data on past work on the project, and commissions, for a total purchase price of $105,945. No additional payments or work commitments will be required subsequent to closing of the sale. The permit was recorded in the name of Glenn Catchpole because we had not set up a Mongolian corporation at the time the transaction was negotiated. Glenn Catchpole subsequently provided us with a signed or executed bill of sale in our favor and we transferred ownership of the property to our wholly owned Mongolian subsidiary, Rolling Hills Resources LLC.

The exploration license that was being held by our consulting geologist, Dr. Tumenbayar, is license number 10315X. Dr. Tumenbayar has transferred title to the property, which was acquired on January 9, 2006, to our wholly owned Mongolian subsidiary, Rolling Hills Resources. There is no known previous exploration for uranium on this license area.

The legal status of exploration licenses are maintained by the payment of $0.10 per hectare in annual fees (for the second and third years) on or before the anniversary dates of the issuance of the licenses, and by submitting exploration plans and reports annually.

We can maintain all our exploration licenses in good standing by paying the annual license fees on or before the license issuance anniversary dates, and by filing suitable exploration plans and reports to the OGMC of Mongolia. Exploration Licenses may be held for seven years during which the exclusive right to obtain a mining license within the boundary of the license is held by the owner.

We signed a letter agreement dated February 17, 2006, amended March 22, 2006, and September 8, 2006, to option and joint venture our eight Mongolian exploration licenses to Bluerock Resources Ltd. (“Bluerock”). Under the terms of the amended agreement, we have granted to Bluerock the option to acquire an undivided 70% interest in the properties, subject to a joint venture agreement to be entered into by Bluerock and us upon exercise of the option. The joint venture agreement to be entered into will be based upon the Rocky Mountain Mineral Law Foundation's Model Exploration, Development and Mine Operating Agreement, 1996 Edition ("Form 5A").

As consideration for the grant of the option, Bluerock paid us a total of $35,000 and issued to us 150,000 common shares of Bluerock. The cash payments were completed and the shares issued after an initial due diligence period and receipt by Bluerock of TSX Venture exchange approval.

Bluerock has the option to earn a 70% interest in our Mongolian properties by paying to us additional cash payments totaling $85,000 and by incurring exploration expenditures in the amount of $1,500,000 on the properties by October 18, 2009. The required cash payments and exploration expenditures required in order to enable Bluerock to exercise the option and acquire a 70% interest are summarized as follows:

(a)	Cash Consideration

	(i)	$15,000 by October 18, 2006 (paid);

	(ii)	$20,000 by October 18, 2007;

	(ii)	$25,000 by October 18, 2008; and

	(iii)	$25,000 by October 18, 2009.

(b)	Exploration Expenditures

	(i)	$200,000 in year ended October 18, 2006;

	(ii)	$250,000 in year ended October 18, 2007;

	(iii)	$450,000 in year ended October 18, 2008; and

	(iv)	$600,000 in year ended October 18, 2009.

In the event that Bluerock does not complete the full $200,000 expenditure by October 18, 2006, any shortfall will be carried forward to be incurred by October 18, 2007.

We have retained the right to acquire back a 21% interest in the joint venture, exercisable within 120 days following receipt by the parties of a feasibility study on the Mongolian properties. We can exercise this back-in right by paying to Bluerock an amount calculated in relation to the quantity of U3O8 within the Mongolian properties, as determined by the feasibility study. For measured mineral resources, we would pay a price of $0.42 per pound of U3O8; for indicated mineral resources, we would pay a price of $0.26 per pound of U3O8.

Similar terms allow for us to acquire back a 21% interest in the joint venture if a gold deposit is discovered, based on a back-in price of $5.25 per ounce of measured gold resources and $3.15 per ounce of indicated gold resources.

The joint venture agreement will be entered into upon Bluerock having completed the cash payments and having incurred $1,500,000 in exploration expenditures on the Mongolian properties by October 18, 2009. In this event, Bluerock will own a 70% interest in the Mongolian properties and we will own a 30% interest. Upon Bluerock earning a 70% interest in the project, the parties will enter a joint venture for the further development of the properties. Upon receipt of a feasibility study we have the right to acquire back a 21% interest in the joint venture, as described above. If we exercise this right, then we would hold a 51% interest in the joint venture, with Bluerock holding a 49% interest in the joint venture.

We believe that the joint venturing of the exploration of these Mongolian projects will allow us to focus our resources on the exploration of our Wyoming Powder River Basin projects.

History of Operations

In late September and early October of 2005, we had two contract geologists visit the properties covered by four of our exploration licenses (8560X, 10315X, 10165X & 10241X), and perform a limited amount of surface exploration. No other exploration by Uranerz has occurred on our eight exploration licenses. Bluerock Resources, our joint venture partner, is currently conducting exploration on these licenses. With the exception of the Khavtsal license (8560X) discussed below, we do not have in our possession any prior geologic information on our Mongolian exploration licenses except that of a general nature discussed below.

Previous occupiers of the Khavstal property have conducted some exploration activity. A summary report on file at the Geologic Information Center within the offices of the Mineral Resource Authority of Mongolia (MRAM) provides the following summary of exploration work completed on the Khavtsal property:

1.	Geologic and radiometric exploration

2.	Gamma Spectrometry Mapping

3.	Surface trenching totaling 3046m3

4.	Drilling totaling 1808 meters (44 holes estimated)

5.	Channel sampling of 43.25 meters

6.	Rock sampling totaling 625 samples

7.	Magnetic Survey at 100m by 20m stations over 12.4km2

8.	Electric (geophysical) profiles on 100m by 20m stations over 10km2

The Khavtsal property was the subject of historic work completed and reported on by the Russian-Mongolian Survey in 1987.

Exploration on Khavtsal was conducted by the Russian-Mongolian Geologic Survey. This work consisted of an airborne gamma spectrometry survey in 1981 that identified a significant anomaly and the work described above that was conducted in 1987. No other exploration work is recorded in information acquired by us.

We have acquired two Russian-Mongolian Survey reports from the Geologic Information Center in the offices of the Mineral Resource Authority of Mongolia. Translations and additional data searches are being provided to us by a Mongolian consultant based in Ulaan Baatar, Mongolia.

We have not completed any exploration work on the other seven properties except as noted above. All our licenses fall within areas that the Russian-Mongolian Survey completed airborne radiometric surveys during regional uranium exploration in the 1980s. Some properties will have summary reports on file at the Geologic Information Center within the offices of the Mineral Resource Authority of Mongolia (MRAM). These reports will be researched to determine the extent of ground work completed by the Russian-Mongolian survey in following up selected radiometric anomalies that may fall on our license areas. The license acquisitions are for the purpose of uranium exploration and do not have proven reserves. Some of the licenses may have limited drill-indicated or trench-sampled uranium mineralization suggesting favorable exploration potential but this is not yet substantiated by a thorough review of data files and reports at the Geologic Information Center of MRAM or other sources.

Exploration work on these seven license areas in some cases is limited to airborne radiometric surveys conducted by the Russian-Mongolian Geologic Survey. The extent of other ground work conducted, if any, is still under review.

We have acquired only very preliminary summaries (brief translations) of Russian-Mongolian Survey reports from the Geologic Information Center in the offices of the Mineral Resource Authority of Mongolia that may have information useful for exploring on our license areas. Most of these reports are of a general nature, and regional studies are not necessarily property specific. Translations and additional data searches are being provided to us by a Mongolian geologic consultant based in Ulaan Baatar, Mongolia.

Present Condition of the Property and Current State of Exploration

Our Mongolian mineral properties are undeveloped and do not contain any open-pit or underground mines. There is no plant or equipment located on our Mongolian mineral properties.

The exploration programs to be carried out on our Mongolian properties during the term of our agreement with Bluerock will be managed by Bluerock. Any exploration undertaken by Bluerock will be at its expense under the terms of the agreement. There is no assurance that Bluerock will make the cash payments or undertake the full amount of the exploration expenditures necessary for it to earn an interest in our Mongolian properties.

Exploration license fees are established by law and paid annually on or before the anniversary of license issue as:

Per hectare:	$0.05 for the first year, and $0.10 for each of the second and third years.

Per hectare:	$1.00 for each of the fourth and fifth year of the license.

Per hectare:	$1.50 for each of the sixth and seventh year of the license.

Geology

Khavtsal is one of approximately sixty significant sediment-hosted uranium occurrences identified and explored by the Russian-Mongolian Survey during the 1980s. The local geologic setting is referred to as the Ulaan Nuur depression. Uranium occurs within a sedimentary sequence that includes significant amounts of organic and carbonaceous material.

The geology of the area includes a basement of Proterozoic to Paleozoic metamorphic igneous rocks that are covered by Jurassic basalts and quartz-porphyries. This sequence of Jurassic igneous rocks is covered by Upper Jurassic and Lower Cretaceous conglomerates and sandstones which are covered by young alluvial deposits.

All of our license areas have prospective characteristics that indicate favorability for hosting sediment-hosted, near-surface uranium deposits including a proximity to known sandstone-hosted uranium occurrences as identified by Russian-Mongolian survey work, radiometric anomalies and/or favorable geology. The licenses fall within areas surface mapped as or inferred to contain Upper Jurassic to Lower Cretaceous sedimentary sequences, and generally occur within basins framed by uplands comprised of crystalline rocks likely to provide a source for secondary transport of uranium into the basin by groundwater flow. These geologic settings in Mongolia have demonstrated uranium deposit potential by comparison to known deposit occurrences. Similar geologic settings in China, the Commonwealth of Independent States ("CIS") and Russia, countries surrounding Mongolia, have demonstrated economic uranium production as well.

Since July 2006, Bluerock employees and contractors have prospected five of the eight license areas and conducted additional research relating to the Khavtsal permit 8560X (in Ulaanbaatar and Irkutsk). Bluerock has provided a brief description of exploration results for each license area, as follows (technical data omitted):

•
The Fall 2006 Exploration Program was successful in identifying five uranium anomalies and three gold anomalies. Once data is analyzed, targets will be prioritized and a program for 2007 designed. It is expected this program will include infill geophysical and geochemical surveys as well as drill testing.

•
Work in late December, 2006 and January, 2007 was primarily consumed with preparing and filing the appropriate government reports. We (Bluerock) are currently seeing if we can run an economical seismic survey in the Ulaan Nuur Basin and beyond that looking to what the best drill target is for 2007.

Bluerock also acquired some oil and gas gamma logs from the Tamtsag project but they are incomplete and generally start down hole from where they would consider to be economic target depths, i.e. >250m.

Wyoming

We have several projects in the Great Divide and Powder River Basins of Wyoming. We have joint ventured our uranium projects in the Great Divide Basin area of Wyoming, and plan to maintain, explore and if warranted, develop our projects in the Powder River Basin area of Wyoming. Each of these projects comprises several federal mineral claims, State mineral leases, or private fee mineral property. In some cases the projects will comprise a combination of State leases and private or federal mineral claims. Our projects located in the Powder River Basin of Wyoming include the Nichols Ranch, Hank, Doughstick, West North Butte, Collins Draw, Verna Ann, Niles Ranch, Willow Creek, C-Line, North Rolling Pin, Reno Creek North and Reno Creek South.

Location and Access

Wyoming Mining Claims (federal mineral)

Through a combination of claim staking and purchasing we now have a total of 473 federal lode mining claims on federal and private surface lands in the state of Wyoming where the mineral rights are owned by the federal government. In general, the claim staking is either in the Powder River Basin or the northern Great Divide Basin. The individual mining claims we have staked have been recorded with the county and federal governments. It is our objective to purchase or lease additional mineral claims and fee minerals directly from current private owners during 2007, although there is no assurance that any acquisitions will be completed. We have acquired the rights to other federal mining claims in the Powder River Basin from private individuals. We plan to continue acquiring additional federal mining claims through the normal claim staking and filing process, primarily in the Powder River Basin.

A typical claim will have the dimensions of 1,500 feet by 600 feet and approximately 20 acres in size. The county fee for filing a mineral claim varies between counties but is typically about $8 per claim. The federal fee for filing a mineral claim is $170 per claim.

Wyoming State Mineral Leases

We have acquired 17 state mineral leases in Wyoming covering approximately 14,280 acres of land, and we may continue to apply for additional state mineral leases as our exploration program identifies areas of good potential and the associated land is available for leasing. None of our current state mineral leases have known uranium resources, but they are located in geologically favorable areas.

The fee for the applications is a flat $25 per application plus $1 per acre for the first year rental making the total $665 per state section. The total amount paid for leasing of the seventeen plus sections is $11,530. The owner of a mineral lease on state land has the right to explore for and extract any solid mineral lying on or below the surface of the land.

The above mentioned state mineral leases were acquired in the name of George J. Hartman, our Vice-President, Mining. Legal titles to these leases were transferred to us in 2006.

Ownership Interest

Wyoming Mining Claims (federal mineral)

The annual maintenance fee is $125 per claim payable to the federal Bureau of Land Management. There are no minimum annual work requirements. The owner of the mineral claim must conduct his activities in a manner that is consistent with all applicable environmental laws and regulations.

Wyoming State Mineral Leases

The annual rental fee is $1 per acre for the first five years, and $2 per acre for years six through ten. If any uranium is produced from these state leases a mineral royalty will have to be paid to the State of Wyoming. There are no minimum annual work requirements. The owner of the mineral lease must conduct his activities in a manner that is consistent with all applicable environmental laws and regulations.

History of Operations

Wyoming Mining claims (federal mineral)

We completed some exploratory drilling on three of our Wyoming properties during 2006 and plan to conduct more drilling programs during 2007. On most of the lands where we are staking claims the property reflects historical exploration work by others.

Wyoming State Mineral Leases

No exploration work has taken place by us on any of our state mineral leases.

Present Condition of the Property and Proposed Exploration Program

Our Wyoming mineral properties are undeveloped and do not contain any open-pit or underground mines. There is no plant or equipment located on our Wyoming mineral properties.

Wyoming Private (Fee) Mineral

We have initiated a program to acquire the rights to explore and mine on certain lands in the Powder River Basin where the mineral is owned by private parties. To acquire the rights it is necessary to sign an agreement with the mineral and the surface owner. It is not known with certainty that uranium exists on any of these properties. We will continue to attempt to acquire the surface and mineral rights on privately owned mineral on lands that we think are geologically favorable or we have historical information in our possession that indicates uranium mineralization might be present.

Geology

Wyoming Mining claims (federal mineral)

We do have some geologic information on most of the mining claims we have staked or acquired or are currently being staked. In general, we are staking and acquiring claims on ground located in sandstone basins of Cretaceous or Tertiary age with known uranium mineralization.

Wyoming State Mineral Leases

We do not have detailed geology on any of our state mineral leases. In general, we have applied for state leases located in sandstone basins of Cretaceous or Tertiary age with known uranium mineralization.

Environmental Permitting

Because of the long lead times for environmental permitting of mining operations in North America, we have started collecting environmental baseline data on two of our properties in the Powder River Basin area of Wyoming that we feel have the potential, based on data in our possession, of being developed into commercial in-situ recovery uranium mines.

In May of 2006, Uranerz made the decision to initiate preparation of the environmental permit applications for two of its properties, the Hank and the Nichols Ranch projects, in the central Powder River Basin of Wyoming. Historical exploration drill hole information was included with the acquisition of these projects. Approval of the environmental permit applications is expected to allow Uranerz to proceed with commercial development of the two properties leading to production of yellowcake using the in-situ recovery (ISR) method of uranium mining. It is currently planned that the main production facility will be located at the Nichols Ranch property, and the Hank property will have a satellite facility providing uranium-loaded resin or enriched eluate to the main facility.

The primary regulatory approvals for an ISR uranium mine come from the Wyoming Department of Environmental Quality (DEQ) at the state level, and from the U.S. Nuclear Regulatory Agency (NRC) at the federal level. The DEQ issues a Permit to Mine, and the NRC issues a Source Material License. Both the state and federal agencies look at all environmental aspects of a proposed ISR mine including reclamation of the land surface following mining operations, and restoration of impacted ground water. Work place safety and the safety of the public are also closely monitored by regulatory agencies. Posting of a reclamation bond by the mine operator with the regulatory agencies in an amount to cover the total estimated cost of reclamation by a third party is also a requirement of the law. The reclamation bond must be a "hard" bond which means it must be either cash, certificate of deposit, letter of credit or some other similar type of financial instrument.

Uranerz has engaged TRC Mariah Associates based in Laramie, Wyoming as the prime contractor for performing the several environmental baseline studies. Hydro Engineering (George Hoffman) from Casper, Wyoming has been engaged to perform the necessary aquifer pump tests, and prepare the hydrology section of the environmental permit applications. Environmental surveys such as vegetation, soils, wildlife, cultural resources, radiation and water quality are either on-going or have been completed. For those surveys that have been completed, reports are being prepared in a format acceptable to the DEQ and NRC.

The Company has completed installing hydrologic test wells at the Hank and Nichols Ranch properties. These test wells were installed in order to perform aquifer pump tests. Core samples of the deposit were also taken while installing the test wells in connection with the radiation environmental studies. The pump tests are used to demonstrate that the aquifers are confined, and to test the permeability of the mineralized sandstone unit for both feasibility and permitting purposes. The Wyoming DEQ has approved Uranerz Energy's plans for the hydrologic testing of the uranium-mineralized confined aquifers. The hydrologic test wells were installed in accordance with our approved plans. Uranerz Energy is collecting ground water samples at water wells in the region, and has reached an agreement with Cameco Corporation's wholly-owned US subsidiary, Power Resources Inc., to sample some of their monitor wells located on adjacent uranium properties.
Mine planning for both the Hank and Nichols Ranch properties is underway. Uranerz Energy's target date for submitting the environmental permit applications to the state and federal agencies is the second half of 2007. We estimate that we will spend approximately $1.4 million on exploration and permitting work related to our Wyoming properties during 2007.

Great Divide/Red Desert Properties

On May 18, 2006, the Company entered into an Agreement with another company (the “Optionee”) on two of the Company’s exploration projects (the “projects”) located within the Red Desert area of southwest Wyoming.
The Company and Optionee will form a joint venture to conduct further exploration and to develop the properties under the following conditions:

Stage 1

Under the terms of the joint venture the Optionee shall have the right to earn a 50% equity interest in the joint venture by managing and meeting the first $750,000 in exploration expenditures on the projects, at no cost to the Company, including land holding costs such as maintenance fees, lease costs etc.

The Optionee is obliged to spend at least $100,000 per year on exploration on the projects and to spend the first $750,000 on exploration within three (3) years of inception of the joint venture agreement.
Once the Optionee has spent $750,000 on the projects the Company’s equity interest in the joint venture shall reduce to 50% and the Optionee’s equity interest shall increase to 50%.

Stage 2

On completion of the first phase of the exploration program, should the Company elect not to contribute to the costs of the second phase of expenditure on a pro-rata basis, then the Optionee shall have the right to earn a further 1% interest in the joint venture for every $25,000 spent on the projects to a maximum interest in the joint venture of 70% (by spending $500,000).

On completion of the first phase of the exploration program, should the Optionee elect not to contribute to the cost of the second phase of expenditure on a pro-rata basis, then the Company shall have the right to earn a further 1% interest in the joint venture for every $25,000 spent on the Projects, to a maximum interest in the joint venture of 70% (by spending $500,000).

Stage 3

On completion of the second phase of expenditure, should the Company elect not to contribute to all further expenditure on a pro-rata basis, then the Optionee shall have the right to earn a further 1% interest in the joint venture for every $25,000 spent on the Projects to a maximum interest in the joint venture of 100% (by spending $750,000). The Company would be awarded a 6% royalty for their contribution up to that point.

On completion of the second phase of expenditure, should the Optionee elect not to contribute to all further expenditure on a pro-rata basis, then the Company shall have the right to earn a further 1% interest in the joint venture for every $25,000 spent on the projects to a maximum interest in the joint venture of 100% (by spending $750,000). The Optionee would be awarded a 6% royalty for their contribution up to that point.

Selection of Contractor Factors

Wyoming State Sections and Mineral Claims (federal mineral)

There is currently a shortage of drilling rigs in Wyoming. This situation will most likely get worse as the demand for the same type of drilling rigs for the uranium industry grows over the next two to three years. It is hoped that this situation will improve as drilling contractors recognize the business potential and begin acquiring additional drilling rigs and training crews.

Regulations Affecting Mineral Exploration

Exploration by drilling in Wyoming requires compliance with Wyoming Statute 35-11-404 and Chapter 8 of Land Quality Division non-coal regulations. These regulations require us to post a $10,000 bond for each exploration area, reclaim drill sites and properly plug each drill hole, and file a termination report. After submitting the termination report, a government inspector will check the exploration area, including the drill hole plugging, for compliance before releasing the bond.

Government Regulation

Exploration activities are subject to various national, state, foreign and local laws and regulations in the United States, Canada and Mongolia, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations passed hereunder in the United States, Canada and Mongolia.

Environmental Regulation

Exploration activities are subject to various federal, state and local laws and regulations governing protection of the environment. These laws are continually changing and, as a general matter, are becoming more restrictive. Our policy is to conduct business in a way that safeguards public health and the environment. We believe that our exploration activities are conducted in material compliance with applicable laws and regulations.

Changes to current local, state or federal laws and regulations in the jurisdictions where we operate could require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain exploration activities uneconomic.

We compete with other mining companies in connection with the acquisition of mineral properties. There is competition for the limited number of uranium acquisition opportunities, some of which is with other companies having substantially greater financial resources than we do. As a result, we may have difficulty acquiring attractive exploration properties.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Reportable transactions with related parties since January 1, 2005, including named security holders, as of June 29, 2007 are as follows.

Mr. Dennis Higgs, Director and Chairman

During the year ended December 31, 2006, the Company incurred $242,826 (2005 - $92,826) for consulting services and office expenses (included in general and administrative expenses) to companies controlled by Dennis Higgs. Mr. Higgs was awarded a $35,000 bonus in 2006 (2005 - nil). Other general and administrative expenses were reimbursed in the normal course of business. At December 31, 2006, $58,194 (2005 - $76,193) is owing to Mr. Higgs and these companies, which is unsecured, non-interest bearing, and due on demand. As at December 31, 2006 the Company had $26,266 (2005 - $19,815) in prepaid expenses to these companies.

On March 3, 2006, Mr. Higgs purchased 151,334 units of our common stock in his own name at a price of $1.00 per share for a total price of $151,334 for these units.

On August 31, 2005, Mr. Higgs, as part of a founders group, purchased 800,000 shares of our common stock in his own name at a price of $0.001 per share for a total price of $800 for these shares.

On April 15, 2005, Mr. Higgs, as part of a founders group, purchased 1,049,500 shares of our common stock in his own name at a price of $0.10 per share for a total price of $104,950 for these shares.

In April 2005 the Company entered into a mineral property purchase agreement with Ubex Capital Inc. ("Ubex"), a company owned by Dennis Higgs, to acquire an undivided 100% right, title and interest in the two mineral prospecting permits. The agreement is subject to Ubex retaining a 2% royalty. Total consideration for this acquisition consists of a cash payment in the amount of CDN $40,756.95, which is Ubex's cost of acquisition of the two permits. On October 20, 2005 an amendment to this agreement was signed that allows us the one time right exercisable for 90 days following completion of a bankable feasibility study to buy up to one half (50.0%) of Ubex's royalty interest (i.e. an amount equal to 1% Royalty) for $1,000,000 (Canadian currency), leaving Ubex to retain not less than a 1% Royalty. Ubex will retain the royalty on the property and will split the royalty with Darcy Higgs, Dennis Higgs' brother.

Glenn Catchpole, Director and President

During the year ended December 31, 2006, the Company incurred $102,000 (2005 - $80,000) for consulting services (included in general and administrative expenses) to the President and a company controlled by the President of the Company. Mr. Catchpole was awarded a $50,000 bonus in 2006 (2005 - nil). The Company also reimbursed the President of the Company for general and administrative expenses, acquisition of mineral licenses and advances to subsidiary Rolling Hills incurred on behalf of the Company. At December 31, 2005, the President owed the Company $23,358 of advances for costs to be incurred on behalf of the Company. During the year ended December 31, 2006, the President was advanced a further $15,000, repaid $2,332 and used the remaining $36,026 for expenses incurred on behalf of the Company. At December 31, 2006, the President is owed $48,000 (2005 - $nil) which is unsecured, non-interest bearing, and due on demand.

In May, 2005 Mr. Catchpole entered into a purchase agreement for a 100% interest in the Khavtsal project including the historical files of data on past work on the project, and commissions, for a total purchase price of $105,945. Although the permit is recorded in the name of Glenn Catchpole, we paid this acquisition price directly because we had not set up a Mongolian corporation at the time the transaction was negotiated. He subsequently transferred ownership of the project to a subsidiary corporation formed by us in Mongolia for holding all of our Mongolian permits and projects.

On March 3, 2006, Mr. Catchpole purchased 20,000 shares of our common stock in his own name at a price of $1.00 per share for a total price of $20,000 for these shares.

On April 15, 2005 Mr. Catchpole, as part of a founders group, acquired 50,000 shares of our common stock in his own name at a price of $0.10 per share.

On August 31, 2005, Mr. Catchpole, as part of a founders group, purchased 1,200,000 shares of our common stock in his own name at a price of $0.001 per share.

On October 17, 2005 Mr. Glenn Catchpole purchased 100,000 units of common stock in his own name at a price of $0.40 per unit for a total purchase price of $40,000.

Mr. George Hartman, Director and Senior Vice President

During the year ended December 31, 2006, the Company incurred $174,000 (2005 - $86,000) for consulting services (included in general and administrative expenses) to Mr. Hartman. He was also awarded a bonus of $25,000 in 2006 (2005 - nil). Other general and administrative expenses were reimbursed in the normal course of business. During year ended December 31, 2006, the Company settled $121,148 of debt through the granting and subsequent exercise of 131,000 options. At December 31, 2006, $93,853 (2005 - $53,138) is owed to this director, which is unsecured, non-interest bearing, and due on demand.

On October 30, 2006, Uranerz Energy entered into an agreement with George Hartman, our Vice President, Mining and Chief Operating Officer and a Director to use certain geological reports held by Mr. Hartman for the purposes of staking and acquiring potential areas of interest. Under the terms of the agreement, the Company agreed to pay Mr. Hartman the sum of $0.40 for each measured and indicated pound of uranium staked by the Company and a fee of $750 for each claim registered with the Bureau of Land Management, based on the use of the geological reports. This fee is payable to Mr. Hartman in shares of common stock of the Company. In connection with the issuance of the shares, we granted Mr. Hartman registration rights for the resale of such shares and agreed to obtain listing approval and other regulatory approval in connection with the issuance of such shares. The geological reports were owned by Mr. Hartman prior to his joining Uranerz and fully disclosed to us. Our Board approved this transaction as a related party transaction after evaluating the transaction.

On August 31, 2005, Mr. George Hartman, as part of a founders group, purchased 500,000 shares of our common stock in his own name at a price of $0.001 per share for a total price of $500 for these shares.

Dr. Gerhard Kirchner, Director

On August 31, 2005, Dr. Kirchner, as part of a founders group, purchased 400,000 shares of our common stock in his own name at a price of $0.001 per share for a total price of $400 for these shares.

On October 17, 2005, Dr. Kirchner purchased 50,000 shares of our common stock in his own name at a price of $0.40 per share for a total price of $20,000.

Mr. Paul Saxton, Director

On August 31, 2005, Mr. Saxton purchased 100,000 shares of our common stock in his own name at a price of $0.001 per share for a total price of $100 for these shares.

Other

As disclosed above under “Executive Compensation - Stock Option Grants”, we granted options to purchase shares of our common stock to our officers and directors under our 2005 Stock Option Plan during 2006. Additional options were granted to officers and directors on January 26, 2007.

Director Independence

We had eight directors at June 29, 2007, including four independent directors, as follows:

Dennis Higgs
Glenn Catchpole
George Hartman
Dr. Gerhard Kirchner
Paul Saxton, independent
Arnold Dyck, independent
Peter Bell, independent
Richard Holmes, independent

An “independent” director is a director whom the Board of Directors has determined satisfies the requirements for independence under section 121A of the American Stock Exchange Company Guide.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock began trading on the American Stock Exchange on August 10, 2006 under the symbol "URZ", and previously, since May 6, 2004, on the Over the Counter Bulletin Board (“OTCBB”) operated by the National Association of Securities Dealers, Inc. under the symbol "URNZ", formerly known as "CVTU". The American Stock Exchange has launched trading in options (derivatives: puts and calls) on our common stock. The options are quoted with position limits of 2,500,000 shares and strike prices of 2 ½ - 5 - 7 ½ - 10. The specialist is Jane Street Specialist. The Chicago Board Options Exchange began trading in options (derivatives: puts and calls) on our common stock on April 12, 2007.

The following table shows the high and low sales price or bid price for our common shares for the periods indicated, as reported by the American Stock Exchange, www.amex.com, and Bloomberg for the OTCBB, as applicable.

Period	High	Low
2007
April 1, 2007 - June 28, 2007	$7.65	$5.01
First Quarter	$5.69	$2.95

2006
Fourth Quarter	$4.80	$1.33
Third Quarter(1)	$3.25	$2.00
Second Quarter	$3.22	$1.70
First Quarter	$2.69	$1.12

2005
Fourth Quarter	$1.36	$0.84
Third Quarter	$1.79	$0.55
Second Quarter	$1.05	$0.50
First Quarter	$1.20	$0.51

(1) Our common stock began trading on the American Stock Exchange on August 10, 2006.

As of June 28, 2007 the closing bid quotation for our common stock was $5.33 per share as quoted by the AMEX.

As of June 29, 2007, we had 39,159,087 shares of common stock issued and outstanding, held by approximately 187 registered shareholders. In many cases, shares are registered through intermediaries, making the precise number of shareholders difficult to obtain.

Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any further determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on the financial condition, operating results, capital requirements and other factors that our board deems relevant. We have never declared a dividend.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have never paid cash dividends on our capital stock. We currently intend to retain any profits we earn to finance the growth and development of our business. We do not anticipate paying any cash dividends in the foreseeable future.

Repurchase of Securities

During 2006, neither the Company nor any affiliate of the Company repurchased common shares of the Company registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Recent Sales of Unregistered Securities

On February 1, 2007:

The Company issued 50,000 share purchase warrants to a consultant, exercisable at $3.69 per share on or before February 1, 2008. The warrants were issued in a private transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

1.
During the period ended March 31, 2007, the Company issued 4,481,749 shares of common stock pursuant to the exercise of common share purchase warrants for proceeds of $8,316,678. All warrants (i) were exercised by, and the underlying common shares issued to, or for the account or benefit of, Non-“U.S. Persons” (as that term is defined in Rule 902 of Regulation S under the Securities Act) outside the United States in “off-shore transactions” (as that term is defined in Rule 902 of Regulation S under the Securities Act) that are exempt from the registration requirements of the Securities Act pursuant to Rule 903 of Regulation S under the Securities Act or (ii) were exercised pursuant to Rule 506 of Regulation D of the Securities Act on the basis that each investor is an “accredited investor” as defined under Rule 501(a) of Regulation D of the Securities Act of 1933, as amended. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

We completed the following sales of securities without registration pursuant to the Securities Act of 1933 (the “Securities Act”) during the year ended December 31, 2006:

On March 3, 2006:

2.
We completed a private placement with twenty-three (23) investors of 2,755,000 Units at a price of $1.00 per Unit for total proceeds of $2,755,000 pursuant to Rule 506 of Regulation D of the Securities Act. We paid a commission equal to 7 ½ % of a portion of the funds raised in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Securities Act on the basis that each investor is an “accredited investor” as defined under Rule 501(a) of Regulation D of the Securities Act of 1933, as amended. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

3.
We completed a private placement with one hundred and ten (110) investors of 4,490,000 Units at a price of $1.00 per Unit for total proceeds of $4,490,000 pursuant to Rule 903 of Regulation S of the Securities Act. We paid a commission equal to 7 ½ % of a portion of the funds raised in connection with the completion of the offering. We completed the offering of the Units pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the Units was completed in an “offshore transaction,” as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the Units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the Units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Securities Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Securities Act or pursuant to an exemption from the Securities Act. The investors agreed by execution of the subscription agreement for the Units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Securities Act and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. In aggregate we issued a total of 7,245,000 shares and 3,622,000 warrants, with each warrant entitling the holder to purchase one additional share of our common stock for a period of two years at an exercise price of $1.75 per share until March 3, 2007, and at an exercise price of $2.50 per share until March 3, 2008. In aggregate we have paid total commissions in cash of $88,660 and 185,750 units. We filed a resale registration statement on Form SB-2 to register the shares of common stock issuable or issued to the investors for resale. The registration statement was declared effective on January 18, 2007 (SEC No. 333 - 139537).

On May 19, 2006:

1.
We completed a private placement with four (4) investors of 720,000 Units at a price of $1.75 per Unit for total proceeds of $1,260,000 pursuant to Rule 506 of Regulation D of the Securities Act. We paid a commission equal to up to 8% on a portion of the funds raised in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Securities Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Securities Act. each investor represented to us their intent to acquire the securities for investment purposes of their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Securities Act or an applicable exemption from the requirements of the Securities Act.

2.
We completed a private placement with thirty-six (36) investors of 1,422,200 Units at a price of $1.75 per Unit for total proceeds of $2,488,850 pursuant to Rule 903 of Regulation S of the Securities Act. We paid a commission equal to up to 8% on some of the funds raised in connection with the completion of the offering. We completed the offering of the Units pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the Units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the Units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the Units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Securities Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Securities Act or pursuant to an exemption from the Securities Act. The investors agreed by execution of the subscription agreements for the Units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Securities Act and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

3.
We issued a total of 2,142,200 Shares and 1,071,100 Warrants, with each Warrant entitling the holder to purchase one additional share of our common stock for a period of one year at an exercise price of $2.25 per Share until May 19, 2007. We paid a portion of commission in units in the amount of 52,266 units. In aggregate we issued a total of 2,194,466 common shares and 1,097,233 warrants.

4.
We filed a resale registration statement on Form SB-2 to register the shares of common stock issuable or issued to the investors for resale. The registration statement was declared effective on January 18, 2007 (SEC No. 333 - 139537).

5.	Filed as an exhibit to our Registration Statement on Form SB-2 filed with the SEC on January 17, 2007, and incorporated herein by reference.

Equity Compensation Plan Information

As at June 29, 2007, we had one equity compensation plan under which our common shares have been authorized for issuance to our officers, directors, employees and consultants, namely our 2005 Stock Option Plan. Our 2005 Stock Option Plan has been approved by our shareholders.

The following summary information is presented for our 2005 Stock Option Plan as of June 29, 2007.

	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options,	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved By Security Holders	4,198,000	$1.94	5,545,360

Equity Compensation Plans Not Approved By Security Holders	Not Applicable	Not Applicable	Not Applicable

EXECUTIVE COMPENSATION

Summary Compensation Table

A summary of cash and other compensation paid in accordance with management consulting contracts for our Principal Executive Officer and other named executive officers for the last two fiscal years is as follows:

Name(5)					Option	Non-Equity	Nonqualified	All
and				Stock	Awards	Incentive Plan	Deferred	other
Principal Position	Year	Salary	Bonus	Awards	($)	Compensation	Compensation	Comp.	Total
		($)	($)	$	(Note 5)	($)	Earnings
							($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Dennis Higgs
Chairman and
Director (1)	2006	103,200	35,000		483,700			9,731	631,631
	2005	52,282							52,282
Glenn Catchpole
President/PEO
and Director (2)	2006	96,000	50,000		483,700			6,000	635,700
	2005	80,000							80,000
George Hartman
Senior Vice
President and
Director (3)	2006	174,000	25,000		711,326				910,326
	2005	86,000							86,000
Benjamin Leboe
Chief Financial
Officer and
Corporate
Secretary (4)	2006	31,414			204,729				236,143

Notes to Summary of Executive Compensation and Executive Compensation Agreements

1.
Salary is a management fee paid to a private holding company of Mr. Dennis Higgs. Mr. Higgs resigned as our President and Chief Executive Officer on March 1, 2005. Mr. Higgs became Chairman of our Board on February 1, 2006. In 2005 we entered into a consulting agreement with Ubex Capital Inc. Ubex Capital is wholly owned by Dennis Higgs, our Chairman. The Agreement states that we will pay a monthly consulting fee of CDN$10,000. The monthly fee increases to CDN$12,500 in 2007.

2.
Salary is a management fee paid to a private holding company of Mr. Glenn Catchpole. Mr. Catchpole was appointed President and CEO on March 1, 2005. In 2005 we entered into a consulting agreement with Catchpole Enterprises Inc. Catchpole Enterprises is wholly owned by Glenn and Judy Catchpole. The Agreement states that we will pay a monthly consulting fee of US $8,000 in consideration of the provision of the services of Mr. Catchpole as our President and Chief Executive Officer. The monthly fee increases to US $10,000 in 2007.

3.	Salary is a consulting fee paid to Mr. George Hartman. Mr. Hartmann was appointed Senior Vice President -Mining on May 9, 2005. Mr. Hartman is paid for consulting on the basis of $1,000 per day.

4.
Salary is a consulting fee paid to an entity owned by Benjamin Leboe. Mr. Leboe was appointed Chief Financial Officer on May 23, 2006 and Corporate Secretary on October 12, 2006. In 2006 we entered into a consulting agreement with Independent Management Consultants of British Columbia. (IMC). IMC is wholly owned by Benjamin Leboe, our Chief Financial Officer. The Agreement states that we will pay for consulting services provided, based upon a rate of CDN$10,000 per month.

5.
Option award compensation is the fair value for stock options vested during the period, a notional amount estimated at the date of the grant using the Black-Scholes option-pricing model. The actual value received by the executives may differ materially and adversely from that estimated.

Outstanding Equity Awards to Executives at Fiscal Year-end

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Exercise Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Dennis
Higgs	350,000	Nil	Nil	0.75	Jan 6, 2011	Nil	Nil	Nil	Nil
Glenn
Catchpole	350,000	Nil	Nil	0.75	Jan 6, 2011	Nil	Nil	Nil	Nil
George
Hartman	350,000	Nil	Nil	0.75	Jan 6, 2011	Nil	Nil	Nil	Nil
Benjamin
Leboe	100,000	Nil	Nil	1.96	May 23, 2011	Nil	Nil	Nil	Nil

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company.

Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
			Note 1
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Gerhard Kirchner	1,000		380,050				381,050
Aileen Lloyd (2)	Nil		345,500			10,000	355,500
Paul Saxton	3,073		207,300				210,373
Arnold Dyck (3)	9,185		307,093				316,278
Peter Bell (3)	8,985		307,093				316,078
Richard Holmes (4)	6,690		307,093				313,783

1.
Option award compensation is the fair value for stock options vested during the period, a notional amount estimated at the date of the grant using the Black-Scholes option-pricing model. All options were priced at the market price of common shares on the date of the grant. The actual value received by the directors may differ materially and adversely from that estimated.

2.	Resigned May 22, 2006.

3.	Appointed May 10, 2006.

4.	Appointed May 23, 2006.

Director Compensation Agreements and Summary of Director Compensation Policies

The Company did not compensate directors in 2005. In 2006 the Company established policies for director compensation as follows:

Non-Executive members:      $1,000 per meeting ($500 per telephone meeting) plus:

•	Audit Committee: Chair: $11,000/year. Members: $8,000/year.

•	Nominating & Governance Committee: Chair: $3,000/year. Members: $2,000/year.

•	Compensation Committee: Chair: $4,500/year. Members: $3,000/year.

Executives and officers who are also directors are not compensated under this plan.

FINANCIAL STATEMENTS

Uranerz Energy Corporation
(An Exploration Stage Company)

December 31, 2006

Uranerz Energy Corporation
(An Exploration Stage Company)

March 31, 2007

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders
Uranerz Energy Corporation
(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Uranerz Energy Corporation as of December 31, 2006 and 2005, and the related consolidated statements of operations, cash flows and stockholders' equity for the years then ended and accumulated from May 26, 1999 (Date of Inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Uranerz Energy Corporation as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended and accumulated from May 26, 1999 to December 31, 2006, in conformity with accounting principles generally accepted in the United States.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

March 15, 2007

Uranerz Energy Corporation
(An Exploration Stage Company)
Consolidated Balance Sheets
(Expressed in US dollars)

	December 31, 2006 $	December 31, 2005 $

ASSETS

Current Assets

Cash	12,293,890	1,925,021
Prepaid expenses and deposits (Note 6(b))	74,870	20,686
Advances to related party (Note 6(d))	-	23,358

Total Current Assets	12,368,760	1,969,065
Property and Equipment (Note 3)	123,236	9,278

Total Assets	12,491,996	1,978,343

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable	169,688	27,699
Accrued liabilities	9,074	22,087
Due to related parties (Note 6)	200,047	143,700
Total Liabilities	378,809	193,486

Commitments and Contingencies (Notes 1, 4 and 10)
Subsequent Events (Note 12)

Stockholders’ Equity

Preferred Stock, 10,000,000 shares authorized, $0.001 par value; Nil shares issued and outstanding	-	-

Common Stock, 100,000,000 shares authorized, $0.001 par value; 34,560,338 and 21,995,000 shares issued and outstanding, respectively	34,560	21,995

Additional Paid-in Capital	23,777,517	6,913,393

Accumulated Other Comprehensive Income	542	-

Deficit Accumulated During the Exploration Stage	(11,699,432)	(5,150,531)
Total Stockholders’ Equity	12,113,187	1,784,857
Total Liabilities and Stockholders’ Equity	12,491,996	1,978,343

(The accompanying notes are an integral part of these consolidated financial statements)

Uranerz Energy Corporation
(An Exploration Stage Company)
Consolidated Statements of Operations
(Expressed in US dollars)

	Accumulated From May 26, 1999 (Date of Inception) to December 31,	Years Ended December 31,
	2006	2006	2005
	$	$	$

Revenue	-	-	-

Expenses

Depreciation	15,605	14,398	1,207
Foreign exchange loss	5,161	1,367	3,794
General and administrative	10,469,671	5,879,019	4,482,133
Impairment loss on mineral properties	790,147	449,952	315,143
Mineral exploration	886,106	782,256	89,115
Total Operating Expenses	12,166,690	7,126,992	4,891,392

Operating Loss	(12,166,690)	(7,126,992)	(4,891,392)

Other Income (Expense)

Gain on sale of investment securities	79,129	79,129	-
Interest income	411,462	411,462	-
Loss on settlement of debt	(132,000)	-	(132,000)
Mineral property option payments received	108,667	87,500	21,167
Net Loss	(11,699,432)	(6,548,901)	(5,002,225)

Other Comprehensive Income

Foreign currency translation adjustment	542	542	-
Comprehensive Loss	(11,168,890)	(6,548,359)	(5,002,225)

Net Loss Per Share - Basic and Diluted		(0.22)	(0.38)

Weighted Average Shares Outstanding		29,738,000	12,995,000

(The accompanying notes are an integral part of these consolidated financial statements)

Uranerz Energy Corporation
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
(Expressed in US dollars)

	Accumulated From May 26, 1999 (Date of Inception) to December 31,	Year Ended December 31,
	2006	2006	2005
	$	$	$
Operating Activities

Net loss	(11,699,432)	(6,548,901)	(5,002,225)

Adjustments to reconcile net loss to cash used in operating activities:

Depreciation	15,605	14,398	1,207
Gain on sale of investment securities	(79,129)	(79,129)	-
Impairment loss on mineral properties	790,147	449,952	315,143
Loss on settlement of debt	132,000	-	132,000
Mineral property option payment received	(37,500)	(37,500)	-
Stock-based compensation	8,039,000	4,215,025	3,808,975

Changes in operating assets and liabilities:

Prepaid expenses and deposits	(74,870)	(54,184)	(20,686)
Accounts payable and accrued liabilities	307,569	137,657	115,508
Due to related parties	270,420	200,901	69,519
Net Cash Used in Operating Activities	(2,336,190)	(1,701,781)	(580,559)

Investing Activities

Acquisition of mineral properties	(790,147)	(449,952)	(315,143)
Acquisition of subsidiary, net cash paid	(48)	(48)	-
Proceeds from sale of investment securities	116,629	116,629	-
Purchase of property and equipment	(138,841)	(128,356)	(10,485)
Net Cash Flows Used In Investing Activities	(812,407)	(461,727)	(325,628)

Financing Activities

Advances to related party	10,700	-	-
Proceeds from issuance of common stock	15,714,498	12,771,100	2,867,725
Share issuance costs	(283,253)	(239,265)	(43,987)
Net Cash Flows Provided By Financing Activities	15,441,945	12,531,835	2,823,738
Effect of Exchange Rate Changes on Cash	542	542	-
Increase In Cash	12,293,890	10,368,869	1,917,551
Cash - Beginning of Period	-	1,925,021	7,470
Cash - End of Period	12,293,890	12,293,890	1,925,021

Non-cash Investing and Financing Activities

Investment securities received as a mineral property option payment	37,500	37,500	-
Common stock issued to settle debt	341,830	129,830	212,000
Common stock issued for mineral property costs	15,000	-	-

Supplemental Disclosures

Interest paid	-	-	-
Income taxes paid	-	-	-

(The accompanying notes are an integral part of these consolidated financial statements)

Uranerz Energy Corporation
(An Exploration Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficit)
For the Period from May 26, 1999 (Date of Inception) to December 31, 2006
(Expressed in US dollars)

					Deficit
				Accumulated	Accumulated
			Additional	Other	During the
	Common Stock		Paid-in	Comprehensive	Exploration
	Shares	Amount	Capital	Income	Stage	Total
	#	$	$	$	$	$
Balance, May 26, 1999 (Date of inception)	-	-	-	-	-	-

Net loss for the period	-	-	-	-	(2,465)	(2,465)

Balance, December 31, 1999	-	-	-	-	(2,465)	(2,465)

Net loss for the year	-	-	-	-	-	-

Balance, December 31, 2000	-	-	-	-	(2,465)	(2,465)

Shares issued for cash at $0.001 per share	1,500,000	1,500	-	-	-	1,500

Shares issued for cash at $0.01 per share	2,500,000	2,500	22,500	-	-	25,000

Shares issued to acquire mineral property interest at $0.01 per share	1,500,000	1,500	13,500	-	-	15,000

Shares issued for cash at $0.35 per share	90,500	91	31,584	-	-	31,675

Net loss for the year	-	-	-	-	(47,158)	(47,158)

Balance, December 31, 2001	5,590,500	5,591	67,584	-	(49,623)	23,552

Shares issued for cash at $0.35 per share	50,000	50	17,450	-	-	17,500

Net loss for the year	-	-	-	-	(51,671)	(51,671)

Balance, December 31, 2002	5,640,500	5,641	85,034	-	(101,294)	(10,619)

Net loss for the year	-	-	-	-	(26,916)	(26,916)

Balance, December 31, 2003	5,640,500	5,641	85,034	-	(128,210)	(37,535)

Net loss for the year	-	-	-	-	(20,096)	(20,096)

Balance, December 31, 2004	5,640,500	5,641	85,034	-	(148,306)	(57,631)

Shares issued for cash at $0.10 per share	6,959,500	6,959	688,991	-	-	695,950

Shares issued for cash at $0.40 per unit	5,420,000	5,420	2,162,580	-	-	2,168,000

Share issuance costs	-	-	(43,987)	-	-	(43,987)

Shares issued to settle debt	200,000	200	211,800	-	-	212,000

Shares issued for compensation to related parties at a fair value of $1.01 per share	3,775,000	3,775	3,808,975	-	-	3,812,750

Net loss for the year	-	-	-	-	(5,002,225)	(5,002,225)
Balance, December 31, 2005	21,995,000	21,995	6,913,393	-	(5,150,531)	1,784,857

(The accompanying notes are an integral part of these consolidated financial statements)

Uranerz Energy Corporation
(An Exploration Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficit)
For the Period from May 26, 1999 (Date of Inception) to December 31, 2006
(Expressed in US dollars)

					Deficit
					Accumulated
			Additional	Accumulated	During the
	Common Stock		Paid-in	Comprehensive	Other
	Shares	Amount	Capital	Income	Stage	Total
	#	$	$	$	$	$
Balance, December 31, 2005	21,995,000	21,995	6,913,393	-	(5,150,531)	1,784,857

Shares issued for cash at $1.00 per share	7,245,000	7,245	7,237,755	-	-	7,245,000

Shares issued for cash at $1.75 per share	2,142,200	2,142	3,746,708	-	-	3,748,850

Share issuance costs	-	-	(516,964)	-	-	(516,964)

Shares issued for finders fees	238,498	238	277,460	-	-	277,698

Shares issued upon the exercise of warrants	2,700,000	2,700	1,774,550	-	-	1,777,250

Shares issued for services at $0.91 per share	100,000	100	90,900	-	-	91,000

Shares and options issued to settle debt	139,640	140	129,690	-	-	129,830

Fair value of stock options granted	-	-	4,124,025	-	-	4,124,025

Other comprehensive income	-	-	-	542	-	542

Net loss for the year	-	-	-	-	(6,548,901)	(6,548,901)

Balance, December 31, 2006	34,560,338	34,560	23,777,517	542	(11,699,432)	12,113,187

(The accompanying notes are an integral part of these consolidated financial statements)

1.	Nature of Operations and Continuance of Business

Uranerz Energy Corporation (the “Company”) was incorporated in the State of Nevada, U.S.A. on May 26, 1999. Effective July 5, 2005, the Company changed its name from Carleton Ventures Corp. to Uranerz Energy Corporation. The Company has acquired mineral property interests in Canada, Mongolia and United States.

On January 9, 2006, the Company acquired 100% of the issued and outstanding share capital of Rolling Hills Resources LLC, a Mongolian company. See Note 5.

The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting by Development Stage Enterprises”. The Company’s principal business is the acquisition and exploration of uranium and mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

The Company has not generated any revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. As at December 31, 2006, the Company has working capital of $11,989,951 and, subsequent to year end, the Company raised an additional $8,296,052 of cash proceeds from the exercise of warrants and stock options. The Company used $3,120,000 of cash subsequent to year end to purchase three mineral properties. Refer to Note 12. Although existing cash resources are currently expected to provide sufficient funds through the upcoming fiscal year, the capital expenditures required to achieve planned principal operations may be substantial. The continuation of the Company as a going concern for a period longer than the upcoming fiscal year is dependent upon the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations.

2.	Summary of Significant Accounting Policies

a)	Basis of Presentation and Principles of Consolidation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Rolling Hills Resources LLC, a Mongolian company. All inter-company transactions and balances have been eliminated. The Company’s fiscal year-end is December 31.

b)	Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets, other-than-temporary decline of investment securities, stock-based compensation, deferred income tax asset valuations and loss contingencies. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)	Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d)	Property and Equipment

Property and equipment consists of computers, office and field equipment, is recorded at cost and is depreciated on a straight-line basis over five years.

2.	Summary of Significant Accounting Policies (continued)

e)	Investment Securities

The Company reports investments in debt and marketable equity securities at fair value based on quoted market prices or, if quoted prices are not available, discounted expected cash flows using market rates commensurate with credit quality and maturity of the investment. All investment securities are designated as available for sale with unrealized gains and losses included in stockholders' equity. The Company regularly reviews investment securities for impairment based on criteria that include the extent to which the investment's carrying value exceeds its related market value, the duration of the market decline, the Company’s ability to hold to recovery and the financial strength and specific prospects of the issuer of the security. Unrealized losses that are other than temporary are recognized in earnings. Realized gains and losses are accounted for on the specific identification method.

The Company periodically reviews these investments for other-than-temporary declines in fair value based on the specific identification method and writes down investments to their fair value when an other-than-temporary decline has occurred. When determining whether a decline is other-than-temporary, the Company examines (i) the length of time and the extent to which the fair value of an investment has been lower than its carrying value: (ii) the financial condition and near-term prospects of the investee, including any specific events that may influence the operations of the investee such as changes in technology that may impair the earnings potential of the investee: and (iii) the Company’s intent and ability to retain its investment in the investee for a sufficient period of time to allow for any anticipated recovery in market value.

During the year ended December 31, 2006, the Company disposed of all its investment securities and recorded a gain on sale of investment securities of $79,129.

f)	Mineral Property Costs

The Company has been in the exploration stage since its formation on May 26, 1999 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, “Whether Mineral Rights Are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under SFAS 144, “Accounting for Impairment or Disposal of Long Lived Assets” at each fiscal quarter end. Payments received for the option of a mineral property are accounted for as other income. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations During the year ended December 31, 2006, mineral property acquisition payments totaling $449,952 (2005 - $315,143) were impaired as there are no proven or probable reserves on these properties.

g)	Financial Instruments

The fair values of cash, advances to related party, accounts payable, accrued liabilities and due to related parties approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash in excess of federally insured amounts. To date, the Company has not incurred a loss relating to this concentration of credit risk.

h)	Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value

i)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these consolidated financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

2.	Summary of Significant Accounting Policies (continued)

j)	Foreign Currency Translation

The Company's functional currency is the United States dollar and management has adopted SFAS No. 52, “Foreign Currency Translation”. The functional currency of the Company’s wholly owned subsidiary is the Mongolian Togrog. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Foreign currency transactions are primarily undertaken in Canadian dollars and Mongolian Togrogs. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

k)	Stock-based Compensation

Prior to January 1, 2006, the Company accounted for stock-based awards in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation”. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R “Share Based Payments”, using the modified retrospective transition method. The Company had not issued any stock options or share based payments prior to January 1, 2006. Accordingly, there was no effect on the Company’s reported loss from operations, cash flows or loss per share as a result of adopting SFAS No 123R.

l)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2006, the Company’s comprehensive income consisted of an unrealized gain on foreign currency translation adjustments.

m)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS and the weighted average number of common shares exclude all dilutive potential shares since their effect is anti dilutive. Shares underlying these securities totaled approximately 7,243,000 as of December 31, 2006.

n)	Reclassifications

Certain reclassifications have been made to the prior period’s financial statements to conform to the current period’s presentation.

o)	Recent Accounting Pronouncements

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative or qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

2.	Summary of Significant Accounting Policies (continued)

o)	Recent Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In June 2006, FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

3.	Property and Equipment

	Cost $	Accumulated Depreciation $	December 31, 2006 Net Carrying Value $	December 31, 2005 Net Carrying Value $
Computers and office equipment	55,822	8,411	47,411	9,278
Field equipment	83,020	7,195	75,825	-
	138,842	15,606	123,236	9,278

4.	Mineral Properties

a)
On October 30, 2006, the Company entered into an agreement with an officer, who is also a director of the Company (“Related Party”), to use certain geological reports held by this related party for the purposes of staking and acquiring potential areas of interest. Under the terms of the agreement, the Company agreed to pay the Related Party the sum of $0.40 for each measured and indicated pound of uranium staked by the Company or a fee of $750 for each claim registered with the Bureau of Land Management, based on the use of the geological reports. This fee is payable to the related party in shares of common stock of the Company based on a share price of $2.50 per share. In connection with the issuance of the shares, the Company agreed to grant the related party registration rights for the resale of such shares. If the shares are not registered and eligible for resale six months after issuance the Company shall pay a penalty of an additional 10% of the number of shares issued.

b)
On April 26, 2005, the Company entered into an agreement to acquire a 100% interest in two mineral prospecting permits located in the Athabasca Basin area of Saskatchewan, Canada in consideration of Cdn$40,757 and a 2% royalty. This agreement was with a company controlled by a director of the Company. On October 20, 2005, the agreement was amended so that the Company has a one time right exercisable for ninety days following the completion of a bankable feasibility study to buy one half of the vendor’s royalty interest for Cdn$1,000,000.

On November 4, 2005, the Company entered into an option and joint venture agreement with a company (the “Optionee”) on the Company’s two mineral prospecting permits. The Optionee can earn a 60% interest in the property by paying the Company Cdn$75,000 in three annual installments of Cdn$25,000 each (Cdn$25,000 received) and incurring Cdn$1,500,000 in exploration expenditures in various stages by May 1, 2008. The Optionee can elect to earn an additional 10% interest by incurring an additional Cdn$1,500,000 by November 1, 2009.

c)
In May 2005 the President of the Company acquired, on behalf of the Company, a 100% interest to a mineral license in Mongolia for $105,945. Subsequently, the President of the Company transferred title to the property to the Company’s wholly owned Mongolian subsidiary, which was acquired on January 9, 2006.

d)
A consultant to the Company acquired, on behalf of the Company, the right to one exploration license located in Mongolia for a nominal amount. Subsequently, the consultant transferred title to the property to the Company’s wholly owned Mongolian subsidiary, which was acquired on January 9, 2006.

e)
An agent of the Company acquired, on behalf of the Company, the rights to six exploration licenses located in Mongolia for $13,300. The amount was advanced to the agent by the President of the Company. The agent transferred title to the property to a Mongolian company, which became the Company’s wholly owned subsidiary which was acquired on January 9, 2006.

f)
The Company entered into an agreement dated November 18, 2005 to acquire a 100% interest in 10 mining claims located in the Powder River Basin area, Wyoming, in consideration of $250,000 payable in stages to January, 2007. As at December 31, 2006, $200,000 has been paid.

g)
The Company entered into an option agreement dated December 9, 2005 to acquire a 100% interest in 44 mining claims within six mineral properties located in the Powder River Basin area, Wyoming. The Company can earn a 100% interest in the properties by incurring $750,000 in exploration costs within a three-year period and paying an advance royalty of $250,000 (paid). The Company must pay a royalty fee of between 6% - 8%.

4.	Mineral Properties (continued)

h) On February 17, 2006, as amended on March 16, 2006 and September 8, 2006, the Company entered into a letter agreement to option and joint venture its eight Mongolian projects to another company (the “Optionee”). The Optionee has the right to acquire a 70% interest in the projects in consideration for the following payments:

(i) $5,000 upon execution of the letter agreement (received);

(ii) $30,000 (received) and 150,000 common shares of the Optionee (received);

(iii) $15,000 by October 18, 2006 (received);

(iv) $20,000 by October 18, 2007;

(v) $25,000 by October 18, 2008; and

(vi) $25,000 by October 18, 2009.

In addition, the Optionee must make the following expenditures:

(i)	$200,000 in year 2006;

(ii) $250,000 in year 2007;

(iii) $450,000 in year 2008; and

(iv) $600,000 in year 2009.

Once the Optionee has exercised their option to acquire a 70% interest in the properties, the Company will have the right and option to acquire back a 21% interest exercisable by giving notice 120 days following receipt by the parties of a feasibility study on the properties, by paying the Optionee an amount calculated in relation to the quantity of U3O8 and gold determined under the said feasibility study, giving the Company a 51% interest and control of any further development.

(i)
On June 7, 2006, the Company entered into an Agreement with another company (the “Optionee”) on two of the Company’s exploration projects (the “Projects”) located within the Red Desert area of southwest Wyoming.

The Company and Optionee will form a joint venture to conduct further exploration and to develop the properties. The Optionee shall have the right to earn a 50% equity interest in the joint venture during the first phase of the exploration program by managing the property, spending at least $100,000 per year on exploration on the projects and spending the first $750,000 on exploration within three years of inception of the agreement.

On completion of the first phase of the exploration program, should the Company or the Optionee elect not to contribute to the costs of the second phase of expenditures on a pro-rata basis, then the contributing party shall have the right to earn a further 1% interest in the joint venture for every $25,000 spent on the projects to a maximum interest in the joint venture of 70% (by spending $500,000).

On completion of the second phase of expenditures, should the Company or the Optionee elect not to contribute to all further expenditures on a pro-rata basis they would be awarded a 6% royalty for their contribution up to that point and the contributing party shall have the right to earn a further 1% interest in the joint venture for every $25,000 spent on the projects to a maximum interest in the joint venture of 100% (by spending $750,000).

5.	Acquisition

On January 1, 2006, the Company acquired 100% of the outstanding shares of Rolling Hills Resources LLC (“Rolling Hills”), a Mongolian company, in exchange for the forgiveness of $13,220 of notes payable to the Company and $900 cash. Rolling Hills was incorporated on September 22, 2005, is in the business of mineral exploration, and owns title to several mineral licenses. This acquisition has been accounted for using the purchase method and the consolidated financial statements include the results of operations for this business from the date of acquisition. As this acquisition has not had a significant effect on net loss or net loss per share no proforma information has been disclosed. In accordance with SFAS No. 141 “Business Combinations”, the Company allocated the purchase price to the tangible and intangible assets acquired and liabilities assumed based on their fair values at the acquisition date.

Allocation of the purchase price was as follows:

$

Cash	852
Mineral properties	13,268
Total consideration paid	14,120

6.	Related Party Transactions

a)
During the year ended December 31, 2006, the Company entered into an agreement with an officer, who is also a director of the Company (“related party”), to use certain geological reports held by this related party for the purposes of staking and acquiring potential properties within areas of interest. Refer to Note 4(a).

b)
During the year ended December 31, 2006, the Company incurred $242,826 (2005 - $92,826) for consulting services and office expenses (included in general and administrative expenses) to companies controlled by a director of the Company. Other general and administrative expenses were reimbursed in the normal course of business. At December 31, 2006, $58,194 (2005 - $90,562) is owing to the director and these companies, which is unsecured, non-interest bearing, and due on demand. As at December 31, 2006, the Company had $26,266 (2005 - $19,815) in prepaid expenses to these companies.

c)
During the year ended December 31, 2006, the Company incurred $174,000 (2005 - $86,000) for consulting services (included in general and administrative expenses) to a director. Other general and administrative expenses were reimbursed in the normal course of business. During year ended December 31, 2006, the Company settled $121,148 of debt through the granting and subsequent exercise of 131,000 stock options. At December 31, 2006, $93,853 (2005 - $53,138) is owed to this director, which is unsecured, non-interest bearing, and due on demand.

d)
During the year ended December 31, 2006, the Company incurred $102,000 (2005 - $80,000) for consulting services (included in general and administrative expenses) to the President and a company controlled by the President of the Company. The Company also reimbursed the President of the Company for general and administrative expenses, acquisition of mineral licenses and advances to subsidiary Rolling Hills Resources LLC incurred on behalf of the Company. At December 31, 2005, the President owed the Company $23,358 of advances for costs to be incurred on behalf of the Company. During the year ended December 31, 2006, the President was advanced a further $15,000 and used the $38,358 of total advances for expenses incurred on behalf of the Company. At December 31, 2006, the President is owed $48,000 (2005 - $nil) which is unsecured, non-interest bearing, and due on demand.

e)	The mineral prospecting permits referred to in Note 4(b) were acquired from a company controlled by a director of the Company.

f)
During the year ended December 31, 2006 the Company incurred $120,000 (2005 - $nil) for bonuses (included in general and administrative expenses) for four officers. The bonuses were paid in January 2007.

g)
During the year ended December 31, 2006 the Company incurred Directors’ fees of $28,934 (2005 - $nil) for five non-executive Directors. Other general and administrative expenses were reimbursed in the normal course of business.

h)	During the year ended December 31, 2006, the Company incurred consulting fees of $31,414 (2005 - $nil) to a company controlled by an officer of the Company.

7.	Common Stock

Stock transactions for the year ended December 31, 2006:

a)	In December 2006, the Company issued 8,640 common shares upon the exercise of stock options to settle $8,682 of debt owing to a consultant.

b)
In February 2006, the Company completed a private placement of 2,142,200 units at a price of $1.75 per unit for gross proceeds of $3,748,850. Each unit is comprised of one share of the Company's common stock and one-half of one share purchase warrant. Each whole warrant entitles the holder to purchase one additional share of the Company's common stock until May 19, 2007 at an exercise price of $2.25 per share. The Company paid commissions of $141,453 cash and issued 52,266 units in connection with the private placement.

c)	In March 2006, the Company issued 12,500 shares of common stock upon the exercise of share purchase warrants for cash proceeds of $7,500.

d)
In March 2006, the Company completed a private placement consisting of 7,245,000 units at $1.00 per unit for gross proceeds of $7,245,000. Each unit consists of one share of common stock and one-half share purchase warrant. Each whole warrant entitles the holder to purchase one additional share of common stock for a period of two years at an exercise price of $1.75 per share until March 3, 2007, and at an exercise price of $2.50 per share until March 3, 2008. The Company paid commissions of $97,812 cash and issued 186,232 units in connection with the private placement.

7.	Common Stock (continued)

Stock transactions for the year ended December 31, 2006:

e)	In April 2006, the Company issued 131,000 common shares upon the exercise of stock options to settle $121,148 of debt owing to a director.

f)	In April 2006, the Company issued 100,000 shares of common stock for consulting services at a fair value of $91,000.

g)	In June 2006, the Company issued 25,000 shares of common stock upon the exercise of share purchase warrants for cash proceeds of $15,000.

h)	In August 2006, the Company issued 32,500 shares of common stock upon the exercise of share purchase warrants for cash proceeds of $19,500.

i)	In November 2006, the Company issued 2,580,000 shares of common stock upon the exercise of share purchase warrants for cash proceeds of $1,622,750.

j)	In December 2006, the Company issued 50,000 shares of common stock upon the exercise of share purchase warrants for cash proceeds of $112,500.

Stock transactions for the year ended December 31, 2005:

a)	On April 15, 2005, the Company issued 6,959,500 shares of common stock at $0.10 per share for proceeds of $695,039, net of offering costs of $911.

b)
On August 31, 2005, the Company issued 3,775,000 shares of common stock at $0.001 per share as compensation to directors, officers and members of the Company’s Advisory Board. The Company received cash proceeds of $3,775 and the Company recorded stock-based compensation of $3,808,975 based on the fair value of the shares issued.

c)
On October 17, 2005, the Company issued 5,245,000 units at $0.40 per unit for gross proceeds of $2,098,000. The Company paid commissions of $38,876. Each unit consisted of one share of common stock and one-half warrant. Each full warrant entitles the investor to purchase one additional share at an exercise price of $0.60 per share for one year from the date of issue.

d)
On October 25, 2005, the Company issued 200,000 common shares at a fair value of $212,000 to settle a debt of $80,000 owing to a company for public and investor relations services, resulting in a loss on debt settlement of $132,000.

e)
On November 17, 2005, the Company issued 175,000 units at $0.40 per unit for gross proceeds of $70,000. The Company paid commissions of $4,200. Each unit consisted of one share of common stock and one-half warrant. Each full warrant entitles the investor to purchase one additional share at an exercise price of $0.60 per share on or before November 17, 2006.

8.	Stock Options

The Company adopted a Stock Option Plan dated November 7, 2005 under which the Company is authorized to grant options to acquire up to a total of 10,000,000 shares of common stock. Stock options remaining for future grants: 7,315,360 at December 31, 2006.

On May 23, 2006, the Company granted stock options to directors and consultants to acquire 550,000 common shares at an exercise price of $1.96 per share exercisable until May 23, 2011. The fair value for options granted was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted was $2.05. During the year ended December 31, 2006, the Company recorded stock-based compensation of $1,126,012 as general and administrative expense.

On January 6, 2006, the Company granted stock options to directors to acquire 1,725,000 common shares at an exercise price of $0.75 per share exercisable to January 6, 2011. The fair value for options granted was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted was $1.38. During the year ended December 31, 2006, the Company recorded stock-based compensation of $2,383,950 as general and administrative expense.

On January 6, 2006, the Company granted stock options to consultants to acquire 270,000 common shares at an exercise price of $0.75 per share exercisable to January 6, 2011. The fair value for options granted was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted, was $1.38. During the year ended December 31, 2006, the Company recorded stock-based compensation of $373,140 as general and administrative expense.

8.	Stock Options (continued)

During the year ended December 31, 2006, the Company granted stock options to a director to acquire 131,000 common shares at exercise prices of $0.51 to $2.65 per share exercisable for 5 years to settle $121,148 of debt. The fair value for options granted was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted was $1.74. The exercise price was subsequently offset against amounts owing to the director. During the year ended December 31, 2006, the Company recorded stock-based compensation of $227,625 as general and administrative expense.

During the year ended December 31, 2006, the Company granted stock options to a consultant to acquire 8,640 common shares at exercise prices ranging from $0.01 to $2.65 per share exercisable for 5 years to settle $8,682 of debt. The exercise price was subsequently offset against amount owing to the consultant. The fair value of options granted was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted was $1.54. During the year ended December 31, 2006, the Company recorded stock-based compensation of $13,298 as general and administrative expense. At December 31, 2006, all of the Company’s outstanding options have fully vested.

The following table summarizes the continuity of the Company’s stock options:

	Number of Shares	Weighted average exercise price $
Outstanding, December 31, 2004 and 2005	-	-
Granted	2,684,640	1.01
Exercised	(139,640)	0.93

Outstanding, December 31, 2006	2,545,000	1.01

	Outstanding and Exercisable
Exercise prices	Number of shares	Weighted average remaining contractual life (years)	Weighted average exercise price	Aggregate Intrinsic Value
$0.75	1,995,000	4.02	$0.75	$6,663,300
$1.96	550,000	4.39	$1.96	$1,171,500

	2,545,000	4.10	$1.01	$7,834,800

The total intrinsic value of stock options exercised during 2006 was $383,522.

There are no unvested stock options as at December 31, 2006.

The fair value for stock options granted during the year was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted was $1.54 per share. The weighted average assumptions used are as follows:

	Year Ended	Year Ended
	December 31, 2006 $	December 31, 2005 $
Expected dividend yield	0%	-
Risk-free interest rate	4.4%	-
Expected volatility	250%	-
Expected option life (in years)	2.5	-

9.	Stock Purchase Warrants

A summary of the changes in the Company’s stock purchase warrants is presented below:

	Number	Weighted Average Exercise Price
Balance, December 31, 2004	-	-

Issued	2,710,000	0.60

Balance, December 31, 2005	2,710,000	0.60

Issued	4,812,849	1.86

Exercised	(2,700,000)	0.66

Expired	(125,000)	0.60

Balance, December 31, 2006	4,697,849	1.86

As at December 31, 2006, the following stock purchase warrants were outstanding:

Number of Warrants	Exercise Price $	Expiry Date
3,650,616	1.75 / 2.50	March 3, 2007 and 2008
1,047,233	2.25	May 19, 2007

4,697,849

10.	Commitments

a)
On September 1, 2005, the Company entered into an office and administration services agreement with a company controlled by a director, at $10,460 (Cdn$12,190) per month, for a three-year term expiring on August 31, 2008. Future payments for the next two fiscal years are as follows:

2007	$125,500
2008	83,700
$209,200

b)	On July 1, 2005, the Company entered into an agreement with a company controlled by a director of the Company for consulting services to be provided to the Company at $8,600 (Cdn$10,000) per month.

c)	On March 1, 2005, the Company entered into an agreement with a company controlled by the President of the Company for consulting services to be provided to the Company at $8,000 per month.

11.	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating loss carryforwards of $3,619,000 which commence expiring in 2019. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. As at December 31, 2006 and 2005, the valuation allowance established against the deferred tax asset increased by $848,750 and $371,300, respectively.

The components of the net deferred tax asset at December 31, 2006 and 2005 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

	December 31, 2006 $	December 31, 2005 $
Net Operating Losses Carried Forward	3,619,000	1,194,000

Statutory Tax Rate	35%	35%

Effective Tax Rate	-	-

Deferred Tax Asset	1,266,650	417,900

Valuation Allowance	(1,266,650)	(417,900)

Net Deferred Tax Asset	-	-

12.	Subsequent Events

a)	From January 1, 2007 to March 15, 2007, the Company issued 4,429,249 common shares pursuant to the exercise of warrants and options for proceeds of $8,296,052.

b)	On January 1, 2007, the Company entered into a one year lease agreement for premises for $21,559 with an option to renew for an additional year for $23,099.

c)
On January 23, 2007, the Company entered into a purchase agreement to acquire three mineral properties consisting of 138 unpatented lode mining claims located in Campbell County, Wyoming at a purchase price of $3,120,000. On February 1, 2007, the Company paid $3,120,000 to the vendor.

d)	On January 26, 2007, the Company granted 1,470,000 stock options at an exercise price of $3.20 per share expiring January 26, 2012.

Uranerz Energy Corporation
(An Exploration Stage Company)
Consolidated Balance Sheets
(Expressed in US dollars)

	March 31, 2007 $	December 31, 2006 $
	(unaudited)
ASSETS

Current Assets

Cash	16,246,497	12,293,890
Accrued interest receivable	47,632	-
Prepaid expenses and deposits (Note 5)	212,187	74,870

Total Current Assets	16,506,316	12,368,760
Property and Equipment (Note 3)	148,408	123,236
Total Assets	16,654,724	12,491,996

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable	237,555	169,688
Accrued liabilities	8,645	9,074
Due to related parties (Note 5)	29,421	200,047
Total Liabilities	275,621	378,809

Commitments and Contingencies (Notes 1, 4 and 9)

Stockholders’ Equity

Preferred Stock, 10,000,000 shares authorized, $0.001 par value; No shares issued and outstanding	-	-

Common Stock, 100,000,000 shares authorized, $0.001 par value; 39,052,087 and 34,560,338 shares issued and outstanding, respectively	39,052	34,560

Additional Paid-in Capital	36,547,343	23,777,517

Accumulated Other Comprehensive Income	584	542

Deficit Accumulated During the Exploration Stage	(20,207,876)	(11,699,432)
Total Stockholders’ Equity	16,379,103	12,113,187
Total Liabilities and Stockholders’ Equity	16,654,724	12,491,996

(The accompanying notes are an integral part of these consolidated financial statements)

Uranerz Energy Corporation
(An Exploration Stage Company)
Consolidated Statements of Operations
(Expressed in US dollars)
(Unaudited)

	Accumulated From May 26, 1999
	(Date of Inception)	Three Months Ended
	to March 31,	March 31,
	2007	2007	2006
	$	$	$

Revenue	-	-	-

Expenses

Depreciation	23,096	7,491	524
Foreign exchange loss	5,996	835	2,082
General and administrative (Note 5)	15,339,901	4,870,230	2,978,889
Mineral property expenditures	5,482,854	3,806,601	355,596
Total Operating Expenses	20,851,847	8,685,157	3,337,091

Operating Loss	(20,851,847)	(8,685,157)	(3,337,091)

Other Income (Expense)

Gain on sale of investment securities	79,129	-	-
Interest income	588,175	176,713	-
Loss on settlement of debt	(132,000)	-	(100,675)
Mineral property option payments received	108,667	-	5,000
Net Loss	(20,207,876)	(8,508,444)	(3,432,766)

Other Comprehensive Income

Foreign currency translation adjustment	584	42	-
Comprehensive Loss	(20,207,292)	(8,508,402)	(3,432,766)

Net Loss Per Share - Basic and Diluted		(0.23)	(0.14)

Weighted Average Shares Outstanding		36,266,000	24,309,000

(The accompanying notes are an integral part of these consolidated financial statements)

Uranerz Energy Corporation
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
(Expressed in US dollars)
(Unaudited)

	Three Months Ended March 31,
	2007	2006
	$	$
Operating Activities

Net loss	(8,508,444)	(3,432,766)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation	7,491	524
Impairment loss on mineral properties	-	312,455
Loss on settlement of debt	-	100,675
Stock-based compensation	4,387,523	2,758,408

Changes in operating assets and liabilities:

Amounts receivable	(47,632)	(7,139)
Prepaid expenses and deposits	(74,700)	(4,320)
Accounts payable and accrued liabilities	67,438	151,427
Due to related parties	(170,626)	(56,768)
Net Cash Used in Operating Activities	(4,338,950)	(177,504)

Investing Activities

Acquisition of mineral properties	-	(312,455)
Acquisition of subsidiary, net cash paid	-	(48)
Purchase of property and equipment	(32,663)	-
Net Cash Flows Used In Investing Activities	(32,663)	(312,503)

Financing Activities

Proceeds from issuance of common stock	8,324,178	7,245,000
Share issuance costs	-	(242,062)
Advances to related parties	-	(15,000)
Net Cash Flows Provided By Financing Activities	8,324,178	6,987,938
Effect of Exchange Rate Changes on Cash	42	-
Increase In Cash	3,952,607	6,497,931
Cash - Beginning of Period	12,293,890	1,925,021
Cash - End of Period	16,246,497	8,422,952
Non-cash Investing and Financing Activities
Stock options granted to settle debt	-	89,146

Supplemental Disclosures

Interest paid	-	-
Income taxes paid	-	-

(The accompanying notes are an integral part of these consolidated financial statements)

1.	Nature of Operations and Continuance of Business

Uranerz Energy Corporation (the “Company”) was incorporated in the State of Nevada, U.S.A. on May 26, 1999. The Company has acquired mineral property interests in Canada, Mongolia and United States.

The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting by Development Stage Enterprises”. The Company’s principal business is the acquisition and exploration of uranium and mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

The Company has not generated any revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. As at March 31, 2007, the Company has working capital of $16,230,695. Although existing cash resources are currently expected to provide sufficient funds through the upcoming fiscal year, the capital expenditures required to achieve planned principal operations may be substantial. The continuation of the Company as a going concern for a period longer than the upcoming fiscal year is dependent upon the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations.

2.	Summary of Significant Accounting Policies

l)	Basis of Presentation and Principles of Consolidation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. These financial statements include the accounts of the Company and its wholly-owned subsidiary Rolling Hills Resources LLC, a Mongolian company. All inter-company transactions and balances have been eliminated. The Company’s fiscal year-end is December 31.

m)	Interim Financial Statements

The interim unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions for Securities and Exchange Commission (“SEC”) Form 10-QSB. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-KSB filed on April 2, 2007 with the SEC.

The consolidated financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s consolidated financial position at March 31, 2007 and December 31, 2006, and the consolidated results of its operations and consolidated cash flows for the three months ended March 31, 2007 and 2006. The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the results to be expected for future quarters or the full year.

n)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

o)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

2.	Summary of Significant Accounting Policies (continued)

p)	Property and Equipment

Property and equipment consists of computer hardware, is recorded at cost and is depreciated on a straight line basis over five years.

q)	Mineral Property Costs

The Company is primarily engaged in the acquisition, exploration and development of mineral properties. Mineral property acquisition costs are capitalized in accordance with EITF 04-2 “Whether Mineral Rights Are Tangible or Intangible Assets” when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met. In the event that a mineral property is acquired through the issuance of the Company’s shares, the mineral property will be recorded at the fair value of the respective property or the fair value of common shares, whichever is more readily determinable.

When mineral properties are acquired under option agreements with future acquisition payments to be made at the sole discretion of the Company, those future payments, whether in cash or shares, are recorded only when the Company has made or is obliged to make the payment or issue the shares. As option payments do not meet the definition of tangible property under EITF 04-2, all option payments are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre feasibility, the costs incurred to develop such property are capitalized.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

At March 31, 2007, the Company has incurred only acquisition and exploration costs which have been expensed. To date the Company has not established any proven or probable reserves on its mineral properties. During the three months ended March 31, 2007, mineral property acquisition costs totalling $3,170,000 and exploration costs of $636,601 were expensed. During the prior year, the Company initially capitalized mineral property acquisition costs and performed an impairment analysis at each fiscal quarter end. During the three month period ended March 31, 2006, mineral property acquisition payments totalling $312,455 were impaired as there are no proven or probable reserves on these properties.

r)	Financial Instruments

The fair values of cash, amounts receivable, accounts payable, accrued liabilities and amounts due to related parties approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash in excess of federally insured amounts. To date, the Company has not incurred a loss relating to this concentration of credit risk.

s)	Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

2. Summary of Significant Accounting Policies (continued)

t)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

u)	Foreign Currency Translation

The Company's functional currency is the United States dollar and management has adopted SFAS No. 52, “Foreign Currency Translation”. The functional currency of the Company’s wholly owned subsidiary is the Mongolian Togrog. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Foreign currency transactions are primarily undertaken in Canadian dollars and Mongolian Togrogs. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

v)	Stock-based Compensation

The Company records stock based compensation in accordance with SFAS 123(R), “Share-Based Payments,” which requires the measurement and recognition of compensation expense, based on estimated fair values, for all share-based awards, made to employees and directors, including stock options. In March 2005, the Securities and Exchange Commission issued SAB 107 relating to SFAS 123(R). The Company applied the provisions of SAB 107 in its adoption of SFAS 123(R).

 SFAS 123(R) requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option-pricing model as its method of determining fair value. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service period.

No tax benefits were attributed to stock-based compensation expense because a full valuation allowance was maintained for all net deferred tax assets.

w)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. For the three month period ended March 31, 2007, the Company’s only component of comprehensive income consisted of foreign currency translation adjustments.

x)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS and the weighted average number of common shares exclude all dilutive potential shares since their effect is anti dilutive.

y)	Reclassifications

Certain reclassifications have been made to the prior period’s financial statements to conform to the current period’s presentation.

2.	Summary of Significant Accounting Policies (continued)

z)	Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 in fiscal 2006 did not have a material effect on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement in fiscal 2007, did not have a material effect on the Company's financial statements.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement in fiscal 2007 did not have a material effect on the Company's financial statements.

2.	Summary of Significant Accounting Policies (continued)

o)	Recent Accounting Pronouncements (continued)

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities"; to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement in fiscal 2007 did not have a material effect on the Company's financial statements.

3.	Property and Equipment

	Cost $	Accumulated Depreciation $	March 31, 2007 Net Carrying Value $	December 31, 2006 Net Carrying Value $
Computers and office equipment	88,485	11,751	76,734	47,411
Field equipment	83,020	11,346	71,674	75,825
	171,505	23,097	148,408	123,236

4.	Mineral Properties

i)
On October 30, 2006, the Company entered into an agreement with an officer, who is also a director of the Company (“Related Party”), to use certain geological reports held by the Related Party for the purposes of staking and acquiring potential areas of interest. Under the terms of the agreement, the Company agreed to pay the Related Party the sum of $0.40 for each measured and indicated pound of uranium staked by the Company or a fee of $750 for each claim registered with the Bureau of Land Management, based on the use of the geological reports. This fee is payable to the Related Party in shares of common stock of the Company based on a share price of $2.50 per share. In connection with the issuance of the shares, the Company agreed to grant the Related Party registration rights for the resale of such shares. If the shares are not registered and eligible for resale six months after issuance, the Company shall pay a penalty of an additional 10% of the number of shares issued. As at March 31, 2007 the staking and filings are being assessed and the payment has not been determined.

j)
On April 26, 2005, the Company entered into an agreement to acquire a 100% interest in two mineral prospecting permits located in the Athabasca Basin area of Saskatchewan, Canada in consideration of Cdn$40,757 and a 2% royalty. This agreement was with a company controlled by a director of the Company. On October 20, 2005, the agreement was amended so that the Company has a one time right exercisable for ninety days following the completion of a bankable feasibility study to buy one half of the vendor’s royalty interest for Cdn$1,000,000.

On November 4, 2005, the Company entered into an option and joint venture agreement with a company (the “Optionee”) on the Company’s two mineral prospecting permits. The Optionee can earn a 60% interest in the property by paying the Company Cdn$75,000 in three annual installments of Cdn$25,000 each (Cdn$25,000 received) and incurring Cdn$1,500,000 in exploration expenditures in various stages by May 1, 2008. The Optionee can elect to earn an additional 10% interest by incurring an additional Cdn$1,500,000 by November 1, 2009.

4.	Mineral Properties (continued)

k)
The Company entered into an agreement dated November 18, 2005 to acquire a 100% interest in 10 mining claims located in the Powder River Basin area, Wyoming, in consideration of $250,000 payable in stages to January, 2007. During the period ended March 31, 2007 the final installment of $50,000 was paid.

l)
The Company entered into an option agreement dated December 9, 2005 to acquire a 100% interest in 44 mining claims within six mineral properties located in the Powder River Basin area, Wyoming. The Company can earn a 100% interest in the properties by incurring $750,000 in exploration costs within a three-year period and paying an advance royalty of $250,000 (paid). The Company must pay a royalty fee of between 6% - 8%.

m)
On February 17, 2006, as amended on March 16, 2006 and September 8, 2006, the Company entered into a letter agreement to option and joint venture its eight Mongolian projects to another company (the “Optionee”). The Optionee has the right to acquire a 70% interest in the projects in consideration for the following payments:

(vii) $5,000 upon execution of the letter agreement (received);

(viii) $30,000 (received) and 150,000 common shares of the Optionee (received);

(ix) $15,000 by October 18, 2006 (received);

(x) $20,000 by October 18, 2007;

(xi) $25,000 by October 18, 2008; and

(xii) $25,000 by October 18, 2009.

In addition, the Optionee must make the following expenditures:

(v) $200,000 in year 2006;

(vi) $250,000 in year 2007;

(vii) $450,000 in year 2008; and

(viii) $600,000 in year 2009.

Once the Optionee has exercised their option to acquire a 70% interest in the properties, the Company will have the right and option to acquire back a 21% interest exercisable by giving notice 120 days following receipt by the parties of a feasibility study on the properties, by paying the Optionee an amount calculated in relation to the quantity of U3O8 and gold determined under the said feasibility study, giving the Company a 51% interest and control of any further development.

(f)
On June 7, 2006, the Company entered into an Agreement with another company (the “Optionee”) on two of the Company’s exploration projects (the “Projects”) located within the Red Desert area of southwest Wyoming.

The Company and Optionee will form a joint venture to conduct further exploration and to develop the properties. The Optionee shall have the right to earn a 50% equity interest in the joint venture during the first phase of the exploration program by managing the property, spending at least $100,000 per year on exploration on the projects and spending the first $750,000 on exploration within three years of inception of the agreement.

On completion of the first phase of the exploration program, should the Company or the Optionee elect not to contribute to the costs of the second phase of expenditures on a pro-rata basis, then the contributing party shall have the right to earn a further 1% interest in the joint venture for every $25,000 spent on the projects to a maximum interest in the joint venture of 70% (by spending $500,000).

On completion of the second phase of expenditures, should the Company or the Optionee elect not to contribute to all further expenditures on a pro-rata basis they would be awarded a 6% royalty for their contribution up to that point and the contributing party shall have the right to earn a further 1% interest in the joint venture for every $25,000 spent on the projects to a maximum interest in the joint venture of 100% (by spending $750,000).

(g)
On January 23, 2007, the Company entered into a purchase agreement to acquire three mineral properties consisting of 138 unpatented lode mining claims located in Campbell County, Wyoming at a purchase price of $3,120,000. On February 1, 2007, the Company paid $3,120,000 to the vendor and acquired the mineral properties.

5.	Related Party Transactions

i)
During the three month period ended March 31, 2007, the Company incurred $77,440 (2006 - $27,707) for consulting services and office expenses (included in general and administrative expenses) to companies controlled by a director of the Company. Other general and administrative expenses were reimbursed in the normal course of business. As at March 31, 2007, $20,555 (December 31, 2006 - $58,194) is owing to the director and these companies, which is unsecured, non-interest bearing, and due on demand. As at March 31, 2007, the Company had $14,165 (December 31, 2006 - $26,266) in prepaid expenses to these companies. Refer to Notes 9 (a) and (b).

j)
During the three month period ended March 31, 2007, the Company incurred $36,000 (2006 - $27,000) for consulting services (included in general and administrative expenses) to a director who is also an officer. Other general and administrative expenses were reimbursed in the normal course of business. As at March 31, 2007, $nil (December 31, 2006 - $93,853) is owed to this director, which is unsecured, non-interest bearing, and due on demand. As at March 31, 2007, the Company had $35,814 (December 31, 2006 - $nil) in prepaid consulting fees and expenses to this director.

k)
During the three month period ended March 31, 2007, the Company incurred $30,000 (2006 - $24,000) for consulting services (included in general and administrative expenses) to a company controlled by the President of the Company. Other general and administrative expenses were reimbursed to the President in the normal course of business. As at March 31, 2007, $8,866 (December 31, 2006 - $48,000) is owed to the President, which is unsecured, non-interest bearing, and due on demand. Refer to Note 9(c).

l)
During the three month period ended March 31, 2007, the Company incurred consulting fees of $15,075 (2006 - $nil) to an entity controlled by an officer of the Company. Other general and administrative expenses were reimbursed to the officer in the normal course of business.

6.	Common Stock

a)	In January 2007, the Company issued 10,000 shares of common stock pursuant to the exercise of stock options for proceeds of $7,500.

b)	During the period ended March 31, 2007, the Company issued 4,481,749 shares of common stock pursuant to the exercise of common share purchase warrants for proceeds of $8,316,678.

7.	Stock-based Compensation

The Company adopted a Stock Option Plan dated November 7, 2005 under which the Company is authorized to grant stock options to acquire up to a total of 10,000,000 shares of common stock. At March 31, 2007, the Company had 5,545,360 shares of common stock available to be issued under the Plan.

In February 2007, the Company granted stock options to employees and consultants to acquire 300,000 common shares at exercise prices of $3.45 to $3.69 per share exercisable for 5 years. In January, 2007 the Company granted stock options to directors, officers, employees and consultants to acquire 1,470,000 common shares at an exercise price of $3.20 per share exercisable to January 6, 2011. During the three month period ended March 31, 2007, the Company recorded stock-based compensation of $4,375,000 as general and administrative expense.

The fair value for stock options granted was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted during the three month periods ended March 31, 2007 and 2006 were $2.98 and $2.50 per share, respectively. The weighted average assumptions used are as follows:

	Three Months Ended
	March 31, 2007	March 31, 2006
Expected dividend yield	0%	0%
Risk-free interest rate	4.83%	4.25%
Expected volatility	177%	261%
Expected option life (in years)	2.99	2.5

7.	Stock-based Compensation (continued)

The total intrinsic value of stock options exercised during the periods ended March 31, 2007 and 2006 was $29,200 and $nil respectively.

The following table summarizes the continuity of the Company’s stock options:

	Number of Options	Weighted Average Exercise Price	Weighted-Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding, December 31, 2006	2,545,000	$1.01

Granted	1,770,000	$3.25
Exercised	(10,000)	$0.75

Outstanding, March 31, 2007	4,305,000	$1.93	4.30	$14,757,050

Exercisable, March 31, 2007	4,005,000	$1.82	4.22	$14,196,050

On February 1, 2007, the Company issued 50,000 share purchase warrants to a consultant, exercisable at $3.69 per share on or before February 1, 2008. The fair value of warrants issued was estimated at the date of grant to be $116,700 using the Black-Scholes option-pricing model assuming an expected life of 1 year, a risk-free rate of 4.86%, an expected volatility of 103% and no expected dividends. The fair value of these share purchase warrants was approximately $1.50 per share. During the three month period ended March 31, 2007, the Company recognized stock-based compensation of $75,140, of which $12,523 was charged to operations as general and administrative expense, and the balance of $62,617 was recorded as prepaid expense, to be amortized over the remaining term of the agreement.

A summary of the status of the Company’s nonvested shares as of March 31, 2007, and changes during the three month period ended March 31, 2007, is presented below:

Nonvested shares	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2007	-	-

Granted	1,820,000	$2.96
Vested	(1,520,000)	$2.96

Nonvested at March 31, 2007	300,000	$3.02

As at March 31, 2007, there was $904,700 of total unrecognized compensation cost related to nonvested share-based compensation arrangements. That cost is expected to be recognized over a weighted average period of 1.75 years.

8.	Share Purchase Warrants

A summary of the changes in the Company’s common share purchase warrants is presented below:

	Number	Weighted Average Exercise Price
Balance, December 31, 2006	4,697,849	$1.86

Issued	50,000	$3.69
Expired	(100,000)	$2.25
Exercised	(4,481,749)	$1.86

Balance, March 31, 2007	166,100	$2.86

8.	Share Purchase Warrants (continued)

As at the March 31, 2007, the following common share purchase warrants were outstanding:

Number of Warrants	Exercise Price	Expiry Date
50,000	$3.69	February 1, 2008
116,100	$2.50	March 3, 2008

166,100	$2.86

9.	Commitments

d)
Effective January 1, 2007 the Company amended its September 1, 2005 office and administration services agreement with a company controlled by a director, for a revised amount of $13,800 (Cdn$15,500) per month, for a three-year term expiring on August 31, 2008. Future payments for the next two fiscal years are as follows:

2007	$165,600
2008	110,400

$276,000

e)
Effective January 1, 2007 the Company amended its July 1, 2005 agreement with a company controlled by a director of the Company for consulting services to be provided to the Company at a revised amount of $11,200 (Cdn$12,500) per month.

f)
Effective January 1, 2007 the Company amended its March 1, 2005 agreement with a company controlled by the President of the Company for consulting services to be provided to the Company at a revised amount of $10,000 per month.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our common shares is Pacific Stock Transfer Company located at 500 East Warm Spring Road, Suite 240, Las Vegas, Nevada 89119.

LEGAL MATTERS

The law firm of Lang Michener of Vancouver, British Columbia, has acted as our counsel by providing an opinion on the validity of the securities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Morgan & Company, Chartered Accountants were dismissed as our principal independent accountant effective May 6, 2005. We engaged Manning Elliott LLP, Chartered Accountants as our principal independent accountant effective May 6, 2005. The decision to change principal independent accountants was approved by our board of directors.

The report of Morgan & Company dated March 18, 2005 on the balance sheets of the Company as at December 31, 2004 and 2003, and the related statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2004, 2003 and 2002, and the period from May 26, 1999 (inception) to December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, other than to state that there is a substantial doubt that the Company will be able to continue as a going concern.

In connection with the audit of the years ended December 31, 2004, 2003 and 2002 and the period from May 26, 1999 (inception) to December 31, 2004 and the subsequent interim period through to May 6, 2005, there were no disagreements with Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Morgan & Company would have caused them to make reference thereto in their reports on the Company’s audited financial statements.

We provided Morgan & Company with a copy of the foregoing disclosures and requested in writing that Morgan & Company furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. We received the requested letter from Morgan & Company wherein they have confirmed their agreement to our disclosures and a copy of Morgan & Company’s letter has been filed as an exhibit to our Current Report on Form 8-K filed on May 12, 2005.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form SB-2 under the Securities Act, as amended, in connection with this offering. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. For further information with respect to us and the shares of common stock offered hereby, reference is made to such registration statement, including the exhibits thereto, which may be read, without charge, and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains current and periodic reports, proxy statements and other information regarding registrants that filed electronically with the SEC. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this registration statement, each such statement being qualified in all respects by such reference.

PROSPECTUS

URANERZ ENERGY CORPORATION

28,506,153 Shares of Common Stock

June 29, 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24- INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to our bylaws, we may indemnify all of our officers and directors for such expenses and liabilities, in such manner, under such circumstances to such extent as permitted by the Nevada Business Corporations Act, as now enacted or hereafter amended. Unless otherwise approved by our board of directors, we shall not indemnify any of our employees who are not otherwise entitled to indemnification pursuant to our bylaws.

Nevada law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Company’s Bylaws and Articles of Incorporation provide that we may, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable under Section 78.138 of Chapter 78 of the Nevada Revised Statutes or it is determined that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred.

ITEM 25- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount
Securities and Exchange Commission Registration Fee	$11,756
Legal Fees and Expenses	15,000
Accounting Fees and Expenses	5,000
Printing and Engraving Expenses	500
Miscellaneous Expenses	2,500
Total	$34,756

ITEM 26- RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have offered and sold the following securities in unregistered transactions pursuant to exemptions under the Securities Act of 1933, as amended.

February 1, 2007

The Company issued 50,000 share purchase warrants to a consultant, exercisable at $3.69 per share on or before February 1, 2008. The warrants were issued in a private transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

During the period ended March 31, 2007, the Company issued 4,481,749 shares of common stock pursuant to the exercise of common share purchase warrants for proceeds of $8,316,678. All warrants (i) were exercised by, and the underlying common shares issued to, or for the account or benefit of, Non-“U.S. Persons” (as that term is defined in Rule 902 of Regulation S under the Securities Act) outside the United States in “off-shore transactions” (as that term is defined in Rule 902 of Regulation S under the Securities Act) that are exempt from the registration requirements of the Securities Act pursuant to Rule 903 of Regulation S under the Securities Act or (ii) were exercised pursuant to Rule 506 of Regulation D of the Securities Act on the basis that each investor is an “accredited investor” as defined under Rule 501(a) of Regulation D of the Securities Act of 1933, as amended. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

We completed the following sales of securities without registration pursuant to the Securities Act of 1933 (the “Securities Act”) during the year ended December 31, 2006:

May 2006 Placement

On May 19, 2006, we completed a private placement with four investors of 720,000 units at a price of $1.75 per unit for total proceeds of $1,260,000 pursuant to Rule 506 of Regulation D of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $2.25. We paid a commission equal to up to 8% on some of the funds raised in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

On May 19, 2006, we completed a private placement with thirty-six investors of 1,422,200 units at a price of $1.75 per unit for total proceeds of $2,488,850 pursuant to Rule 903 of Regulation S of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $2.25. We paid a commission equal to up to 8% on some of the funds raised in connection with the completion of the offering. We completed the offering of the units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

In aggregate we issued a total of 2,142,200 Shares and 1,071,100 Warrants, with each Warrant entitling the holder to purchase one additional Share of our common stock for a period of one year at an exercise price of $2.25 per Share until May 19, 2007. We paid a portion of commission in units in the amount of 52,266 units. In aggregate we issued a total of 2,194,466 common shares and 1,097,233 warrants. Due to the acceleration clause contained in the May Warrants, all May Warrants expired on March 19, 2007. Prior to expiration, all, except 100,000, of the May Warrants were exercised.

March 2006 Placement

On March 3, 2006, we completed a private placement with twenty-three investors of 2,755,000 units at a price of $1.00 per unit for total proceeds of $2,755,000 pursuant to Rule 506 of Regulation D of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $1.75 and at $2.50 during the second year. We paid a commission equal to 7 1/2% of some of the funds raised in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

On March 3, 2006, we completed a private placement with one hundred and eleven investors of 4,490,000 units at a price of $1.00 per unit for total proceeds of $4,490,000 pursuant to Rule 903 of Regulation S of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $1.75 and at $2.50 during the second year. We paid a commission equal to 71/2% of some of the funds raised in connection with the completion of the offering. We completed the offering of the units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

In aggregate we issued a total of 7,245,000 shares and 3,622500 warrants, with each warrant entitling the holder to purchase one additional share of our common stock for a period of two years at an exercise price of $1.75 per share until March 3, 2007 and at an exercise price of $2.50 per share until March 3, 2008. In aggregate we have paid total commissions in cash of $88,660 and 186,232 units.

November 2005 Placement

On November 17, 2005, we completed a private placement with two investors of 175,000 units at a price of $0.40 per unit for total proceeds of $70,000 pursuant to Rule 903 of Regulation S of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $0.60. We paid a commission equal to 6% of the funds raised in connection with the completion of the offering. We completed the offering of the units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

In aggregate we issued a total of 175,000 shares and 87,500 warrants, with each warrant entitling the holder to purchase one additional share of our common stock at an exercise price of $0.60 per share until November 17, 2006.

October 2005 Placement

On October 17, 2005, we completed a private placement with fifteen investors of 1,132,500 units at a price of $0.40 per unit for total proceeds of $453,000 pursuant to Rule 506 of Regulation D of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $0.60. We paid a commission equal to 6% of some of the funds raised in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

On October 17, 2005, we completed a private placement with sixty-six investors of 4,112,500 units at a price of $0.40 per unit for total proceeds of $1,645,000 pursuant to Rule 903 of Regulation S of the Act. Each unit comprised one common share and one-half share purchase warrant, with each whole warrant exercisable for a period of one year at a price of $0.60. We paid a commission equal to 6% of some of the funds raised in connection with the completion of the offering. We completed the offering of the units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the units for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

In aggregate we issued a total of 5,245,000 shares and 2,622,500 warrants, with each warrant entitling the holder to purchase one additional share of our common stock at an exercise price of $0.60 per share until October 17, 2006.

August 2005 Placement

On August 31, 2005, we completed a private placement of our common stock. We sold a total of 3,775,000 restricted shares of our common stock to ten (10) persons who are officers, directors and members of our advisory board. The shares were sold at a price of $0.001 per share for a total of $3,775.00. These shares were issued as compensation to the ten individuals for acting as officers, directors, and as members of our advisory board. There were no commissions paid in connection with the private placement and no underwriters were involved therein. The shares issued to U.S. residents were issued pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. Each recipient was in possession of the same information that can be found in a Form SB-2 registration statement and each recipient was a sophisticated investor. The shares issued to non-US persons were made pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. The sales to the non US persons were closed outside of the United States of America

April 2005 Placement

On April 15, 2005, we completed a private placement with nine investors of 2,600,000 shares of common stock at a price of $0.10 per share for total proceeds of $260,000 pursuant to Rule 506 of Regulation D of the Act. We did not pay any fee or commission in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

On April 15, 2005, we completed a private placement with eight investors of 1,655,000 shares of common stock at a price of $0.10 per share for total proceeds of $165,500 pursuant to Rule 903 of Regulation S of the Act. We did not pay any fee or commission in connection with the completion of the offering. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the shares for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

On April 19, 2005, we completed the sale of 2,704,500 shares at a price of $0.10 per share for total proceeds of $270,450 pursuant to Section 4(2) of the Act. The following directors, officers and greater than 10% shareholders of the Company participated in the placement:

Name of Investor	Relationship to the Company	Number of Shares	Total Purchase Price
Glenn Catchpole	Director, President and Chief Executive Officer	50,000	$5,000
Dennis Higgs	Director	1,049,500	$104,950
	TOTAL	1,099,500	$109,950

Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

ITEM 27- EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts and other material exhibits as of the date of this Registration Statement:

EXHIBITS

3.1	Articles of Incorporation (1)
3.2	Bylaws, as amended (1)
3.3	Articles of Amendment (3)
5.1	Opinion of United States Counsel (5)
4.1	Share Certificate (1)
10.1	Office and Administration Services Agreement between the Company and Senate Capital Group Inc. dated September 1, 2005 (2)
10.2	Agreement for Services between the Company and Highlands Capital, Inc. dated November 1, 2005(2)
10.3	Financial Public Relations Agreement between the Company and Accent Marketing Ltd. dated November 1, 2005(2)
10.4	Mineral Property Purchase Agreement between the Company and Ubex Capital Inc. dated April 26, 2005(2)
10.5	Joint Venture Agreement between the Company and Triex Minerals Corporation dated November 4, 2005(2)
10.6	Consulting Agreement between the Company and Ubex Capital Inc. for management and consulting services (2)
10.7	Consulting Agreement between Catchpole Enterprises and the Company (3)
10.8	Joint Venture Agreement between the Company and Bluerock Resources Ltd. (3)
10.9	Option and Purchase Agreement for federal mining claims in Wyoming (3)
10.10	Agreement to Purchase ten mining claims in Wyoming (3)
10.11	2005 Stock Option Plan (4)
10.12	Hartmann Letter(3)
10.13	Christensen Ranch Agreement
23.1	Consent of United States Counsel (included in Exhibit 5.1)
23.2	Consent of Manning Elliott LLP

(1)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Form SB-2 filed March 15, 2002, and incorporated herein by reference

(2)	Previously filed as an exhibit to the Quarterly Report on Form 10-QSB filed November 21, 2005, and incorporated herein by reference

(3)	Filed as an exhibit to the Company’s Annual Report on Form 10-KSB filed on April 14, 2006, and incorporated herein by reference

(4)	Filed as an exhibit to our Registration Statement on Form S-8 filed with the SEC on November 21, 2005, and incorporated herein by reference

(5)	Filed as an exhibit to our Registration Statement on Form SB-2 filed with the SEC on January 17, 2007, and incorporated herein by reference.

ITEM 28- UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectuses filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement relating to the offering, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Casper, Wyoming, on June 29, 2007.

Uranerz Energy Corporation

By:	/s/ Glenn Catchpole
Glenn Catchpole President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, British Columbia, on June 29, 2007.

Uranerz Energy Corporation

By:	/s/ Benjamin Leboe
Benjamin Leboe Chief Financial Officer (Principal Financial and Accounting Officer)

In accordance with the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Glenn Catchpole* Director June 29, 2007
George Hartman* Director June 29, 2007

/s/ Dennis Higgs Dennis Higgs Chairman, Director, Attorney in Fact June 29, 2007
Paul Saxton* Director June 29, 2007
Dr. Gerhard Kirchner* Director June 29, 2007

Peter Bell* Director June 29, 2007
Arnold J. Dyck* Director June 29, 2007
Richard Holmes* Director June 29, 2007

* Hereby executed by Dennis Higgs pursuant to Power of Attorney filed with the Commission on December 20, 2006 with the Registrant’s Form SB-2.